UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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KBR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KBR

VISION
BEYOND IMAGINATION

2019

Notice of Annual Meeting of Stockholders and Proxy Statement

DEAR KBR, INC. STOCKHOLDERS,

I am delighted to share with you my thoughts on 2018. The results of our strategic vision, resilience and passion were beyond imagination and brought all of KBR together, regardless of geography, nationality, gender or religion. Our team of 36,000 employees embraced and reinforced our people culture, exceeded expectations and targets and took KBR to a new level of world-class service provider, for which I would like to publicly thank them.

This past year marked our second year of continued growth, organically and through our acquisitions, with 18% revenue increase from 2017. We exceeded our targets while growing backlog with a quality of earnings that provides greater predictability. Our 1.2 book-to-bill ratio further exemplifies that we delivered on our promise to return KBR to growth and positioned our business in exciting markets of the future.

We achieved 17% organic growth in our Government Services business through our delivery of excellent service and leveraging our acquisitions to create synergistic opportunities and access to multiple funding streams. We built a resilient business with a backlog that affords high-level visibility of earnings and cash.

Our Technology business grew 10% and we continued to commercialize leading-edge technologies like K-SAAT™ (KBR – Solid Acid Alkylation Technology), a revolutionary technology that allows refiners to deliver high-octane motor and aviation fuels more efficiently, utilizing our proprietary, safe-to-handle catalyst. We are building the first commercial K-SAAT™ plant in China and recently received our first U.S. order. With clients seeking to optimize outputs coupled with regulatory mandates driving the demand for our clean, efficient technology solutions, we are confident in our outlook for this business that provides better answers for the environment.

Our Hydrocarbons Services business remained steady, with sustainable, predictable results in growing markets. With a book-to-bill of 1.1 and our maturing LNG pursuits, we are shaping a solid foundation for expansion.

We strongly believe that growth should not be at the expense of people or the planet. Our commitment to achieve industry-leading safety performance resulted in an 11% improvement of our safety results from last year. We also celebrated two accident- and injury-free months during the year underscoring our fundamental belief that Zero Harm is indeed achievable.

This year, we embarked on the journey to further enhance our sustainability performance and focused on additional ways in which we can decrease our global environmental footprint. I am proud of our engaged and passionate employees who launched KBR's "One Ocean" mission where we will collaborate with local schools globally to find an engineering solution to protect our oceans from harmful plastics. This is a great time to be part of our thriving journey, and we look forward to exceed expectations and achieve greater results economically, socially and environmentally.

I would like to thank Loren Carroll for his 12-year service as a member of our Board of Directors and leadership as Chairman of the Board for the past five years. Loren served on every Board committee and was Chairman of both the Compensation and Nominating and Corporate Governance Committees. We are grateful for Loren's governance during his tenure on the Board, which was integral to KBR's numerous achievements, and wish him a wonderful retirement.

I would also like to congratulate General Lester Lyles, USAF (Ret.), who will become KBR's Chairman of the Board once Loren retires. Les currently serves as Chairman of our Nominating and Corporate Governance Committee. Les has broad knowledge of the defense and space industry and has gained a thorough understanding of the challenges facing public companies through his service on several public company boards. This knowledge and experience combined with his engineering and aerospace educational background will enable Les to provide strong leadership and advice to KBR and our Board.

I encourage you to vote promptly via internet, by telephone or by mailing your completed signed voting card. On behalf of our Board of Directors, I thank you for being a KBR stockholder and your continued support of KBR.

Sincerely,

Stuart J. B. Bradie
President and Chief Executive Officer

April 1, 2019

You are cordially invited to attend KBR’s annual stockholders’ meeting. Below is important information about the meeting, including how you can let your voice be heard through voting. Please review our Proxy Statement, Annual Report and Sustainability Report at the websites noted below and read the voting Q&A on page 88.

By Order of the Board of Directors, April 1, 2019

Adam Kramer
Secretary

DATE AND TIME:

Wednesday, May 15, 2019, 9:00 a.m. Central Daylight Time

LOCATION:

The Texas Room, 601 Jefferson Street, Houston, Texas 77002

AGENDA

The Board of Directors asks that you consider and act upon the following matters:

1.

Elect as directors the eight nominees named in the attached proxy statement.

2.

Consider and act upon an advisory vote to approve the named executive officer compensation as described in the Compensation Discussion and Analysis herein.

3.

Ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements for KBR as of and for the year ending December 31, 2019.

4.

Transact any other business that properly comes before the meeting or any adjournment or postponements of the meeting.

These items are fully described in the following pages, which are made a part of this Notice.

RECORD DATE

The Board of Directors has set Friday, March 22, 2019, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.

HOW TO VOTE

STOCKHOLDER OF RECORD (Shares held directly with KBR)	BENEFICIAL OWNERS (Shares held through a broker or bank)
Via the Internet at www.proxyvote.com	Via the Internet at www.proxyvote.com, if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services
Call toll-free (US/ Canada) at 1-800-690-6903	Call toll-free (US/ Canada) at 1-800-690-6903, if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services
Mail your signed proxy card See page 88 for instructions on how to attend	Mail your signed voting instruction form See page 88 for instructions on how to attend

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Table of Contents

PROXY SUMMARY	7
General Information
PROXY STATEMENT	16
General Information	16
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	17
Our Board	17
Nominees for Director — Term Ending 2019	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
EXECUTIVE OFFICERS	25
Corporate Governance
CORPORATE GOVERNANCE	30
Corporate Governance Materials	30
Role of the Board of Directors	30
Independence Standards	30
Board of Directors Leadership Structure	31
Risk Oversight Role of the Board of Directors	31
Directors’ Meetings and Stockholder Communications with Directors	32
Management Succession Planning	32
The Board of Directors and Standing Committees of Directors	33
Anti-Hedging Policy	37
Code of Ethics	37
Contact the Board	38
COMPENSATION DISCUSSION AND ANALYSIS	39
Executive Summary	39
Elements of Compensation	45
Other Compensation Elements	56
Impact of Executive Conduct or a Restatement of Earnings on Compensation (Clawback Policy)	57
Impact of Accounting, Regulatory, and Tax Requirements on Compensation	57
Stock Ownership Guidelines for Officers	58
No Pledging	58
Minimum Holding Period for Restricted Stock Units and Stock Options	58
Anti-Hedging Policy	59
Conclusion	59
COMPENSATION COMMITTEE REPORT	60
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	60
Executive Compensation
EXECUTIVE COMPENSATION	62
Summary Compensation	62
Grants of Plan-Based Awards	64
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	65
Severance and Change-in-Control Agreements	72
No Employment Agreements	74
CEO Pay Ratio	74
DIRECTOR COMPENSATION	76
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	78
RELATED PERSON POLICIES	78
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	78
PROPOSAL NO. 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	79
Executive Compensation	79
Audit Matters
AUDIT COMMITTEE REPORT	82
APPROVED PRINCIPAL ACCOUNTANT FEES AND SERVICES	84
Pre-Approval Policy	84
PROPOSAL NO. 3 - RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	85
Additional Information
QUESTIONS AND ANSWERS ABOUT VOTING	88
ADDITIONAL INFORMATION	90
Stockholder Proposals for 2019 Annual Meeting and Director Nominations	90
Proxy Solicitation Costs	90
OTHER MATTERS	90
ADDITIONAL INFORMATION AVAILABLE	90
Non-GAAP Reconciliation: EBITDA and Adjusted EPS	91

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. For more information about these topics, we encourage you to review the complete proxy statement prior to voting.

Proposals Requiring Your Vote

Governance highlights

We are committed to good corporate governance and to transparent communication with our stockholders and other stakeholders, which we believe is essential for the effectiveness of a dynamic corporate governance framework and for KBR’s long-term success.

Accountable

●

Annual director elections with majority voting standards

●

Annual Board governance review including investor reviews and feedback

●

Periodic independent director meetings with investors

●

Downward discretion applied to the: (a) safety performance metrics of the 2016, 2017 and 2018 short-term incentive plans and (b) payout of the 2014 long-term incentive performance cash award with the performance period ending in 2016, resulting in a zero payout

Independent and engaged

●

Independent Chairman of the Board

●

Significant knowledge of KBR’s industry and market including government services

●

Annual Board visits to KBR businesses or project sites

●

Annual assessment of Board leadership structure

22
independent Board committee meetings

8
executive sessions held in 2018 without management present

Refreshed

+1
director over the past 3 years

-3
directors over the past 3 years

50%
rotation of all Board committee memberships and chairmen over the past 3 years

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Business Highlights

Robust Strategic Vision Leads to Solid Growth Potential

In the past three years, KBR focused on delivering world-class service to our customers and winning the right work despite the challenging macroeconomic climate. Our commitment to position KBR for growth as the markets across our segments continued to strengthen and as demand grew in 2018 resulted in an upward trajectory of our business. For the second year we delivered strong operational performance, demonstrating our commitment to our robust strategic vision. We made significant progress on our strategy to grow our business by prioritizing opportunities to deliver long-term customer value and achieve success across our markets. We invested heavily in expanding and diversifying our Government Services business and realized significant synergies that support our strategy. We have exceeded our Earnings Per Share (“EPS”) targets and margins and realized 18% revenue growth. Some of our achievements in 2018 included:

1

Grow Business

●

We delivered organic growth of 17% and 10% in our Government Services and Technology businesses respectively. We created a solid foundation for growth, organically and due to our acquisitions, increasing our revenue by 18% and backlog by 28% from the previous year, the majority of which is associated with long-term, reimbursable, private finance initiative contracts with a lower risk profile and more predictable cash flows; and

●

We completed the acquisitions of Stinger Ghaffarian Technologies, Inc. (“SGT”) and our partner’s interest in Aspire Defence Holdings Limited (“Aspire Defence”). SGT solidifies our leadership position in human space exploration, with NASA’s Human Spaceflight program being one of several NASA programs we deliver. Aspire Defence increases our opportunities in both civil and military space. These major acquisitions, together with those from 2016, have been an important accelerator to our growth, resulting in increased revenues and value for our stakeholders.

2

Win the Right Work

●

We were awarded a task order to provide cybersecurity services for the Defense Health Agency to secure healthcare information of the U.S. Air Force, Army and Navy and their families;

●

The U.S. Air Force Institute of Technology Graduate School of Engineering and Management awarded us a task order to provide defense-focused graduate and professional continuing education;

●

We were selected by NASA as one of 13 companies to study the future of commercial enterprise in low-Earth orbit, including long-range opportunities for the International Space Station;

●

We were awarded a seat on the Department of Defense Information Analysis Center Research and Development contract;

●

Our Technology business expanded in the Middle East and Asia, with several projects ranging from ammonia and nitric acid plants revamps to licensing, engineering and proprietary equipment supply contracts, and by increasing our scope offerings. We are building our first K-SAATTM plants in China and won our first order in the U.S.; and

●

In our Hydrocarbons Services business, we continued our focus on opportunities for midstream LNG expansion. We secured a contract from DuPont Safety and Construction to expand capacity for the manufacture of Tyvek® nonwoven materials.

3

Return to Stockholders

1-year total stockholder return (“TSR”)

#2	in our TSR peer group

TSR Peer Group
(in order of TSR ranking)

- Jacobs Engineering Group Inc.

- KBR

- Quanta Services, Inc.

- EMCOR Group, Inc.

- AECOM Technology Corporation

- TechnipFMC plc

- Fluor Corporation

- Chiyoda Corporation

- McDermott International, Inc.

“Our TSR Peer Group is
used to determine KBR's
TSR performance ranking among its peers during the performance periods of our
KBR Long-Term Performance Cash Awards."

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Financial Highlights

EPS and Safety Performance

Pay for Performance Philosophy

Our compensation program links pay to performance to align our senior executives’ interests with that of our stockholders. Consistent with our business strategy, we ensured our senior executives’ individual Key Performance Indicators (“KPIs”) focused on growth and strategic expansion while reducing cost and increasing efficiencies and cash flow performance. In order to achieve this, we set rigorous targets for 2018 for both KBR short-term and long-term incentive plans.

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The average short-term incentive award for 2018 that was earned by our Named Executive Officers (“NEOs”) excluding our CEO was 137.4% of target, a decrease from 150.6% in 2017. Our CEO’s short-term incentive award earned 163.3% of target, a decrease from 182.6% in 2017. The decrease in our NEOs' 2018 short-term incentive award payouts was mainly due to negative discretion applied by the Compensation Committee to our safety, cash flow, and several NEOs' individual metrics. We applied 10% negative discretion to our safety metric in 2018 due to a fatal employee incident, which resulted in a zero payout for our safety metric under the 2018 Short-Term Incentive Plan. Furthermore, we applied 6.2% negative discretion to our operating cash flow metric in 2018 to be fiscally conservative because of KBR's acquisition of SGT in April 2018. In addition, our operating cash flow metric earned 50% less than in 2017, which was primarily attributable to the 2017 operating cash flow metric achieving maximum earnings of 200% as a result of the successful resolution of our longstanding dispute with PEMEX in 2017.

While we achieved significant growth and increased our revenues and operating income in 2018, our three-year TSR from January 1, 2016, to December 31, 2018, was below threshold (discussed in the Compensation Discussion and Analysis of this proxy statement under the section titled “2018 Long-Term Performance Cash Award”). Consequently, the 50% TSR portion of the KBR Long-Term Performance Cash Awards payable for the three-year performance period ending on December 31, 2018, earned zero, a decline from 69% in 2017. The remaining 50% of the KBR Long-Term Performance Cash Awards that are based on our Job Income Sold (“JIS”) metric, which correlates more with revenue and operating income, earned 179% over the same three-year performance period, a decline from 186% in 2017. At the beginning of the year, our Compensation Committee established a rigorous target JIS for 2018 of $585MM, an increase of 50% from 2017 and 71% from 2016, to drive growth and expansion. Due to our strategic shift, 82% of our backlog represents lower risk, long-term government contracts combined with private financing initiatives. The JIS payout demonstrates our commitment and efforts in the past three years to win the right work and deliver on our strategy to position KBR for long-term success.

In 2018, our CEO’s base salary was increased for the first time since he was appointed in 2014, to reward him for the demonstrated success of his strategic decisions to align our businesses, focus on KBR’s strengths and drive growth across our core business segments. Our NEOs received base salary increases as well, which were generally in line with what our other employees received, except for Mr. Mackey, who received an increase based upon his increased responsibilities in 2018. Our NEOs' salaries are further discussed in the Compensation Discussion & Analysis of this proxy statement under the section titled “Base Salary.”

Our CEO’s compensation and the short-term and long-term incentive compensation of our NEOs are illustrated below:

No Significant Changes made to Compensation Programs in 2018

In 2017, the Compensation Committee made changes to our compensation program to further emphasize the link between pay and Company performance. These changes related to the short-term incentive plan and included the increase of our EPS metric weighting from 25% to 40%, decrease of the individual Key Performance Indicators (“KPIs”) weighting from 45% to 30%, addition of more financially measurable metrics to the KPIs, and CEO's KPIs being based solely on earnings before interest, tax, depreciation and amortization (“EBITDA”) targets. The Compensation Committee believed that the changes made in 2017 strongly reflect our pay for performance strategy. Accordingly, no significant changes were made to our compensation program for 2018.

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Zero Harm — Historical Two Months Zero Harm Record

Since the inception of Zero Harm in 2014, one of our fundamental beliefs is that Zero Harm is achievable. KBR’s safety program incorporates three dynamic components: Zero Harm, 24/7 and Courage to Care. Our regional and business segment leadership hosts at a minimum biweekly teleconferences to discuss incidents and prevention measures, which are shared globally. The outcome of these meetings is presented in the Regional and Global Incident Review Board sessions. The inclusion of safety results in our short-term incentive plan and exercising downward discretion in the payout for a fatal employee incident during the year emphasizes the importance of safety for us. On our annual Zero Harm Day, employees at all KBR offices and sites globally recognize improvements in our safety performance and reflect on the importance of being an incident-free organization with demonstrations of personal and workplace safety practices. Since the Zero Harm program was implemented, safety incidents have declined by 54%, and we are proud to announce that KBR completed the months of February and December 2018 without a single recordable injury globally. This milestone has been achieved through an all-day, every-day approach at work and at home, which has resulted in a culture of truly caring for not only ourselves but also others in a transparent, interdependent work environment.

Our CEO was recently named to the prestigious 2019 list of “CEOs Who 'Get It'” by the National Safety Council for introducing, building and cultivating a pervasive Zero Harm culture at KBR in his four and a half year tenure as CEO. Mr. Bradie was one of eight CEOs from national and international organizations to receive the annual recognition presented to leaders who go above and beyond to protect employees both on and off the job. The National Safety Council recognizes honorees that have built a safety strategy using four key components: leadership and employee engagement, safety management solutions, risk reduction and performance measurement.

EXIT
Safety in Extreme Environments
SAFETY IN SPACE
KBRwyle
SAFETY IN THE AIR
SAFETY ON
TECHNOLOGY
SUPPORT
MAINTENANCE
CONTINGENCY OPERATIONS
THEATER-OPENING LOGISTICS SUPPORT

KBR employees attending our third annual global Zero Harm Day are posing with a used astronaut suit and safety gear to learn more about safety in space.

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ASPIRE — Executive Leadership Kicks off “KBR Inc.lusion”

KBR’s ASPIRE group provides our employees with a platform to cultivate women and minority leaders and promote inclusion and diversity through a collaborative community for the benefit of all employees and KBR. At KBR we value and respect our people, and we emphasize development of each person to reach his or her full potential. ASPIRE promotes this behavior through several interactive sessions led by leadership, brown bag sessions, webinars, networking events, panel discussions and book club sessions. Each event hosts influential leaders from KBR and from the community sharing their perspective on gender diversity and equality. A periodic newsletter with inspirational leadership insights and upcoming events is shared with employees. We launched a new ASPIRE chapter in Maryland on October 11, 2018, with a joint kick-off event for our SGT and KBRwyle employees, welcoming them to KBR and enabling them to learn about our efforts to build an inclusive and diverse work environment for our employees.

In celebration of International Women’s Day on March 8, 2019, our executive leadership team kicked off “KBR Inc.lusion,” an initiative to inspire practicing inclusive behaviors, and growing a workforce and culture to support KBR’s strategic goals. Our CEO, several NEOs, and other senior executives took part in a panel discussion on how KBR is addressing changing demographics in the competition for talent.

General Wendy Masiello, USAF (Ret.) posing with the Houston Chapter Aspire Board after sharing her keys to success with the audience during one of Aspire's "Distinguished Leader Series."

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Sustainability — Invest in Our Future · Invest in Change · Invest in Our World

As we strongly believe that our growth should not be at the expense of the people and our planet, we have embarked on an inspiring journey to contribute more meaningfully to global progress by 2030. In 2018, we made an assessment of our stakeholders, their sustainability concerns and our internal management approach to address these concerns and help people, communities and the planet advance. In September 2018, we launched KBR’s One Ocean initiative, where we will be collaborating with local and global schools to find an engineering solution to one of the greatest environmental challenges: the elimination of plastics from the ocean. Using our expertise and knowledge, our engineers will mentor and guide the next generation, networking with local and global schools across KBR’s global footprint. Using our talented workforce we strive to encourage, engage and enlighten future generations through engineering to explore dynamic world changing solutions.

KBR
ONE
OCEAN
#KBROneOcean

KBR U.K. employees and students from a local school are cleaning up the beach as part of our KBR One Ocean initiative.

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Part One General Information Proposal No. 1 - Election of Directors 17 Our Board 17 Nominees for Director — Term Ending 2019 19 Security Ownership of Certain Beneficial Owners and Management 24 Executive Officers 25 KBR delivers full life cycle satellite operations including pre-mission support, flight operations, flight dynamics, data processing, simulations, ground system engineering and lights-out operations.

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Proxy Statement

General Information

The accompanying proxy is solicited by the Board of Directors of KBR, Inc. (“KBR,” the “Company,” “we” or “us”). By executing and returning the enclosed proxy or by following the enclosed voting instructions, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting of Stockholders.

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis and no guests will be admitted. Registration will begin at 8:00 a.m. CT, and the meeting will begin at 9:00 a.m CT. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you are required to bring a copy of a brokerage statement or voting instruction form reflecting your stock ownership as of the record date and will need to obtain a legal proxy from the broker or other nominee holding your shares to vote at the Annual Meeting of Stockholders.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

If you attend the meeting, you may vote in person. If you are not present, your shares can be voted only if you have followed the instructions for voting via the Internet or by telephone or returned a properly executed proxy, and in these cases, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the meeting.

The record date for determination of stockholders entitled to vote at the meeting is Friday, March 22, 2019. KBR’s common stock, par value $0.001, is the only class of capital stock that is outstanding. As of March 22, 2019, there were 141,448,558 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to, and will be available at the meeting.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Except as set forth below, shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

Directors are elected by a majority of votes cast (the number of shares voted “for” a candidate must exceed the number of shares voted “against” the candidate). Shares present but not voting on the election of directors will be disregarded, except for quorum purposes, and will have no legal effect.

The election inspectors will treat shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, known as broker non-vote shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters for which brokers may exercise their own discretion.

The proxy solicitor, the election inspectors, and the tabulators of all proxies, ballots, and voting tabulations that identify stockholders are independent and are not employees of KBR.

On or about April 1, 2019, we will mail our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”). The Notice includes instructions on how to access the proxy statement, the form of proxy and vote online at www.proxyvote.com. Stockholders who do not receive the Notice will continue to receive either a paper or an electronic copy of our proxy materials, which will be sent on or about April 1, 2019. For more information, see “Questions and Answers About Voting” on page 88. This proxy statement, the form of proxy, and voting instructions are being made available to stockholders on or about April 1, 2019, at www.proxyvote.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at 1-800-579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2018, is being made available at the same time and by the same methods. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Our principal executive office is located at 601 Jefferson Street, Suite 3400, Houston, Texas 77002 and our website address is www.kbr.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated into this proxy statement.

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Proposal No. 1 - Election of Directors

At our 2019 Annual Meeting of Stockholders, eight directors are to be elected to hold office until the 2020 Annual Meeting of Stockholders. All directors are elected annually, with each nominee standing for election to a one-year term. The members of our Board of Directors hold office until their successors are elected and qualified or until their earlier resignation or removal. The size of our Board of Directors is currently set at nine members. Mr. Loren K. Carroll will retire from our Board of Directors on May 15, 2019, in accordance with the Board's retirement policy. It is the policy of our Board of Directors that each non-executive director will retire from the Board by the annual meeting of stockholders following his or her seventy-fifth birthday.

Each nominee has indicated his or her willingness to serve, if elected. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as we may designate. We have no reason to believe that any of the nominees will be unable to serve if elected. If a quorum is present, the nominees for director receiving the majority of votes will be elected directors.

Our Board

A top priority of the Board and the Nominating and Corporate Governance Committee is ensuring that the Board of Directors is composed of directors who bring a variety of skills relevant to our business, provide expertise that is useful to KBR and complementary to the background and experience of other Board members, and effectively represent the long-term interests of our stockholders. Below is a summary of our Board of Directors qualifications.

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123
STRIKE TEST
123
NAVY

An F/A-18F Super Hornet assigned to Air Test and Evaluation Squadron (VX) 23 flying over the aircraft carrier USS Gerald R. Ford (CVN 78). U.S. Navy photo by KBR's in-flight test team photographer, Erik Hildebrandt.

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For additional information regarding the qualifications the Nominating and Corporate Governance Committee and the Board consider in the nomination process, see “Corporate Governance — Nominating and Corporate Governance Committee — Qualifications of Directors.”

The Board of Directors recommends that you vote FOR the election of all the director nominees listed below. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless stockholders specify otherwise.

Directors are elected by a majority of votes cast (the number of shares voted “For” a candidate must exceed the number of shares voted “Against” the candidate). Shares present but not voting on the election of directors will be disregarded, except for quorum purposes, and will have no effect on the election of directors.

The following biographical information is furnished with respect to each of the director nominees for election at the meeting. The information includes age as of March 22, 2019, present position, if any, with KBR, period served as director, and other business experience during at least the past five years.

Nominees for Director — Term Ending 2019

MARK E. BALDWIN	Key Qualifications and Skills:
Age: 65 Director since: October 2014

Board Committees: Audit Committee (Chair) and Health, Safety, Security, Environment and Social Responsibility Committee

Other Public Company Boards: Nine Energy Service, Inc. (Audit Chair) and TETRA Technologies, Inc. (Audit Chair)

	Prior Business Experience	Education

●

Executive Vice President and Chief Financial Officer of Dresser-Rand Group, Inc.

●

Executive Vice President, Chief Financial Officer, and Treasurer of Veritas DGC Inc.

●

Operating Partner at First Reserve Corporation

●

Executive Vice President and Chief Financial Officer for NextiraOne

●

Chairman of the Board and Chief Executive Officer for Pentacon Inc.

●

Variety of finance and operations positions with Keystone International Inc., including Treasurer,
Chief Financial Officer, and President of the Industrial Valves and Controls Group

● B.S. (Mechanical Engineering), Duke University ● M.B.A., Tulane University ● Graduate of the Stanford Executive Program

JAMES R. BLACKWELL	Key Qualifications and Skills:
Age: 60 Director since: August 2014

Board Committees: Compensation Committee and Nominating and Corporate Governance Committee

Other Public Company Boards: None

Current Memberships: Harbour Energy Ltd. (Director)

Previous Memberships: Center for Strategic and International Studies (“CSIS”) U.S.-Association of Southeast Asian Nations Strategy Commission (Commissioner); CSIS U.S.-China Policy Advisory Roundtable (Member); National Action Council for Minorities in Engineering, Inc. (Director); National Bureau of Asian Research (Director); and Saint Mary’s College of California (Trustee)

	Prior Business Experience	Education
●

Executive Vice President, Technology and Services for Chevron

●

President, Chevron Asia Pacific Exploration and Production Company

●

Various positions of increasing responsibility following start of career as an offshore roustabout for Gulf Oil

● B.S. (Biology and Environmental Technology), University of Southern Mississippi ● M.S. (Petroleum Engineering), Tulane University ● Graduate of the Columbia Senior Executive Program

Finance	Leadership	Risk Management	Industry / Market	Government	Global

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STUART J. B. BRADIE	Key Qualifications and Skills:
Age: 52 Director since: October 2014 President and Chief Executive Officer for KBR, Inc. since: June 2014	Board Committees: None (the CEO may not serve on any committees of the Board) Other Public Company Boards: None
	Prior Business Experience	Education
●

Group Managing Director — Operations and Delivery for WorleyParsons

●

Managing Director across Europe, Africa, Asia and the Middle East for WorleyParsons

●

Managing Director for PT Kvaerner Indonesia

●

Country Manager for Kvaerner Philippines

●

Global experience across over 40 countries in the hydrocarbons, mining and chemicals, power and infrastructure sectors

● B.S. (Mechanical Engineering), Aberdeen University ● M.B.A., Edinburgh Business School, Heriot-Watt University

GENERAL LESTER L. LYLES, USAF (RET.)	Key Qualifications and Skills:
Age: 72 Director since: November 2007

Board Committees: Nominating and Corporate Governance Committee (Chair) and Compensation Committee

Other Public Company Boards: General Dynamics Corporation (Audit)

Current Memberships: Battelle Memorial Institute (Director); NASA Advisory Council (Member); and United Services Automobile Association (Chair)

Previous Memberships: Defense Science Board in the Pentagon (Member); International Security Advisory Board at the U.S. Department of State (Member); Precision Castparts Corp. (Director); and President’s Intelligence Advisory Board in the White House (Member)

	Prior Business Experience	Education
●

Independent Consultant (current)

●

Retired Four-Star General of the U.S. Air Force

●

Commander of the U.S. Air Force Materiel Command

●

Vice Chief of Staff of the Headquarters of the U.S. Air Force

●

Director of the Ballistic Missile Defense Organization

●

Commander of the Space and Missile Systems Center

●

B.S. (Mechanical Engineering), Howard University

●

M.S. (Mechanical and Nuclear Engineering), Air Force Institute of Technology Program, New Mexico State University

●

Defense Systems Management College, Fort Belvoir, Virginia

●

Armed Forces Staff College, Norfolk, Virginia

●

National War College, Fort Lesley J. McNair, Washington, D.C.

●

National and International Security Management Course at Harvard University

●

Honorary Doctor of Laws degrees from New Mexico State University and Urbana University

●

Inducted into the National Academy of Engineering

Finance	Leadership	Risk Management	Industry / Market	Government	Global

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GENERAL WENDY M. MASIELLO, USAF (RET.)	Key Qualifications and Skills:
Age: 60 Director since: August 2017

Board Committees: Audit Committee and Health, Safety, Security, Environment and Social Responsibility Committee

Other Public Company Boards: None

Current Memberships: EURPAC Services, Inc. (Director); National Contract Management Association (Board of Advisors); Public Spend Forum (Board of Advisors); and Rawls College, Texas Tech University (Advisory Council)

	Prior Business Experience	Education
●

Independent Consultant (current)

●

Retired Three-Star General of the U.S. Air Force

●

Director of the Defense Contract Management Agency

●

Deputy Assistant Secretary (Contracting), Office of the Assistant Secretary of the Air Force for Acquisition

●

Program Executive Officer for the Air Force’s
$65 billion Service Acquisition portfolio

●

Deployment to Iraq to lead contracting support for military forces in Iraq and Afghanistan

●

B.B.A. (Marketing), Texas Tech University

●

M.S. (Logistics Management), Air Force Institute of Technology

●

Defense Systems Management College, Fort Belvoir, Virginia

●

M.S. (National Resource Strategy), Industrial College of the Armed Forces, Fort Lesley J. McNair, Washington, D.C.

●

Senior Acquisition Course, Industrial College of the Armed Forces, Fort Lesley J. McNair, Washington, D.C.

●

Joint and Combined Warfighting School, Joint Forces Staff College, Norfolk, Virginia

●

Harvard Kennedy School’s Senior Managers in Government

JACK B. MOORE	Key Qualifications and Skills:
Age: 65 Director since: January 2012

Board Committees: Compensation Committee (Chair) and Nominating and Corporate Governance Committee

Other Public Company Boards: Occidental Petroleum Corporation; ProPetro Holding Corp.; and Rowan Companies plc

Current Memberships: MAM (Director); United Way of Greater Houston (Executive Committee); and University of Houston System Board of Regents (Member)

Previous Memberships: American Petroleum Institute (Director); Cameron International Corporation (Chair); and University of Houston’s Board of Visitors (Director)

	Prior Business Experience	Education
●

Chairman, President and Chief Executive Officer for Cameron International Corporation

●

President and Chief Operating Officer for Cameron International Corporation

●

President, Western Hemisphere of Drilling & Production Systems group for Cameron International Corporation

●

Vice President and General Manager, Western Hemisphere of Drilling & Production Systems group for Cameron International Corporation

●

Various management positions at Baker Hughes Incorporated

● B.B.A., University of Houston ● Graduate of the Advanced Management Program at Harvard Business School

Finance	Leadership	Risk Management	Industry / Market	Government	Global

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ANN D. PICKARD	Key Qualifications and Skills:
Age: 63 Director since: December 2015

Board Committees: Health, Safety, Security, Environment and Social Responsibility Committee (Chair) and Audit Committee

Other Public Company Boards: Woodside Petroleum Ltd. (Sustainability Chair)

Current Memberships: The University of Wyoming Foundation (Budget/Audit) and Chief Executive Women (Member)

Previous Memberships: Advisory Council of the Eurasia Foundation (Member); Catalyst (Board of Advisors); Global Agenda Council on the Arctic for the World Economic Forum (Member); and Westpac Banking Corporation (Director)

	Prior Business Experience	Education
●

Executive Vice President, Arctic for Royal Dutch Shell plc

●

Executive Vice President and Country Chair, Australia, for Royal Dutch Shell plc

●

Regional Executive Vice President, Sub Saharan Africa for Royal Dutch Shell plc

●

Director, Global Businesses and Strategy and a member of the Shell Gas & Power Executive Committee for Royal Dutch Shell plc

●

11-year tenure with Mobil prior to its merger with Exxon

●

Significant business experience throughout South America, Australia, the countries of the former Soviet Union, the Middle East, and Africa

● B.A., University of California San Diego ● M.A., University of Pennsylvania

UMBERTO DELLA SALA	Key Qualifications and Skills:
Age: 70 Director since: January 2015

Board Committees: Compensation Committee and Health, Safety, Security, Environment and Social Responsibility Committee

Other Public Company Boards: Trevi Finanziaria Industriale SPA

Current Memberships: FSI SPA (Industrial Partner); and Kedrion SPA (Director)

Previous Memberships: Ansaldo Energia SPA (Chair and Director); Foster Wheeler AG (Director); and Stork Technical Services (Supervisory Board)

	Prior Business Experience	Education
●

President and Chief Operating Officer for Foster Wheeler AG

●

Interim Chief Executive Officer for Foster Wheeler AG

●

Various positions of increasing responsibility following start of career as process engineer of Foster Wheeler’s environmental division

● Laurea in Chemical Engineering from Politecnico di Milano

The Following Director with a Term Ending in 2019 will Not Stand for Re-Election Due to the Board’s Retirement Policy

LOREN K. CARROLL	Key Qualifications and Skills:
Age: 75 Director since: April 2007 Chairman of the Board

Board Committees: Audit Committee

Other Public Company Boards: None

Current Memberships: Petroleum Equipment Suppliers' Association (Former Chair) and President's Leadership Council, Brigham Young University (Member)

Previous Memberships: American Petroleum Institute; CGG (Audit); Dean's Business Advisory Council, California State University at Long Beach; Forest Oil Corporation (NCG Chair and Compensation); Independent Petroleum Association of America; and Institute of Management Accountants (Chair)

	Prior Business Experience	Education
●

Independent Consultant and Business Advisor (current)

●

President and Chief Executive Officer of M-I SWACO

●

Executive Vice President and Chief Financial Officer of Smith International, Inc.

●

Managing Partner with Arthur Andersen & Co.

● B.S. (Accounting), California State University at Long Beach

Finance	Leadership	Risk Management	Industry / Market	Government	Global

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Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information, as of March 15, 2019, regarding the beneficial ownership of KBR’s common stock by persons known by KBR to beneficially own more than five percent of its outstanding common stock, each director or nominee, each of the named executive officers referenced in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Information regarding five percent stockholders in the table and footnotes is based on the most recent Statement on Schedule 13G or 13D or amendment thereto filed by each such person with the Securities and Exchange Commission (the “SEC”), except as otherwise known to KBR. To our knowledge, except as otherwise noted in the footnotes to this table or as provided by applicable community property laws, each individual has sole voting and investment power with respect to the shares of common stock listed in the second column below as beneficially owned by the individual.

Name and Address of Beneficial Owner(1)	Shares of KBR Common Stock Beneficially Owned
	Number of Shares(2)	Percentage of Class
BlackRock, Inc.(3) 55 East 52nd Street, New York City, New York 10055	16,142,470	11.5%
The Vanguard Group(4) 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	12,890,634	9.15%
Frontier Capital Management Co., LLC.(5) 99 Summer Street, Boston, Massachusetts 02110	7,163,208	5.07%
Stuart J. B. Bradie(6)(7)	412,189	*
J. Jay Ibrahim(6)(7)	64,662	*
Ian J. Mackey(6)(7)	60,675	*
Farhan Mujib(6)(7)	177,625	*
Mark W. Sopp(6)(7)	40,016	*
Mark E. Baldwin(6)(7)	37,343	*
James R. Blackwell(6)(7)	36,754	*
Loren K. Carroll(6)(7)	62,038	*
Lester L. Lyles(6)(7)	52,691	*
Wendy M. Masiello(6)(7)	14,601	*
Jack B. Moore(6)(7)	43,057	*
Ann D. Pickard(6)(7)	29,824	*
Umberto della Sala(6)(7)	31,565	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (18 PERSONS)(6)(7)(8)	1,298,025	*
*

Less than one percent (1%).

(1)

The address of each of the named executive officers and directors is c/o KBR, Inc., 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

(2)

Beneficial ownership means the sole or shared power to vote, or to direct the voting of, shares of KBR common stock, or investment power with respect to KBR common stock, or any combination of the foregoing. Each director and executive officer and the directors and executive officers as a group beneficially own less than 1% of the outstanding shares of KBR common stock.

(3)

Based solely on a Schedule 13G filed February 11, 2019, BlackRock, Inc. is deemed to be the beneficial owner of 16,142,470 shares as a result of being a parent holding company or control person in accordance with §240.13d-1(b)(1)(ii)(G).

(4)

Based solely on a Schedule 13G filed February 11, 2019, The Vanguard Group is deemed to be the beneficial owner of 12,890,634 shares as a result of being an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E).

(5)

Based solely on a Schedule 13G filed February 11, 2019, Frontier Capital Management Co., LLC. is deemed to be the beneficial owner of 7,163,208 shares as a result of being an investment advisor in accordance with §240.13d-1(b)(1)(ii)(E).

(6)

Includes the following shares of restricted stock and/or restricted stock units that have vested or will vest on or before May 14, 2019: Mr. Bradie, 289,013; Mr. Ibrahim, 42,472; Mr. Mackey, 36,039; Mr. Mujib, 89,427; Mr. Sopp, 25,016; Mr. Baldwin, 37,343; Mr. Blackwell, 36,754; Mr. Carroll, 62,038; General Lyles, 52,691 (13,361 of which were deferred into the nonqualified elective deferral plan for non-executive directors); General Masiello, 14,601; Mr. Moore, 43,057; Ms. Pickard, 29,824; Mr. della Sala, 31,565; and all executive officers as a group, 327,558. Includes the following shares that may be acquired upon the exercise of options that are exercisable or will become exercisable on or before May 14, 2019: Mr. Bradie, 123,176; Mr. Ibrahim, 22,190; Mr. Mackey, 24,636; Mr. Mujib, 88,198; and all executive officers as a group, 235,405. Includes 15,000 shares of common stock purchased by Mr. Sopp on March 7, 2017, and March 8, 2017.

(7)

Does not include the following shares of restricted stock units as to which the holder has no voting power and no investment power, but which convert to common stock on a 1-to-1 ratio upon vesting, which for some restricted stock units requires that certain performance measures be met: Mr. Bradie, 245,288; Mr. Ibrahim, 32,709; Mr. Mackey, 38,482; Mr. Mujib, 53,872; Mr. Sopp, 49,344; and all executive officers and directors as a group, 642,420.

(8)

All directors and executive officers as a group refers to the current 9 directors (General Masiello, Ms. Pickard, General Lyles, and Messrs. Baldwin, Blackwell, Bradie, Carroll, Moore, and della Sala) and the current 9 executive officers, excluding Mr. Bradie (Ms. Akerson and Messrs. Bright, Carney, Conlon, Derbyshire, Ibrahim, Mackey, Mujib, and Sopp).

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Executive Officers

The following biographical information is furnished with respect to each of KBR’s executive officers. The information includes age as of March 22, 2019, present position, KBR employment history, and other business experience.

EILEEN G. AKERSON
Age: 53 Joined KBR in: 1999 Executive Vice President and General Counsel	Current Position since: November 2014
	Prior Business Experience	Education
●

KBR Senior Vice President, Commercial responsible for project commercial management and oversight of the review and approval process for significant transactions and joint venture relationships

●

KBR Vice President — Legal & Chief Counsel responsible for managing the legal functions for the Hydrocarbons Business Group

●

KBR advisor and counselor to senior management on company policies affecting ethics and compliance matters

●

Attorney for Spriggs & Hollingsworth in Washington D.C.

● B.A., Catholic University of America ● J.D., Catholic University of America Columbus School of Law ● Member of the bars of Texas, Connecticut and the District of Columbia

W. BYRON BRIGHT, JR.
Age: 45 Joined KBR in: 2010 President, KBR Government Services U.S.	Current Position since: May 2018
	Prior Business Experience	Education
●

KBR President, KBRwyle

●

KBR Senior Vice President of Operations for
U.S. Government Services

●

KBR Vice President of Business Development for
U.S. Government Services

●

Supported the government services business at Jacobs Engineering Group Inc.

●

Officer in the U.S. Air Force primarily working in the Developmental Test and Engineering career field supporting weapons development and rotary wing aircraft flight testing

●

B.S. (Engineering and Mechanics), distinguished graduate, U.S. Air Force Academy

●

M.S. (Mechanical Engineering), Georgia Institute of Technology

●

Graduated from the U.S. Air Force Test Pilot School and has flown in over 25 different aircraft as a Flight Test Engineer

RAYMOND L. CARNEY, JR.
Age: 51 Joined KBR in: 2017 Vice President and Chief Accounting Officer	Current Position since: May 2017
	Prior Business Experience	Education
●

Chief Accounting Officer and Vice President of Exterran Corporation

●

Chief Accounting Officer, Vice President and Controller of Dresser-Rand Group Inc.

●

Group Controller for Global Rolled Products, Hard Alloy Extrusions and Asia of Alcoa Inc.

●

Manager of Financial Transactions of Alcoa Inc.

●

Various leadership positions at EY responsible for client projects including public filings, acquisitions and audit engagements

● B.S. (Accounting), Pennsylvania State University ● Certified Public Accountant

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GREGORY S. CONLON
Age: 50 Joined KBR in: 2016 Chief Digital and Development Officer	Current Position since: January 2019
	Prior Business Experience	Education
●

KBR Executive Vice President and Chief Development Officer responsible for Strategy, Global Business Development, Marketing, and Mergers & Acquisitions

●

KBR President, Asia-Pacific (“APAC”) responsible for Engineering & Construction (“E&C”) and Government Services (“GS”) in this region

●

KBR President, E&C APAC

●

Executive Vice President leading business development globally for the WorleyParsons Services business line, the largest business within WorleyParsons

●

Mr. Conlon has over 25 years of experience in the E&C business, with global experience across a range of subsectors from hydrocarbons to specialist infrastructure.

●

Throughout his career, Mr. Conlon pursued challenging project execution and management opportunities in the energy and resources sector and held positions in Australia, Canada, China, Indonesia, Singapore, Thailand, and the United Kingdom.

● B.S. (Mechanical Engineering), Royal Melbourne Institute of Technology

JOHN T. DERBYSHIRE
Age: 68 Joined KBR in: 2008 President, Technology	Current Position since: May 2011
	Prior Business Experience	Education
●

KBR President, Technology & Consulting

●

KBR President, KBR Technology responsible for KBR’s global technology licensing business, delivering technology, proprietary equipment, engineering, and consulting services to the refining, petrochemical, coal monetization, and synthesis gas segments

●

KBR Senior Vice President, Commercial Management for the Technology Business Unit

●

Vice President and General Manager of Invensys Process Systems global solutions business

●

Various executive leadership roles at Aspen Technology

●

Vice President, Sales and Marketing at ABB Process Automation

● B.S. (Chemical Engineering), University of Salford in the United Kingdom

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J. JAY IBRAHIM
Age: 58 Joined KBR in: 2015 President, Energy Services	Current Position since: February 2018
	Prior Business Experience	Education
●

KBR President, Europe, Middle East and Africa (“EMEA”) and APAC responsible for E&C and GS in these regions

●

KBR President, EMEA responsible for E&C and GS in this region

●

KBR President, E&C EMEA

●

Mr. Ibrahim has over 22 years of E&C and GS experience across the globe, having served in a variety of engineering, project management, business development, and business management roles for Parsons E&C/WorleyParsons.

●

Mr. Ibrahim brings to KBR a wealth of senior project and construction management experience within the hydrocarbon, infrastructure, and government services sectors as well as broad experience in complex contract negotiations, business analysis, and long-range strategic planning in both domestic and international markets.

● B.S. (Mechanical Engineering), Wichita State University ● M.S. (Mechanical Engineering), Wichita State University ● Diploma in Advanced Management, Harvard University

IAN J. MACKEY
Age: 53 Joined KBR in: 2015 Executive Vice President, Chief Corporate Officer	Current Position since: January 2016
	Prior Business Experience	Education
●

KBR Executive Vice President, Global Human Resources

●

Global People Director at WorleyParsons Services where he was responsible for the overall strategy and delivery of all human resources activities for the company

●

Director of Human Resources at Carillion PLC

● Ashridge Management College — Tarmac Executive Programme ● Carillion Accelerated Leadership Programme — Corporate Top 20 Development Programme

FARHAN MUJIB
Age: 55 Joined KBR in: 1988 President, Delivery Solutions	Current Position since: May 2018
	Prior Business Experience	Education
●

KBR President, Hydrocarbons Services Americas

●

KBR President, E&C Americas

●

KBR Executive Vice President, Commercial

●

KBR Executive Vice President, Operations

●

During his 30-year career with KBR, Mr. Mujib has worked in Africa, Australia, Asia, Europe, the Americas, and the Middle East, employing his in-depth knowledge of international project requirements, cultural sensitivities, and business practices to manage a number of major developments.

●

B.S. (Civil Engineering), University of Engineering and Technology in Lahore, Pakistan

●

Master of Engineering from the Asian Institute of Technology in Bangkok, Thailand

●

M.B.A., Macquarie University in Sydney, Australia

●

Fellow, Institution of Engineers, Australia

●

Chartered Professional Engineer

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MARK W. SOPP
Age: 53 Joined KBR in: 2017 Executive Vice President and Chief Financial Officer	Current Position since: February 2017
	Prior Business Experience	Education
●

Chief Financial Officer and Executive Vice President for Leidos Holdings, Inc., previously Science Applications International Corporation, one of the largest publicly-traded government contractors in the U.S. with significant technically-focused commercial professional services operations, including serving energy markets

●

Various executive positions with Titan Corporation, also involved in government contracting and commercial business areas

● B.S. (Accounting), New Mexico State University ● Completed the Executive Program at UCLA Anderson School

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Part Two Corporate Governance Corporate Governance 30 Corporate Governance Materials 30 Role of the Board of Directors 30 Independence Standards 30 Board of Directors Leadership Structure 31 Risk Oversight Role of the Board of Directors 31 Directors’ Meetings and Stockholder Communications with Directors 32 Management Succession Planning 32 The Board of Directors and Standing Committees of Directors 33 Anti-Hedging Policy 37 Code of Ethics 37 Contact the Board 38 Compensation Discussion and Analysis 39 Executive Summary 39 Elements of Compensation 45 Other Compensation Elements 56 Impact of Executive Conduct or a Restatement of Earnings on Compensation (Clawback Policy) 57 Impact of Accounting, Regulatory, and Tax Requirements on Compensation 57 Stock Ownership Guidelines for Officers 58 No Pledging 58 Minimum Holding Period for Restricted Stock Units and Stock Options 58 Anti-Hedging Policy 59 Conclusion 59 Compensation Committee Report 60 Compensation Committee Interlocks and Insider Participation 60 The Hubble Space Telescope produces scientific data that leads to some of our most important findings about the universe. KBR supports Flight Operations, Spacecraft Systems Engineering and System Administration for the critical ground system computers that operate the Hubble Space Telescope. (Photo courtesy of NASA)

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Corporate Governance

Corporate Governance Materials

We are committed to good corporate governance and to effective communication with our stockholders. The roles, duties and responsibilities of the Board of Directors and each committee of the Board of Directors are summarized below. To ensure that our stockholders have access to our governing documents, we provide copies of our Code of Business Conduct and Corporate Governance Guidelines and the charters of each of the committees of our Board of Directors on our website at www.kbr.com. Copies will be provided to any stockholder who requests them by writing to our Investor Relations Department at: 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

Role of the Board of Directors

The Board of Directors represents the interests of our stockholders in perpetuating a successful business. It is the responsibility of the Board of Directors to provide oversight of the effectiveness of management’s policies and decisions, including the execution of its strategies, with a commitment to enhancing stockholder value over the long term. To this end, Board members are expected to act in the best interests of all stockholders, be knowledgeable about our businesses, exercise informed and independent judgment and maintain an understanding of general economic trends and conditions as well as trends in corporate governance. In addition, it is our Board’s policy that Board members are expected to make every effort to attend the meetings of the Board and committees of the Board upon which they serve, as well as stockholder meetings. All of KBR’s directors attended greater than 80% of the aggregate of all meetings of the Board and of committees on which they served during the periods that they served during 2018.

Our Corporate Governance Guidelines provide that all Directors should attend our annual stockholder meetings, and all of our directors attended our 2018 Annual Meeting of Stockholders.

Independence Standards

At this time, all of our directors are independent, as set forth in our Corporate Governance Guidelines and outlined below, except our President and Chief Executive Officer, Mr. Bradie, who does not qualify as an independent director.

A director will be considered independent under our Corporate Governance Guidelines if he or she:

●

has no material relationship with KBR;

●

has not been employed by us or any affiliate of ours during the preceding three years, and no member of the director’s immediate family has been employed as an executive officer of ours or any of our affiliates during the preceding three years;

●

has not received, and does not have an immediate family member who has received, during any twelve-month period within the preceding three years, more than $100,000 in direct compensation from KBR, other than director’s fees, committee fees or pension or deferred compensation for prior service;

●

is not a partner or an employee of KBR’s independent auditor, and was not during the past three calendar years a partner or employee of KBR’s independent auditor who personally worked on KBR’s audit;

●

does not have an immediate family member who is a partner of KBR’s independent auditor or an employee of KBR’s independent auditor who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice or was during the past three calendar years a partner or employee of KBR’s independent auditor who personally worked on KBR’s audit;

●

is not a current employee and does not have an immediate family member who is a current executive officer of any company that has made payments to, or received payments from, KBR or any of its affiliates in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

●

has not (and has not had a family member who) within the preceding three years served as an executive officer with a company for which a KBR executive served on its compensation committee.

The definition of independence and compliance with this policy will be reviewed periodically by the Nominating and Corporate Governance Committee. All directors complete independence questionnaires at least annually, and our Board makes determinations of the independence of its members under the listing standards of the NYSE and the SEC requirements for Audit Committee members. Our Board believes that its membership should include no more than two directors who are also employees of KBR. While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

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Board of Directors Leadership Structure

Since March 31, 2014, Mr. Carroll, the Company’s former Lead Director, began serving as non-executive Chairman of the Board. Our non-executive Chairman leads the Board. Mr. Carroll has significant board experience, as described in his biographical information in this proxy statement, and works closely with Mr. Bradie and the Board on risk oversight and governance matters. Prior to being non-executive Chairman of the Board, Mr. Carroll served as the Company’s Lead Director, as well as Chairman of the Nominating and Corporate Governance Committee, since 2012, and a director since April 2007. Upon Mr. Carroll's retirement on May 15, 2019, General Lyles will assume the role of non-executive Chairman of the Board. General Lyles brings substantial board experience to the position of Chairman, as described in his biographical information in this proxy statement. Our CEO is responsible to the Board for the overall management and functioning of the Company.

KBR’s Corporate Governance Guidelines provide for the Chairman of the Board, if the Chairman of the Board is independent, to perform a strong role in the leadership of the Board, as follows:

●

The Chairman of the Board presides at executive sessions of the non-executive directors at each regular Board meeting and sets the agenda for these sessions.

●

The Chairman of the Board approves meeting agendas for each regular Board and committee meeting and approves the information to be sent to the directors with respect to each meeting.

●

The Chairman of the Board presides at the executive session of the Board to evaluate the performance of our CEO. In addition, he has a key role in communicating to the CEO, after approval by the Compensation Committee, the evaluation and compensation of the CEO for the next full year and the results of the Board’s review and approval of management succession plans and development programs.

KBR’s Corporate Governance Guidelines provide for the following checks and balances regarding the role of the CEO:

●

The CEO may not serve on any committees of the Board, as only non-executive directors may do so.

●

One of the elements of the CEO’s evaluation is the extent to which he keeps the Board informed on matters affecting the Company and its operating units.

●

At least two-thirds of the Board must be independent directors. In practice, our CEO has been the only executive director at KBR since its inception as an independent public company. Each of our other directors is independent, as defined under the listing standards of the NYSE.

KBR’s Board of Directors has determined that its current leadership structure is appropriate as of the date of this proxy statement, given the complexity and global nature of KBR’s business and the risks inherent in our business. The Board believes that Mr. Carroll and his successor, General Lyles, acting in the role as non-executive Chairman, are well positioned to facilitate communications with the Board of Directors and stockholders about our complex business. During Mr. Carroll’s and General Lyles's service on the Board, KBR’s business has undergone significant changes, including reorganization into more strategically-aligned business groups and evolution from a wholly-owned subsidiary with significant support from its parent company into an independent operating company.

Risk Oversight Role of the Board of Directors

KBR’s Board of Directors considers risk oversight to be an integral part of its role, and discussions regarding risks faced by the Company are part of its meetings and deliberations throughout the year. KBR’s enterprise risk management framework provides an effective tool for executive oversight of managing risks and the Board receives semi-annual reports regarding significant strategic, operational, financial, and hazard risks determined by management to have a potential significant impact on the Company as a whole. The risk report involves both current and emerging risks and is the culmination of a process involving input from all business groups and executive leadership. Management’s assessment of risk includes the likelihood and impact of specific strategic, operational, financial and hazard risks, the perceived trend for each of those specific risks — whether increasing, decreasing or stable — and the measures being taken to monitor and mitigate those risks.

In addition to the enterprise risk management process described above, the Board also engages in risk oversight through the project approval process, whereby projects reaching a threshold level of expected revenues require Board approval. Fixed-price contracts have a lower threshold level than reimbursable-type contracts because of their potential price and financial risks. In reviewing projects, the Board is presented with management’s assessment of a particular project’s cost exposure associated with operations risk, liabilities and funding risks, among others. In this manner, KBR’s Board is engaged in risk oversight at the outset of the largest projects, which could have a material effect on KBR’s operations and financial condition.

The Board also engages in risk oversight through the approval of acquisitions proposed by management where the purchase consideration exceeds a certain threshold. The review conducted by the Board includes presentations by management regarding the strategic fit of the acquired business within the Company’s existing operations and offerings; the commercial, legal, and financial risks identified in the diligence process, among others, and the measures to be implemented by management to mitigate those risks; the valuation analysis and projected returns on investment; agreement terms, including conditions to close, ability to terminate and terms of indemnification protection; details on the planned integration, including budgets and employee resources; and metrics identified for measuring the success of the acquisition. In this process, the Board engages in oversight of the various risks associated with acquiring and integrating new businesses, which, if not successfully

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performed, could have a material effect on KBR’s operations and financial condition. The Board is also engaged in risk oversight through regular reports from its Audit Committee. The Audit Committee is charged with reviewing with management the Company’s major financial risk exposures, as well as other areas of risk exposure if requested to do so by the Board, and the steps management has taken to monitor and mitigate those exposures. The Audit Committee receives periodic reports from management on these areas of potential exposure, including litigation, liquidity and capital resources, financial reporting and disclosures, regulatory and tax risks, among others. The Audit Committee also receives in-depth periodic reports from management regarding ethics and compliance issues, and our risk assessment and control framework to monitor and manage risk, such as internal controls testing, internal audits and foreign exchange risk management. Furthermore, the Audit Committee receives periodic reports from management on cybersecurity measures and assessments performed on their efficacy. The Audit Committee conducts private sessions with KBR’s Chief Financial Officer, Chief Accounting Officer, Vice President of Internal Audit and General Counsel at each regular meeting and with KBR’s independent auditors at each meeting prior to the release of quarterly and annual results. The Audit Committee Chairman provides a report of the Audit Committee’s activities to the full Board at each regular meeting and in this manner the entire Board is informed of matters that the Audit Committee determines warrant full Board discussion. Additional risk oversight reviews undertaken by the Audit Committee in 2018 are included in the Audit Committee Report on page 82.

The Compensation Committee has oversight of our compensation programs and reviews misalignment risks of our programs at least on an annual basis, internally and with external advisors.

Finally, the Health, Safety, Security, Environment and Social Responsibility Committee has the responsibility for the oversight of KBR’s activities in managing its major risk exposures within the health, safety and sustainable development areas. The Health, Safety, Security, Environment and Social Responsibility Committee receives periodic reports from KBR’s Chief HSSE Officer relating to these risk exposures and the Company’s efforts to mitigate those risks.

Directors’ Meetings and Stockholder Communications with Directors

The Board of Directors will meet each year immediately following the Annual Meeting of Stockholders to transact such business as may properly be brought before the meeting. Additional regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors may determine, but shall consist of at least four other regularly scheduled meetings. Special meetings may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Corporate Secretary or a majority of the directors in office. KBR’s Bylaws permit action to be taken without a meeting if all members of the Board of Directors consent to such action in writing or by electronic transmission. During 2018, the Board of Directors held twelve meetings. The Chairman of the Board presides at all Board meetings.

During each regular Board meeting, KBR’s non-executive directors, all of whom have been determined by our Board to be independent under the standards of our Corporate Governance Guidelines and the NYSE, meet in scheduled executive sessions. Our non-executive Chairman of the Board, Mr. Carroll, presides at all executive sessions of the Board. During 2018, the non-executive directors met without management eight times.

In addition, each December our non-executive directors meet in executive session to evaluate the performance of our Chief Executive Officer. In evaluating our CEO, the non-executive directors consider qualitative and quantitative elements of the CEO’s performance, including:

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leadership and vision;

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integrity;

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keeping the Board informed on matters affecting KBR and its operating units;

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performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals);

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development and implementation of initiatives to provide long-term economic benefit to KBR;

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accomplishment of strategic objectives; and

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development of management.

In addition, the non-executive directors annually review management succession plans and development programs for senior members of executive management. The CEO’s performance evaluation and compensation for the next full year, management succession plans, and development programs will be communicated to the CEO only after review and approval by the Compensation Committee and the full Board of Directors (other than the CEO).

Management Succession Planning

The Board of Directors considers management evaluation and CEO succession planning an important responsibility of the Board. Our Corporate Governance Guidelines, which are available on our website at www.kbr.com/About/Corporate-Governance, provide that the Board’s responsibility for effective governance of the corporation includes reviewing succession plans and

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management development programs for members of executive management. The Board of Directors, with input from the Nominating and Corporate Governance Committee, the Chairman of the Board, and the CEO, regularly reviews KBR’s succession plan and management development programs for all senior management positions. The review process includes identification of internal candidates, any developmental needs for such candidates, and a determination of whether a search for external candidates would be more appropriate.

Issues relating to CEO succession planning are also addressed regularly, and no less than annually, by the entire Board. This process is led by the non-executive Chairman of the Board on behalf of the non-executive directors. While the Nominating and Corporate Governance Committee performs the initial review of the succession plans and makes recommendations to the Board as necessary, the entire Board has primary responsibility for CEO succession planning and develops both long-term and contingency plans for succession of the CEO. This process necessarily involves the development and review of criteria for the CEO position that reflect the Company’s business strategy and identifying and developing internal candidates or identifying the need for external candidates, as appropriate. Additionally, one of the elements that the CEO is evaluated upon each year by the Compensation Committee is the existence and completeness of a succession plan, including assessment and development of internal candidates for the CEO and top-level executive positions. The CEO’s evaluation and compensation for the next full year, including an evaluation of the completeness of aspects of the management succession plans and development programs that are the responsibility of the CEO, are communicated to the CEO by the non-executive Chairman of the Board after review and approval by the Compensation Committee and the full Board of Directors (other than the CEO).

The Board of Directors and Standing Committees of Directors

KBR’s Bylaws authorize the Board of Directors to appoint such committees as they deem advisable, with each committee having the authority to perform the duties as determined by the Board. A substantial portion of the analysis and work of the Board is done by standing Board committees. A director is expected to participate actively in the meetings of each committee to which he or she is appointed. At this time, the Board of Directors has four standing committees to which it has delegated certain duties and responsibilities: the Audit Committee, the Compensation Committee, the Health, Safety, Security, Environment and Social Responsibility Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees is composed entirely of non-executive directors and, in the business judgment of the Board, independent, directors. The members and chairperson of the respective committees are indicated below:

	Age	Director Since	Audit Committee	Compensation Committee	Health, Safety, Security, Environment and Social Responsibility Committee	Nominating and Corporate Governance Committee
Mark E. Baldwin	65	2014
James R. Blackwell	60	2014
Loren K. Carroll	75	2007
Lester L. Lyles	72	2007
Wendy M. Masiello	60	2017
Jack B. Moore	65	2012
Ann D. Pickard	63	2015
Umberto della Sala	70	2015
Member	Chairperson	Chairman of the Board	Financial Expert

The Board of Directors has approved a charter for each of the standing committees, which sets forth the duties and responsibilities delegated to each of the committees by the Board of Directors and governs each of the committee’s actions. The charter for each of the standing committees is available on KBR's website, www.kbr.com, by choosing “Our Company” under the “About” menu, then selecting “Corporate Governance” and “Board Committees.” The purpose, duties and responsibilities of each committee are briefly described below.

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Audit Committee

The Audit Committee currently comprises General Masiello, Ms. Pickard and Messrs. Baldwin and Carroll. Mr. Baldwin serves as Chairman. The Audit Committee met ten times in 2018.

The Audit Committee reviews and reports to the Board of Directors the scope and results of audits by our principal independent public accountants and our internal auditing staff and reviews with the principal independent public accountants the effectiveness of our system of internal controls. It reviews transactions between us and our directors and officers, our policies regarding those transactions and compliance with our Code of Business Conduct. The Audit Committee also engages our principal independent registered public accounting firm for each fiscal year, reviews the audit and other professional services rendered by our principal independent registered public accounting firm and periodically reviews the independence of our principal independent registered public accounting firm. Additional information about the Audit Committee and its responsibilities is included in the section of this proxy statement entitled “Audit Committee Report” and in the charter of the Audit Committee, which was adopted by the Board of Directors.

Audit Committee Financial Expert Determinations

Our Board has determined that each member of its Audit Committee is financially literate and qualifies as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K and, as described above, that each member of the Audit Committee is independent, as defined by our Corporate Governance Guidelines, the NYSE’s listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee currently comprises Messrs. Blackwell, Lyles, Moore, and della Sala. Mr. Moore serves as Chairman. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the listing standards of the NYSE. The Compensation Committee met six times during 2018.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of our executive officers, establishes and reviews general policies relating to our compensation and benefits and administers the compensation plans described in the Compensation Discussion and Analysis in this proxy statement. The Compensation Committee’s responsibilities include, but are not limited to:

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evaluating and advising the Board regarding the compensation policies applicable to our executive officers, including guidance regarding the specific relationship of corporate performance to executive compensation;

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reviewing and recommending to the Board: the corporate goals and objectives relevant to compensation for the CEO; the CEO’s performance in light of these established goals and objectives; the CEO’s compensation, including salary, bonus, incentive and equity compensation based on this evaluation and considering, with respect to the long-term incentive compensation component of the CEO’s compensation, KBR’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in past years and any other factors it deems relevant;

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reviewing the CEO’s recommendations with respect to, and approving, the compensation to be paid to KBR’s other executive officers in accordance with the general compensation policies established by the Board;

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reviewing and making recommendations to the Board with respect to incentive compensation and other stock-based plans;

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assisting the full Board with respect to the administration of KBR’s incentive compensation and other stock-based plans;

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maintaining appropriate, regular contact with KBR management;

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reviewing and discussing with management the “Compensation Discussion and Analysis” and determining whether to recommend to the Board that it be included in KBR’s annual proxy statement or annual report on Form 10-K;

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preparing and publishing, over the names of the members of the Compensation Committee, an annual executive compensation report as required by the SEC to be included in KBR’s annual proxy statement or annual report on Form 10-K;

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evaluating its own performance and reviewing the adequacy of its charter, at least annually;

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reviewing the risk assessment of KBR’s compensation plans to ensure that the programs do not create risks that are reasonably likely to have a material adverse effect on KBR (in 2018, our Compensation Committee determined that our compensation plans do not create risks that are reasonably likely to have a material adverse effect on KBR);

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approving disclosures and making recommendations to the Board regarding the disclosures on KBR’s Advisory Vote To Approve Named Executive Officer Compensation and the Advisory Vote On The Frequency of Advisory Votes To Approve Named Executive Officer Compensation to be included in KBR’s annual proxy statement or annual report on Form 10-K in required years and to disclose on Form 8-K, if required, the frequency in which KBR will hold the Advisory Vote To Approve Named Executive Officer Compensation;

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reviewing periodically the compensation paid to non-executive directors (including Board and committee chairpersons) in the form of annual retainers and meeting fees, if any, and making recommendations to the Board regarding any adjustments. In 2018, we performed a compensation review against the benchmark for our directors; and

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●

selecting a compensation consultant or other adviser to the Compensation Committee after considering the factors identified by the SEC (as well as any other factors identified by the NYSE) as affecting the independence of such consultant or adviser, including, but not limited to the following:

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the provision of other services to KBR by the employer of the compensation consultant or other adviser;

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the amount of fees received from KBR by the employer of the compensation consultant or other adviser, as a percentage of the total revenue of the employer of the compensation consultant or other adviser;

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the policies and procedures of the compensation consultant or other adviser that are designed to prevent conflicts of interest;

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any business or personal relationship of the compensation consultant or other adviser with a member of the Compensation Committee;

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any stock of KBR owned by the compensation consultant or other adviser; and

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any business or personal relationship of the compensation consultant or other advisor or the compensation consultant or other advisor’s employer with any of the executive officers of KBR.

Health, Safety, Security, Environment and Social Responsibility Committee

The Health, Safety, Security, Environment and Social Responsibility Committee currently comprises General Masiello, Ms. Pickard, and Messrs. Baldwin and della Sala. Ms. Pickard serves as Chairperson. The Health, Safety, Security, Environment and Social Responsibility Committee met twice in 2018.

The Health, Safety, Security, Environment and Social Responsibility Committee’s responsibilities include, but are not limited to:

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reviewing the status of KBR’s health, safety, security, environmental, and social responsibility policies and performance, including processes to ensure compliance with applicable laws and regulations;

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reviewing KBR’s health, safety, security, environmental, and social responsibility performance to determine consistency with policies and goals;

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reviewing and providing input to KBR on the management of current and emerging health, safety, security, environmental, and social responsibility issues;

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overseeing KBR’s activities in managing its major risk exposures within the health, safety, security, environmental, and social responsibility areas;

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reviewing KBR’s political and charitable contributions and social responsibility activities; and

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reviewing KBR’s public sustainability report.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently comprises Messrs. Blackwell, Lyles and Moore. General Lyles serves as Chairman. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee met four times during 2018.

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

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developing, implementing and periodically reviewing KBR’s corporate governance guidelines;

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developing and implementing a process to assess Board and committee effectiveness;

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identifying and evaluating individuals qualified to become Board members, consistent with Board-approved criteria, the listing standards of the NYSE and any other applicable law, regulation or rule;

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performing an annual evaluation of our independent directors;

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determining the composition of the Board and its committees, including selection of the director nominees for the next annual meeting of stockholders, and changes to the size and composition of the Board or any of its committees; and

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reviewing succession plans and management development programs for members of executive management and the CEO and providing regular reports on the progress of the succession planning and management development to the Board.

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Stockholder Nominations of Directors

Stockholders may suggest candidates for nomination by the Nominating and Corporate Governance Committee by contacting the Committee in the manner provided below under “Contact the Board.” If selected for nomination by the Nominating and Corporate Governance Committee, as described below under “Process for the Selection of New Directors,” such candidate will be included in KBR’s proxy statement for the annual meeting of stockholders.

Nominations by stockholders may also be made at an annual meeting of stockholders in the manner provided in our Bylaws, although such nominees will not necessarily be included in KBR’s proxy statement. The Bylaws provide that a stockholder entitled to vote for the election of directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to our Secretary at the address set forth on page 90 of this proxy statement and must be received at our principal executive offices not less than ninety (90) days, nor more than one hundred twenty (120) days, prior to the anniversary date of the immediately preceding annual meeting of stockholders. The notice shall set forth the information required by our Bylaws, including:

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as to each person the stockholder proposes to nominate for election or reelection as a director:

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the name, age, business address and residence address of the person;

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the principal occupation or employment of the person;

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the class and number of shares of KBR common stock that are beneficially owned by the person;

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all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

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such person’s written consent to serve as a director if elected;

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a description of all direct and indirect compensation and other material monetary or other arrangements between the stockholder and such person; and

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such person’s completed director’s and officer’s questionnaire and agreement not to enter into certain arrangements; and

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as to the stockholder giving the notice:

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the name and record address of the stockholder;

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the class and number of shares of KBR common stock that are beneficially owned by the stockholder;

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a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the nomination;

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any hedging or other transactions entered into with the effect or intent to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the stockholder with respect to KBR’s shares; and

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a representation whether the stockholder intends to solicit proxies from the holders of at least the percentage of common stock required to elect the nominee.

The proposed nominee may be required to furnish other information as KBR may reasonably require to determine the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Qualifications of Directors

Candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

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personal characteristics:

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the highest personal and professional ethics, integrity and values;

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an inquiring and independent mind;

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practical wisdom and mature judgment;

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broad training and experience at the policy-making level in business, government, education or technology;

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expertise that is useful to KBR and complementary to the background and experience of other Board members so that an optimum balance of members on the Board can be achieved and maintained;

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willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

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commitment to serve on the Board for several years to develop knowledge about KBR’s principal operations;

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willingness to represent the best interests of all stockholders and objectively appraise management performance; and

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involvement only in activities or interests that do not create a conflict with his or her responsibilities to KBR and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates, but KBR does not have a policy with regard to any particular aspect of diversity of its directors.

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Process For The Selection of New Directors

The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, KBR management, and stockholders. Each of the nominees for director at this meeting is an incumbent director recommended by the non-executive directors. The Committee may also retain an independent executive search firm to identify candidates for consideration. The Nominating and Corporate Governance Committee will also consider candidates nominated by the stockholders in accordance with our Bylaws. A stockholder who wishes to recommend a prospective candidate should notify KBR’s Secretary, as described in this proxy statement.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate and the Committee’s knowledge of the candidate.

This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board and the likelihood that the candidate will meet the Board membership criteria listed above. The Committee will determine, after discussion with the non-executive Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience, and reputation and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

Anti-Hedging Policy

Our anti-hedging policy prohibits all members of our Board of Directors, employees, and agents from (i) speculative trading in our securities; (ii) engaging in hedging transactions using our securities; (iii) ”short selling” our securities; and (iv) trading derivative securities, such as put options, call options, swaps, or collars related to our securities.

Code of Ethics

KBR has adopted a “code of ethics,” as defined in Item 406(b) of Regulation S-K. KBR’s code of ethics, known as the Code of Business Conduct, applies to all directors, officers, and employees of KBR, including, but not limited to, its principal executive officer, principal financial officer, principal accounting officer, and controllers, and also applies to all employees of KBR’s agents. KBR has posted its Code of Business Conduct on its website, www.kbr.com. In addition, KBR intends to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Business Conduct that relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K, including the requirements of Item 5.05 of Form 8-K, by posting such information on its website, www.kbr.com. The most recent revisions to the Code of Ethics were approved by the Board of Directors in February 2016.

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Contact the Board

To foster better communication with our stockholders, KBR has established a process for stockholders and other interested parties to communicate with the Audit Committee and the Board of Directors. The process has been approved by our Board and its Audit Committee and is designed to meet the requirements of the NYSE and the SEC. You may communicate with our Board of Directors or the non-executive directors via mail (Board of Directors c/o Director of Business Conduct, KBR, Inc., P.O. Box 3406, Houston, Texas 77253-3406), telephone 1-855-231-7512 (toll-free from the U.S. or Canada) or 1-503-619-1884 (calling collect from any other country), or e-mail (fhoukbrbod@kbr.com). Information regarding these methods of communication is also on our website, www.kbr.com, under “Corporate Governance.”

Our Director of Business Conduct reviews all communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal controls, auditing matters or any other significant communications. Communications addressed to a named director are promptly sent to the director. Communications directed to the non-executive directors are promptly sent to the non-executive Chairman of the Board. A report summarizing the significant communications is sent to each director quarterly, and copies of communications are available for review by any director, except that those designated for the non-executive directors are not available to executive directors. The process has been approved by both the Audit Committee and the Board and is designed to meet the requirements of the NYSE and the SEC. Concerns may be reported anonymously or confidentially.

Pictured is KREX-2, an intelligent systems research and development support vehicle used in biologic and resource analog investigations in low light environments. KREX-2 is part of the Human Exploration Telerobotics at the NASA Ames Research Center. KBRwyle develops and integrates new artificial intelligence autonomous technologies for robotic exploration systems, applied computer vision, human-robot interaction, mobile manipulation, interactive 3D visualization, and robot software architectures.

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Compensation Discussion and Analysis

Executive Summary

Named Executive Officers

This Compensation Discussion and Analysis provides a detailed description of our compensation philosophy, objectives, policies, and practices in place during 2018, and explains the factors considered by the Compensation Committee of our Board of Directors (our “Compensation Committee” or the “Committee”) in making compensation decisions during 2018. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers or “NEOs” for 2018, namely:

Name	Title
Stuart Bradie	President and Chief Executive Officer
Mark Sopp	Executive Vice President and Chief Financial Officer
Farhan Mujib	President — Delivery Solutions
Jay Ibrahim	President — Energy Services
Ian Mackey	Executive Vice President, Chief Corporate Officer

These NEOs, together with the other members of our Senior Executive Management whose compensation is determined by our Compensation Committee and our Board of Directors, are referred to as our “Senior Executive Management.”

Financial and Performance Highlights

Performance Highlights

2018 marked the second consecutive year that KBR has delivered at or above expectations. We have not only met or exceeded our EPS target, but also margins, cash flow targets and revenue growth. The drivers for this outstanding level of performance start with our resilience during macroeconomic and industry challenges and endurance with which we carried out our robust strategic vision.

Our revenue growth was attributable to strong organic growth and our acquisitions of the operational management contract of our Aspire Defence project joint venture in the U.K. and SGT, a leading provider of high-value engineering, mission operations, scientific and IT software solutions in the governments services market. These acquisitions further added to our strategic shift to increase long-term predictable profits and cash flow and to position KBR for long-term growth.

Our Government Services business grew 58% in 2018, 17% organic. Our team continued to win re-competes, capture market share, drive new growth synergies and capitalize on incidental situations.

We saw on-contract growth in our logistics and engineering services business areas, strong new tasking of awards and execution in systems integration for the Army, the Air Force and the joint operations communities, ramp up of recent new awards, such as NASA Mission Systems Operations Contract, Diego Garcia and new C4ISR work for the Air Force. Lastly, we were asked by the Air Force to lead in the restoration efforts of the Tyndall Air Force Base resulting from the damage caused by Hurricane Michael. We delivered on this urgent and quite sizable project by assembling teams from both our Government Services and Hydrocarbons Services businesses demonstrating our agility and synergy across KBR.

Our Technology business continued its consistent track record of growth and strong profitability, growing 10%, all organic. The strong margins in this business resulted from bundled license, equipment, engineering and catalyst sales packages coupled with a highly-efficient overhead cost structure. Additionally, our license content mix in 2018 aided margins.

In the Hydrocarbons Services business we remained committed to our commercial discipline and strong execution, which enabled us to avoid the volatility in the industry. As a result, profits correlated much higher to revenue levels. 75% of our Hydrocarbons business' backlog represents services, which provide more stable profits and cash flow.

Our increase in backlog of 28% is underpinned by our private financing initiatives, providing greater long-term predictability.

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Our milestones in 2018 further included:

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Our unwavering efforts to improve cash flow led to a decrease in our Day Sales Outstanding (“DSO”) of 10 days from the preceding year and 95% cash conversion. With increased focus on collections, distributions from joint ventures and negotiated favorable cash advances from customers, our Government Services and Technology businesses operated with negative working capital in the aggregate;

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Our Government Services business received, among other awards, three NASA awards demonstrating our strong presence in the space community: 1) the Large Business Prime Contractor of the Year Award by the NASA Johnson Space Center; 2) the Large Business Prime Contractor of the Year Award by the NASA Goddard Space Flight Center; and 3) the NASA Ames award for our Mentor-Protege efforts.

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Our Technology business benefited from strong market demands driven by growing global demand for consumer goods, increasing global population and changing regulations allowing for a pipeline of growing opportunities. We continued to innovate in commercializing developed leading-edge sustainable solutions by building the first K-SAATTM plant in China. We also received our first order to build a K-SAATTM plant in the U.S. Our K-SAATTM technology allows refiners to deliver high-octane motor and aviation fuels, using our efficient and proprietary catalyst. Our ROSE® technology, which removes sulfur from the heavy bottom of barrel crude is our revolutionary solution to IMO 2020 regulations.

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Our Koch Enid Construction project received the 2019 Associate Builders and Constructors (“ABC”) Safety Training and Evaluation Process award for our improvements to the safety performance on the project as well as the 2019 ABC Eagle award, the top U.S. national award recognizing our safety, quality, subcontractor management, and usage of production tools in the field.

Pay for Performance in 2018

2018 was a year of strong financial results, which positioned KBR for long-term growth. In addition to the strong financial results noted above, our one-year TSR ranked second among our TSR Peer Group. We met or exceeded every financial goal we set in our 2018 Short-Term Incentive (“STI”) Plan. While our achievements were above expectations, our Compensation Committee exercised negative discretion on our safety and operating cash flow performance metric payouts in light of a fatal employee incident and to be fiscally conservative because of KBR's acquisition of SGT in April 2018. Our three-year Job Income Sold from January 1, 2016, to December 31, 2018, exceeded the target, resulting in a payout in 2019 of the KBR Long-Term Performance Cash Awards (“PAs”) granted in 2016. Our three-year TSR for the same performance period ranked below the median of our TSR Peer Group and earned a zero payout.

As a result, while we had our second consecutive year of increased performance and growth, our CEO’s payouts from the 2018 STI Plan and PAs granted in 2016 decreased from the previous year, which is appropriately linked to Company performance over the past three years. 2016 was the pivotal year that triggered the upward trajectory since the beginning of 2017; as such, our results in 2016, particularly when compared to that of our TSR Peer Group, were lagging. Our CEO's journey with KBR has been remarkable due to his robust strategic vision to return KBR to growth to become industry leading in the markets in which we operate. Since his appointment four and a half years ago, his vision, leadership, and actions returned KBR to its core capabilities: be cost-efficient, win our customers' trust, and build a solid foundation with great potential. To further demonstrate the link between pay and performance, due to satisfaction of applicable performance goals, our CEO earned 100% of his KBR Performance Restricted Stock Units (“PSUs”) that were scheduled to vest in June 2018. The CEO's PSUs have a performance requirement whereby KBR's stock price must have TSR of at least 6% for the twelve full calendar months prior to vesting in order for the PSUs to vest.

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Overview of Executive Compensation Philosophy, Policies and Practices

Key Considerations in Determining Executive Compensation

Our Compensation Committee regularly reviews the elements of the individual compensation packages for our CEO and Senior Executive Management. Our Compensation Committee delegates to our CEO the duty to approve and administer the individual compensation packages for other executives and employees, excluding our Senior Executive Management, subject to the Committee’s annual review of the delegation. In determining executive compensation, our Compensation Committee takes into consideration:

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Alignment with stockholders’ interest;

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Importance of consistent performance;

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Challenging performance metrics;

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Appropriate mix of short-term and long-term incentives; and

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Targeting base salary, short-term incentives, long-term incentives, and total compensation levels near the 50th percentile of the competitive market for good performance and above the 50th percentile of the competitive market for consistent, outstanding performance over time, but also taking into consideration other factors, including differences in our NEOs' position responsibilities compared to comparable executive position responsibilities at our peers, experience, retention risk, and internal equity.

Our executive compensation program is regularly reviewed to ensure that the program’s components continue to align with the above objectives and that the program is administered in a manner consistent with established compensation policies.

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Policies and Practices

Below is a summary of our compensation policies and practices in place during 2018 for our Named Executive Officers:

Clawbacks
●

If our Committee determines that a NEO (or any other employee) has been paid incentive compensation (both cash and equity) based on restated financial results, the Committee may seek recovery of any overpayments.

Stock Ownership Guidelines
●

We require our CEO to own a significant amount of stock equivalent to five times his base salary and our other NEOs to own an amount of stock equivalent to three times their base salary to align their interests with our stockholders.

No Pledging	● No officers may pledge Company stock.
No Hedging	● No officers may hedge Company stock.
No Option Repricing	● We prohibit the repricing of KBR stock options.
Market Comparison
●

Base salary, short-term incentives, long-term incentives and total compensation levels are generally targeted near the median of peer companies for good performance, and above the 50th percentile of the competitive market for consistent, outstanding performance over time, but also consider other factors, including differences in our position responsibilities compared to our peers, experience, retention risk, and internal equity.

Performance-Based Compensation	● A majority of our NEOs’ compensation is performance-based compensation and is paid on the achievement of absolute and relative performance goals.
Double-Trigger
●

The severance and change-in-control agreements require a double-trigger for a change-in-control termination (i.e., the occurrence of both a change-in-control and a termination of employment within two years following the change-in-control event) in order for an executive to receive change-in-control benefits.

No Employment Agreements	● No employment agreements are provided.
No Tax Gross-Ups	● No excise tax gross-up agreements are provided.
No House Buyouts	● No house buyouts are provided to any NEOs.

We encourage you to read the following detailed discussion and analysis of our executive compensation program, including the tables that follow the Compensation Discussion and Analysis.

Third-Party Consultants

Under its charter, our Compensation Committee is authorized to retain a compensation consultant and has the sole authority to approve the consultant’s fees and other retention terms. While our Compensation Committee believes that using third-party consultants is an efficient way to keep current regarding competitive compensation practices, our Compensation Committee does not accord undue weight to the advice of outside professional advisors, but instead makes changes in our compensation program in light of whether the program’s intended objectives are being achieved. In 2018, our Compensation Committee used the services of one compensation consulting firm, Meridian Compensation Partners, LLC (“Meridian”). Our Compensation Committee engaged and managed its relationship with the Meridian executive compensation consultants directly. In addition, Meridian reported directly to the Compensation Committee with respect to all executive and non-executive director compensation matters.

The nature and scope of Meridian’s engagement by the Compensation Committee included advising the Compensation Committee, as it needed, with respect to all executive compensation matters under the Compensation Committee’s purview. The material elements of the instructions or directions given to Meridian with respect to the performance of its duties to the Compensation Committee included engaging Meridian to provide the Compensation Committee with: (1) a 2018 proxy update; (2) a review of the peer groups used to assess the competitiveness of our executive compensation programs for the 2018-2019 compensation cycle; (3) regular updates of the valuation of our long-term performance cash awards; (4) a competitive market study of executive compensation for the Senior Executive Management; (5) regular updates on notable legislative and regulatory activities; (6) a review of the risk profile of the proposed long-term incentive performance metrics for 2019; (7) a review of the CEO’s 2019 executive compensation recommendations for our Senior Executive Management; (8) a review of the CEO’s compensation for 2019; and (9) a review of non-executive director compensation for 2019.

Outside of providing executive and director advisory services to our Compensation Committee, Meridian provided no other services to us or our affiliates. In May 2018, after the Compensation Committee reviewed the independence factors approved by the SEC for implementation by the NYSE in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) for compensation consultants and considered Meridian’s independence based on such factors, the Compensation Committee confirmed Meridian’s independence and lack of a conflict of interest in 2018, and approved the continued retention of Meridian.

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Core and Diversified Peer Groups

In the design and administration of our 2018 executive compensation programs for our Named Executive Officers, our Compensation Committee considered competitive market data from our Core and Diversified Peer Groups. Our Compensation Committee also used its discretion and business judgment in determining overall compensation.

The Core Peer Group is composed of 13 companies with primary operations in the provision of highly technical and professional services to the U.S. government and engineering, construction, and services industry, against which we believe KBR most competes for employees and business. The compensation data for our Core Peer Group was obtained from publicly available sources, including proxy statements and Form 4 and 8-K disclosures, and was not adjusted. The Core Peer Group used for 2018 compensation decisions consisted of the companies in the table below, which includes revenue, asset, and market cap data relevant at the time these companies were relied upon for making the decisions on 2018 compensation.

Data in billions — as of 12/29/2017

Company	Revenues		Assets	Market Cap
AECOM Technology Corporation(1)	$18.203		$14.397	$5.856
Booz Allen Hamilton Holding Corporation(2)	$5.804		$3.373	$5.560
CACI International Inc(3)	$4.355		$3.911	$3.259
CH2M Hill Companies, Ltd.(4)	$3.766		$2.698	$—
Chicago Bridge & Iron Company N.V.	$6.673		$5.972	$1.637
EMCOR Group, Inc.	$7.687		$3.966	$4.808
Fluor Corporation	$19.521		$9.328	$7.225
Jacobs Engineering Group Inc.(5)	$10.023		$7.381	$7.950
Leidos Holdings, Inc.	$10.170		$8.990	$9.768
ManTech International Corporation	$1.717		$1.744	$1.295
McDermott International, Inc.	$2.985		$3.223	$1.869
Quanta Services, Inc.	$9.466		$6.480	$6.051
Science Applications International Corporation(6)	$4.450		$2.042	$3.275
Median (including KBR)	$6.239		$3.938	$4.042
KBR, INC.	$4.171	(7)	$3.674	$2.778

(1)

AECOM Technology Corporation’s Revenues and Assets are as of 9/30/2017 and Market Cap is as of 12/29/2017.

(2)

Booz Allen Hamilton Holding Corporation’s Revenues and Assets are as of 3/31/2017 and Market Cap is as of 12/29/2017.

(3)

CACI International Inc.’s Revenues and Assets are as of 6/30/2017 and Market Cap is as of 12/29/2017.

(4)

CH2M Hill Companies, Ltd.’s Revenues and Assets are as of 9/29/2017 (unaudited). CH2M Hill Companies, Ltd.’s Market Cap is not listed above because its stock was not publicly traded.

(5)

Jacobs Engineering Group Inc.’s Revenues and Assets are as of 9/29/2017 and Market Cap is as of 12/29/2017. Jacobs Engineering Group Inc. acquired CH2M Hill Companies, Ltd. via a cash and stock transaction on August 2, 2017, and the acquisition was completed on December 18, 2017.

(6)

Science Applications International Corporation’s Revenues and Assets are as of 2/3/2017 and Market Cap is as of 12/29/2017.

(7)

KBR’s revenue does not include our share of revenue from our unconsolidated joint ventures, which was approximately $2.4 billion in 2017.

In addition to publicly-available data for the Core Peer Group, a supplemental group of companies was selected to provide additional data for assessing the competitiveness and reasonableness of our compensation programs for our Named Executive Officers. The Diversified Peer Group consisted of 21 companies that were participants in the Equilar Executive Compensation Survey (which was used by Meridian to analyze peer company compensation data that was not publicly available), crossing multiple manufacturing and operations-focused industries of similar size and scope as KBR. The companies were generally selected based on company revenue, size, complexity and performance, and the nature of their principal business operations with specific emphasis on engineering and construction, heavy industrial, manufacturing, and government services. Special consideration was also given to companies based in Houston. The Compensation Committee believes the Diversified Peer Group appropriately represents both the local Houston and the broader market for key management and technical talent. The companies that comprised the Diversified Peer Group used for 2018 compensation decisions were: AECOM Technology Corporation; Boise Cascade Co; Booz Allen Hamilton Holding Corporation; CH2M Hill Companies, Ltd.; Dover Corporation; EMCOR Group, Inc.; Flowserve Corporation; Fluor Corporation; Hubbell Inc.; Leidos Holdings Inc.; Lennox International Inc.; McDermott International, Inc.; Meritor Inc.; Newell Rubbermaid Inc.; Rockwell Collins, Inc.; Stantec Inc.; Terex Corporation; Tetra Tech, Inc.; Timken Corporation; Tutor Perini Corporation; and Visteon Corporation.

During 2018, our Compensation Committee asked Meridian to review the appropriateness of the Core and Diversified Peer Groups used in the assessment of the competitiveness of our executive compensation programs. The review considered several factors relating to the companies in both our Core and

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Diversified Peer Groups, including an analysis of certain financial metrics drawn from the Equilar Executive Compensation Survey (i.e., revenue, net assets, market capitalization, enterprise value, and number of employees), the business strategies of the peer group companies, the effects of corporate transactions, and the availability of market data. As a result of the review, effective for 2019 compensation decisions, our Compensation Committee updated our Core Peer Group by removing CH2M Hill Companies, Ltd. and Chicago Bridge & Iron Company N.V. because they were acquired by Jacobs Engineering Group Inc. and McDermott International, Inc., respectively, and including Vectrus, Inc., a global government services company. Our Core Peer Group for 2019 compensation decisions includes: AECOM Technology Corporation; Booz Allen Hamilton Holding Corporation; CACI International Inc.; EMCOR Group, Inc.; Fluor Corporation; Jacobs Engineering Group Inc.; Leidos Holdings, Inc.; ManTech International Corporation; McDermott International, Inc.; Quanta Services, Inc.; Science Applications International Corporation; and Vectrus, Inc. Our Compensation Committee also made changes to our Diversified Peer Group. The changes to our Diversified Peer Group were made due to some of our peers not participating in the Equilar Executive Compensation Survey. Our Diversified Peer Group for 2019 compensation decisions includes: Boise Cascade Co; Booz Allen Hamilton Holding Corporation; Dover Corporation; EMCOR Group, Inc.; Flowserve Corporation; Harris Corporation; Hubbell Inc.; Huntington Ingalls Industries, Inc.; Leidos Holdings Inc.; Lennox International Inc.; McDermott International, Inc.; Meritor Inc.; Quanta Services, Inc.; Science Applications International Corporation; Teradata Corporation; Tetra Tech, Inc.; Timken Corporation; Unisys Corporation; Visteon Corporation; and Weatherford International plc.

Role of Compensation Committee and CEO

During 2018, our CEO made recommendations to our Compensation Committee regarding the compensation and incentives for our Senior Executive Management other than himself. Our CEO also:

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recommended performance measures, target goals and award schedules for short-term and long-term incentive awards, and reviewed performance goals for consistency with our projected business plan;

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reviewed competitive market data for Senior Executive Management positions; and

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developed specific recommendations regarding the amount and form of equity compensation to be awarded to our Senior Executive Management.

Based on the CEO’s recommendations and in concert with him, our Compensation Committee’s role is to annually review and approve the compensation and incentive awards for our Senior Executive Management.

No Significant Changes Made in 2018 to KBR’s Compensation Program

In 2017, the Compensation Committee made changes to our compensation program to further emphasize the link between pay and Company performance. These changes related to the short-term incentive plan and included the increase of our EPS metric weighting from 25% to 40%, decrease of the individual Key Performance Indicators (“KPIs”) weighting from 45% to 30%, addition of more financially measurable metrics to the KPIs, and CEO's KPIs being based solely on earnings before interest, tax, depreciation and amortization (“EBITDA”) targets. The Compensation Committee believed that the changes made in 2017 strongly reflect our pay for performance strategy. Accordingly, no significant changes were made to our compensation program for 2018.

Stockholder Advisory Vote on Compensation

We believe we have a well-designed executive compensation program. The most recent stockholder advisory proposal on executive compensation (“Say-on-Pay Proposal”) was presented to our stockholders during the Company’s annual meeting of stockholders on May 16, 2018. At that 2018 annual meeting, approximately 93% of the votes cast (in person and by proxy) on the Say-on-Pay Proposal were voted in favor of the proposal.

Our Compensation Committee considered the results to be an affirmation of the stockholders’ support of our compensation policies and decisions. Our Company maintains a regular dialogue with our stockholders on a broad range of topics, including governance and executive compensation, and we will continue to consider the outcome of our Say-on-Pay Proposal when determining future compensation policies and decisions for our NEOs.

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Summary of 2018 Compensation to Named Executive Officers

2018 Base Salary and Target Short- and Long-Term Incentives

The table below reflects target annual compensation and is not intended to replace the more detailed information provided in the Summary Compensation Table. The target dollar amounts for restricted stock units are rounded to the next whole share upon grant.

			Target 2018 Long-Term Performance Incentives
	2018 Base Salary	Target 2018 Short-Term Incentive	Restricted Stock Units Target Dollar Amount	Performance Cash Award Target Dollar Amount	Total Target Amount
Mr. Bradie	$1,050,000	$1,312,500	$2,000,000	$4,000,000	$8,362,500
Mr. Sopp	$652,800	$522,240	$333,333	$666,667	$2,175,040
Mr. Mujib	$561,000	$504,900	$466,667	$933,333	$2,465,900
Mr. Ibrahim	$519,435	$415,548	$283,333	$566,667	$1,784,983
Mr. Mackey	$500,000	$400,000	$333,333	$666,667	$1,900,000

Performance-Based Compensation

A significant portion of our NEOs’ target annual compensation in 2018 was performance-based compensation. The following circle charts show the percentage of our CEO’s and other NEOs’ 2018 total target annual compensation that is performance-based compensation and the percentage that is not performance-based compensation. The circle charts reflect target annual compensation, except where actual is noted, and are not intended to replace the more detailed information provided in the Summary Compensation Table. “Other NEOs” includes all NEOs except for the CEO.

Elements of Compensation

Our executive compensation program has been designed to ensure that KBR is able to attract and retain ideal executives for applicable positions and that its compensation plans support KBR’s strategies, focus efforts, help achieve business success, and align with KBR’s stockholders’ interests. There is no pre-established formula for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, each year our Compensation Committee determines, at its discretion and business judgment, the appropriate level and mix of short-term and long-term incentive compensation for our Senior Executive NEOs to reward near-term superior performance and to encourage commitment to our long-range strategic business goals. To determine the appropriate combination of elements, we consider our philosophy to condition the majority of Named Executive Officer compensation on Company performance.

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As illustrated in the below charts, our 2018 executive compensation program consisted of the following core elements (at target): base salary, short-term incentives (annual), and long-term incentives. The circle charts are not intended to replace the more detailed information provided in the Summary Compensation Table. “Other NEOs” includes all NEOs except the CEO.

In addition to the core elements outlined above, our 2018 executive compensation program included the following supplemental benefits: severance and change-in-control protection and other generally available benefits, which are not reflected in the circle charts. Each element of our executive compensation program is described below.

A. Base Salary

We pay our Senior Executive Management market-competitive base salaries for the skills and experience necessary to meet the requirements of the executive’s role. To determine base salary for our Senior Executive Management, our Compensation Committee relied primarily on (1) market data for comparable positions within the Core and Diversified Peer Groups, (2) individual performance, and (3) internal pay equity. In addition to considering market comparisons in making salary decisions, our Compensation Committee exercised discretion and judgment based on the following factors:

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level of responsibility;

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experience in current role and equitable compensation relationships among our executives;

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performance and leadership; and

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external factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor, and the factors are considered by our Compensation Committee in its discretion. Salary reviews are conducted annually in which individual performance is evaluated; however, individual salaries are not necessarily adjusted each year. Our Compensation Committee generally established base salaries at competitive levels, primarily using the median pay levels of comparable positions in the Core and Diversified Peer Groups as reference points.

In 2018, the Compensation Committee made modest increases to the Named Executive Officers’ base salaries, except for Mr. Mackey. Mr. Mackey, who became our Chief Corporate Officer in December 2016 and whose responsibilities increased with acting as lead director for KBR in our Brown & Root Industrial Services (“BRIS”) joint venture and managing KBR's Information Technology, Real Estate and Travel departments in addition to Human Resources, received a larger base salary increase, as noted below.

The following are the base salaries for our Named Executive Officers, effective January 1, 2018:

Name	Increase (% of 2017 Base Salary)	2018 Base Salary	Basis for Decision
Mr. Bradie	$50,000 (5%)	$1,050,000	Core Peer Group data, performance and first base salary increase since he started with KBR in 2014.
Mr. Sopp	$12,800 (2%)	$652,800	Core Peer Group data and performance.
Mr. Mujib	$11,000 (2%)	$561,000	Core Peer Group data and performance.
Mr. Ibrahim	$10,185 (2%)	$519,435	Core Peer Group data and performance.
Mr. Mackey	$50,000 (11%)	$500,000	Diversified Peer Group data, increased responsibilities, and performance.
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B. Short-Term Incentives (Annual)

Our Compensation Committee established the KBR Senior Executive Performance Pay Plan (the “Performance Pay Plan”) to reward Senior Executive Management for improving financial results for stockholders of KBR and to provide a means to link cash compensation to KBR’s short-term performance. The Performance Pay Plan is a performance program under the stockholder-approved KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “KBR Stock and Incentive Plan”). We provide for short-term incentives in order to motivate and reward achievement of, and performance in excess of, KBR’s annual goals.

In December 2017, our Compensation Committee met to determine the 2018 target award percentages of base salary for our Named Executive Officers under the Performance Pay Plan. The target award percentages of base salary among our Named Executive Officers were generally set to be consistent with the median target awards of similar positions within our Core and Diversified Peer Groups as provided below. The short-term incentive award opportunities were based on a percentage of base salary assuming attainment of specified threshold, target, and maximum performance levels, which were, respectively: (i) for Mr. Bradie, 31.25%, 125%, and 250%; (ii) for Mr. Mujib, 22.5%, 90%, and 180%; and (iii) for Messrs. Ibrahim, Mackey and Sopp, 20%, 80%, and 160%.

Name	Increase to Target Short-Term Award % of Base Salary	2018 Target Short-Term Award % of Base Salary	Basis for Decision
Mr. Bradie	0%	125%	Core Peer Group data and performance.
Mr. Sopp	0%	80%	Core Peer Group data and internal equity.
Mr. Mujib	0%	90%	Core Peer Group data and internal equity.
Mr. Ibrahim	0%	80%	Core Peer Group data and internal equity.
Mr. Mackey	0%	80%	Diversified Peer Group data and internal equity.

Fiscal year 2018 was the fourth full year after Mr. Bradie’s arrival at KBR in June 2014 and after the initiation of our strategic plan in December 2014. The metrics below reflect the continued vision and strategy of our Company. The metrics remained the same as our 2017 short-term incentive plan, which focused our NEOs on the key measures of success in connection with the execution of our strategic plan.

In addition, our Compensation Committee took measures to ensure that targets remained challenging and competitive. Our Compensation Committee adopted the following performance metrics (and weightings) for our CEO and other NEOs:

Performance Metric	Weighting	Rationale
KBR Adjusted EPS Measures net income divided by the weighted average number of fully diluted Company shares outstanding (excluding adjustments as noted under the section titled “Non-GAAP Reconciliation: Adjusted EBITDA and Adjusted EPS” at the end of this proxy statement).	40%

This metric helps to align our NEOs with the interests of our stockholders because strong EPS generally increases the value of our stock. EPS was set at a challenging level given the difficult energy market. Buybacks are considered in reviewing EPS achievement to provide for an accurate comparison against the pre-established target.

KPIs KPIs are individual performance metrics specific to each NEO. For the CEO, the KPIs are solely based on earnings before interest, tax, depreciation and amortization (“EBITDA”). The KPIs for the other NEOs are described on pages 50, 51 and 52.	30%	KPIs allow the Company to incentivize individual performance by rewarding individual contributions to KBR’s key strategy focus areas.
KBR Operating Cash Flow (“OCF”) KBR OCF measures the amount of cash generated by KBR’s operations.	20%

KBR’s OCF Target is based on its 2018 budgeted Cash Flow from Operations. This metric was aligned with our strategic transformation plan. This metric was established to ensure that our NEOs focus on generating cash flow.

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Performance Metric	Weighting	Rationale
Completed SAFE Tours SAFE (Shaping Accident Free Environments) Tours measure the number of SAFE tours completed by KBR leadership.	5%

This is intended to be a forward-looking metric to promote the safety of all Company employees and affiliates. Safety incentives also help reduce costs for the Company. KBR’s 2018 Completed SAFE Tours target number was derived from the goal to have approximately one SAFE tour per week. While we met the maximum SAFE Tours in 2017, we maintained Target at the same level as in 2017 because we believe that by maintaining the target level we emphasize the quality of the tours rather than just the quantity. Threshold is Target minus six, and Maximum is Target plus six. A SAFE Tour is a project, office, or site visit by a NEO where the NEO must ensure implementation of KBR’s Zero Harm 24/7 initiative. The objective of the SAFE Tour is to exhibit visible leadership and commitment to health, safety, security and environment from the highest level of our Company. It requires a significant commitment from each NEO.

KBR Consolidated Safety Safety measures the total recordable incident rate (“TRIR”), which is calculated as the number of recordable incidents for every 200,000 work-hours, for consolidated KBR.	5%	This historic metric measures the safety of all Company employees and affiliates. Safety incentives also help reduce costs for the Company.

We believe the above metrics are the most important measures to drive KBR’s growth and to increase our stockholders’ value.

Target Award Level

When establishing target levels for the short-term incentive award schedule for 2018, the Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecast general business and industry conditions. Target award levels generally reflect the objectives set by our Compensation Committee and are generally intended to approximate the 50th percentile of our Core Peer Group (using the Diversified Peer Group data for additional input) for good performance and above the 50th percentile for consistent, outstanding performance, but our Compensation Committee also considers other factors as noted earlier in this Compensation Discussion and Analysis. At the time the target levels are established, the outcome is intended to be substantially uncertain but achievable and require better than expected performance from our NEOs. Our Compensation Committee adopted target levels for our short-term incentive award schedule that maintained the same rigor as the performance targets from the prior year, especially in light of the challenging hydrocarbons market.

For KBR Adjusted EPS, our Compensation Committee set the target level at $0.02 above the midpoint of the adjusted EPS guidance of $1.35 to $1.45, which was included in Exhibit 99.1 to our Form 8-K filed on February 23, 2018. We considered an adjusted EPS of $1.42 a rigorous target level because our 2017 EPS of $3.06 included: non-cash benefits of $1.58 due to the reassessment of a valuation allowance upon achieving cumulative pretax income, $0.13 due to the tax rate change associated with the Tax Reform Act, and $0.18 due to a one-time, legacy settlement payment from PEMEX. Excluding these items, our 2017 adjusted EPS was $1.31 (see reconciliation under the section titled “Non-GAAP Reconciliation: EBITDA and Adjusted EPS” at the end of this proxy statement). Our 2018 KBR Adjusted EPS target of $1.42 reflected an 8.4% increase from the adjusted 2017 EPS of $1.31.

For KBR's Operating Cash Flow (“OCF”), our Compensation Committee set the target level at 2% above the midpoint of our OCF guidance of $125MM to $175MM, which was included in Exhibit 99.1 to our Form 8-K filed on February 23, 2018. We considered an OCF of $153.1MM to be an appropriate target level given that our 2017 OCF of $193MM included the one-time, legacy settlement payment from PEMEX of $435MM. Excluding the PEMEX settlement, the $153.1MM reflected a rigorous goal.

The 2018 target level for the Consolidated Safety TRIR performance metric was set at .214, which was slightly better than the 2017 TRIR result of .215, because with industry-leading performance, we adopt a continuous improvement goal philosophy. As noted in our 2018 proxy statement, we showed a 2017 TRIR result of .195 under our 2017 short-term incentive of award schedule because the .195 TRIR excluded safety incidents for the first six months of 2017 that were attributable to Wyle, Inc. and Honeywell Technology Solutions Inc. (“HTSI”), companies we acquired in the third quarter of 2016, to allow management time to implement our Zero Harm program within these businesses. Our 2018 target level and result for TRIR under our 2018 short-term incentive plan included Wyle, Inc. and HTSI incidents.

Our Compensation Committee established the 2018 target award levels shown on the next page in the 2018 Short-Term Incentives Table, with actual results and payouts certified in February 2019.

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2018 SHORT-TERM INCENTIVES TABLE

Weight	Performance Metric	Threshold	Target	Maximum	Actual Result	Payout
40%	KBR Adjusted EPS(1)	$1.37	$1.42	$1.47	$1.53	80.0%
20%	KBR OCF(2)	$114.8MM	$153.1MM	$191.3MM	$164.8MM	26.2%
5%	SAFE Tours Completed	49	55	61	63	10.0%
5%	Consolidated Safety (TRIR)(3)	.229	.214	.199	.168	10.0%
30%	KPIs				As noted below	As noted below
TOTAL PAYOUT(4)	126.2%

(1)

The 2018 EPS actual result of $1.53 relates to the achieved adjusted EPS for the year. A reconciliation of adjusted EPS to EPS is provided at the end of this proxy statement under the section titled “Non-GAAP Reconciliation: Adjusted EBITDA and Adjusted EPS.”

(2)

The 2018 OCF actual result of $164.8MM achieved a payout of 26.2%; however, the payout was reduced to 20% to be fiscally conservative because of the acquisition of SGT in April 2018 as described below.

(3)

The 2018 TRIR actual result of .168 achieved a payout of 10%; however, the payout was reduced to 0% in light of a fatal employee incident as described below. The 2018 TRIR actual result of .168 differs from the 2018 TRIR of .191 illustrated in the “KBR Total Recordable Incident Rate” graphic in the Proxy Summary of this proxy statement under the section titled “Financial Highlights” because the TRIR used to measure the Consolidated Safety TRIR for the 2018 short-term incentive plan excluded the TRIR attributable to Aspire Defence to allow management time to establish our Zero Harm initiatives and culture within that project following our acquisition of our partner's interest in Aspire Defence in April 2018.

(4)

The total payout percentage does not include the percentages earned with respect to the KPIs. The final payouts for our CEO and other NEOs are on the following three pages.

Exercise of Negative Discretion for Operating Cash Flow and Consolidated Safety (TRIR) Metrics

In 2018, our OCF was $164.8MM and fell in between our target and maximum goals for the OCF performance metric. Using linear interpolation, our OCF achieved a result of 131%, which when multiplied by the 20% weighting, resulted in a payout of 26.2%. The Compensation Committee exercised negative discretion to reduce the OCF payout from 26.2% to 20% to be fiscally conservative because of the Company's acquisition of SGT in April 2018. Our TRIR in 2018 was .168 and exceeded our maximum goal for the Consolidated Safety (TRIR) performance metric. Our TRIR achieved a result of 200%, which when multiplied by the 5% weighting, resulted in a payout of 10%. The Compensation Committee exercised negative discretion to reduce the TRIR payout from 10% to 0% in light of a fatal employee incident. This emphasizes the importance of safety to KBR and aligns with KBR’s mission to achieve Zero Harm every day. The 2018 TRIR actual result of .168 differs from the 2018 TRIR of .191 illustrated in the “KBR Total Recordable Incident Rate” graphic in the Proxy Summary of this proxy statement under the section titled “Financial Highlights” because the TRIR used to measure the Consolidated Safety TRIR for the 2018 short-term incentive plan excluded the TRIR attributable to Aspire Defence to allow management time to establish our Zero Harm initiatives and culture within that project following our acquisition of our partner's interest in Aspire Defence in April 2018.

KPIs and STI Payout for Mr. Bradie

Mr. Bradie earned 53.25% on his KPIs as provided below:

Weight	KPI	Threshold	Target	Maximum	Actual Result	Payout
15%	Grow Technology business (EBITDA) versus 2017.	7%	10%	13%	12%	23.25%
15%	Grow Government Services business (EBITDA) (excluding the acquisition of Aspire Defence) versus 2017.	2%	5%	8%	19%	30.00%
KPI PAYOUT						53.25%

Since the most recent decline in the price of a barrel of West Texas Intermediate crude oil, which dropped from over $100 per barrel in 2014 to below $50 at the end of 2018, many oil and gas companies have significantly reduced their capital expenditure budgets, which has negatively affected KBR’s business. Notwithstanding this continued challenging macro environment in the energy industry, in 2018 Mr. Bradie was able to steer KBR on a growth trajectory with 12% EBITDA growth in our Technology business and 19% EBITDA growth in our Government Services business (excluding the gain from our acquisition of Aspire Defence, which if included, would result in an approximately 25% rather than 19% gain from 2017). Not only did Mr. Bradie’s efforts help increase our EBITDA for both businesses, we saw 10% organic revenue growth in our Technology business and 17% organic revenue growth in our Government Services business. This growth helped KBR’s total fiscal year EBITDA increase from $320MM in 2017 to $504MM in 2018 (see reconciliation under the section titled “Non-GAAP Reconciliation: EBITDA and Adjusted EPS” at the end of this proxy statement). In light of these achievements, our Compensation Committee believes Mr. Bradie’s KPI results reflect the appropriate payout for his efforts in 2018.

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Mr. Bradie’s performance against his KPIs earned him the following payout:

CEO and Target	STI Payout per Actual Metrics Results (excluding KPIs)	Negative Discretion for Cash Flow and Safety	KPI Payout	Final Payout
Mr. Bradie Target 125%	$1,656,375 126.20% of target	$(212,625) (16.20%)	$698,906 53.25%	$2,142,656 163.25% of target

KPIs and STI Payout for Mr. Sopp

Mr. Sopp earned 25.4% on his KPIs as provided below:

Weight	KPI	Threshold	Target	Maximum	Actual Result	Payout
10%	Demonstrable progress in the expanded accounting improvement plan by reduction of post-closing adjustments in 2018 by at least 30% versus 2017.	$4MM	$5MM	$6MM	$(8MM)	0.0%
10%	Decrease in “carry over” un-remediated Sarbanes-Oxley Act deficiencies at year-end 2018 by 50% versus year-end 2017.	29	24	18	18	20.0%
10%	Cash Flow: reduce DSO in Government Services U.S. by three days from 2017.	78	74	70	76	5.4%
KPI PAYOUT						25.4%

Given the challenging energy macro environment noted above, our Compensation Committee believes Mr. Sopp’s KPI results reflect the appropriate payout for his efforts in 2018.

Mr. Sopp’s performance against his KPIs earned him the following payout:

NEO and Target	STI Payout per Actual Metrics Results (excluding KPIs)	Negative Discretion for Cash Flow and Safety	KPI Payout	Final Payout
Mr. Sopp Target 80%	$659,067 126.20% of target	$(84,603) (16.20%)	$132,649 25.40%	$707,113 135.40% of target

KPIs and STI Payout for Mr. Mujib

Mr. Mujib earned 10% on his KPIs as provided below:

Weight	KPI	Threshold	Target	Maximum	Actual Result	Payout
10%	Increase Hydrocarbons Services Americas backlog by $1.5B from December 2017 to December 2018.	$2,091.4MM	$2,291.4MM	$2,491.4MM	$1,249.7MM	0%
10%	Ichthys Operating Income, deliver successful start-up and execution and meet Operating Income actuals at or ahead of plan.	$28.1MM	$31.2MM	$34.3MM	$21.7MM	0%
10%	Embrace BRIS joint venture as KBR’s maintenance arm (measured via feedback from BRIS management, increased volume of joint KBR/BRIS engagements, and EBITDA performance).	$25.0MM	$27.0MM	$29.0MM	$42.0MM	20%
PRELIMINARY KPI PAYOUT						20%
NEGATIVE KPI DISCRETION						(10%)
KPI PAYOUT						10%

The actual result for Mr. Mujib's KPI “Embrace BRIS joint venture as KBR's maintenance arm” was $42.0MM, which exceeded his maximum goal and achieved a payout of 20%. The Compensation Committee exercised negative discretion to reduce the payout from 20% to 10% due to the lack of joint KBR/BRIS engagements.

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Mr. Mujib’s performance against his KPIs earned him the following payout:

NEO and Target	STI Payout per Actual Metrics Results (excluding KPIs)	Negative Discretion for Cash Flow and Safety	KPI Payout (including Negative KPI Discretion)	Final Payout
Mr. Mujib Target 90%	$637,184 126.20% of target	$(81,794) (16.20%)	$50,490 10.00%	$605,880 120.00% of target

KPIs and STI Payout for Mr. Ibrahim

Mr. Ibrahim earned 29.2% on his KPIs as provided below:

Weight	KPI	Threshold	Target	Maximum	Actual Result	Payout
10%	Deliver organic growth in Government Services business with successful integration of Aspire Defence and Sigma Bravo.	$103.0MM	$114.5MM	$125.9MM	$134.4MM	20.0%
10%	Engineering & Construction major project wins for 2018.	$20.0MM	$30.0MM	$40.0MM	$26.3MM	7.2%
10%	Deliver 10% EBITDA organic growth across maintenance portfolio.	$7.0MM	$8.2MM	$9.0MM	$8.1MM	9.2%
PRELIMINARY KPI PAYOUT						36.4%
NEGATIVE KPI DISCRETION						(7.2%)
KPI PAYOUT						29.2%

The actual result for Mr. Ibrahim's KPI “Engineering & Construction major project wins for 2018” was $26.3MM, which fell in between his threshold and target goals and achieved a payout of 7.2%. The Compensation Committee exercised negative discretion to reduce the payout from 7.2% to 0% because the project wins did not meet the desired specifications.

Mr. Ibrahim’s performance against his KPIs earned him the following payout:

NEO and Target	STI Payout per Actual Metrics Results (excluding KPIs)	Negative Discretion for Cash Flow and Safety	KPI Payout (including Negative KPI Discretion)	Final Payout
Mr. Ibrahim Target 80%	$524,422 126.20% of target	$(67,319) (16.20%)	$121,340 29.20%	$578,443 139.20% of target

KPIs and STI Payout for Mr. Mackey

Mr. Mackey earned 45% on his KPIs as provided below:

Weight	KPI	Threshold	Target	Maximum	Actual Result	Payout
10%	Deliver BRIS EBITDA on plan for 2018.	$25.0MM	$27.0MM	$29.0MM	$42.0MM	20%
10%	Five-year Information Technology strategy approved and commenced with actual net reduction in 2018.	$4.0MM	$5.0MM	$6.0MM	$8.6MM	20%
10%	UK triennial pension valuation agreed with trustee by end of 2018 within cash flow forecast of annual increase.	$20.0MM	$15.0MM	$10.0MM	$6.3MM	20%
PRELIMINARY KPI PAYOUT						60%
NEGATIVE KPI DISCRETION						(15%)
KPI PAYOUT						45%

The actual result for Mr. Mackey's KPI “Five-year Information Technology strategy approved and commenced with actual net reduction in 2018” was $8.6MM, which exceeded his maximum goal and achieved a payout of 20%. The Compensation Committee exercised negative discretion to reduce the payout from 20% to 5% because the progression of the Information Technology strategy was behind schedule.

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Mr. Mackey’s performance against his KPIs earned him the following payout:

NEO and Target	STI Payout per Actual Metrics Results (excluding KPIs)	Negative Discretion for Cash Flow and Safety	KPI Payout (including Negative KPI Discretion)	Final Payout
Mr. Mackey Target 80%	$504,800 126.20% of target	$(64,800) (16.20%)	$180,000 45.00%	$620,000 155.00% of target

Changes Made to KBR’s 2019 STI Plan Other Than To the Individual Annual KPIs

In 2019, our Compensation Committee made no changes to the financial and safety performance metrics of the STI plan, just as it made no changes to them in 2018, because the changes made in 2017 (such as increasing the EPS performance metric weighting from 25% to 40% and decreasing the KPI metric weighting from 45% to 30%) are still considered to be aligned with the interests of the Company and our stockholders and the goals are set at rigorous levels. However, the individual KPIs for our CEO and each NEO were updated for 2019.

C. Long-Term Performance Incentives

Under the KBR Stock and Incentive Plan, our Compensation Committee made the following grants to our Named Executive Officers in 2018: KBR Long-Term Performance Cash Awards and KBR Restricted Stock Units. A description of the KBR Stock and Incentive Plan, the methodology used by our Compensation Committee to determine the mix of awards to grant, and the KBR Long-Term Performance Cash Awards and KBR Restricted Stock Units granted under the KBR Stock and Incentive Plan is provided below.

Our internal stock award process is designed and administered to provide equity award grant dates that are prospective and not retrospective, or back-dated. Stock awards approved by our Compensation Committee are generally effective on the date of the meeting at which the approval occurs. Stock option grants, when approved by our Compensation Committee, are never issued with an exercise price below the fair market value of our common stock on the date of grant.

KBR Stock and Incentive Plan

We use long-term performance incentives to achieve the following objectives:

●

reward consistent achievement of value creation and operating performance goals;

●

align management’s interests with stockholders’ interests; and

●

encourage long-term perspectives and commitment.

Long-term incentives represent the largest component of total executive compensation opportunity for our executives. We believe this is appropriate given our belief that executive pay should be closely tied to stockholders’ interests.

The KBR Stock and Incentive Plan provides for a variety of cash and stock-based awards, including nonqualified and incentive stock options, restricted stock/units, performance shares/units, stock appreciation rights, and stock value equivalents, also known as phantom stock. The KBR Stock and Incentive Plan allows the Compensation Committee the discretion to select from among these types of awards to establish individual long-term incentive awards. Our Compensation Committee met in December 2017 to review the amount of shares available under the KBR Stock and Incentive Plan for future stock-based awards and to review the CEO’s recommendations on the value of the long-term incentive awards to our Senior Executive Management. In addition, the Committee met in February 2018 to review and approve the amount and appropriate mix of long-term incentive awards to be granted to our Named Executive Officers.

For purposes of establishing the target dollar value of the long-term incentive awards, our Compensation Committee engaged Meridian to review our Named Executive Officers’ long-term incentive compensation. In February 2018, the Compensation Committee elected not to increase the long-term incentive target dollar values for our Named Executive Officers, as outlined in the below table:

Name	Increase (% of Target 2017 Long-Term Incentive Award)	2018 Long-Term Incentive Target Dollar Value of Award	Basis for Decision
Mr. Bradie	$0 (0%)	$6,000,000	Core Peer Group data.
Mr. Sopp	$0 (0%)	$1,000,000	Core Peer Group data and internal equity.
Mr. Mujib	$0 (0%)	$1,400,000	Core Peer Group data and internal equity.
Mr. Ibrahim	$0 (0%)	$850,000	Core Peer Group data and internal equity.
Mr. Mackey	$0 (0%)	$1,000,000	Diversified Peer Group data and internal equity.

Using the long-term incentive target dollar value of award for each Named Executive Officer listed above, our Compensation Committee granted our Named Executive Officers a mixture of 66 ⅔% performance cash awards (based on target value) and 33 ⅓% restricted stock units under the KBR Stock and Incentive Plan. The Committee concluded that this mix of performance cash awards and restricted stock units was consistent with the Company’s pay for performance objectives. Specifically, 50% of the performance cash awards are directly tied to our stock price performance and, therefore, directly to stockholder value. The other 50% of the performance cash awards focus our Named Executive Officers to improve job income sold (“JIS”) long term. In addition, our restricted stock units are tied directly to stockholder value and provide a significant incentive for our Named Executive Officers to remain with the Company. Our Compensation Committee reviewed the mix of equity awards of

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our Core Peer Group and Diversified Peer Group. Our Compensation Committee awarded a much higher percentage of performance cash awards (66 ⅔%) than either of our peer groups because our Compensation Committee believes that emphasizing job income sold and sustained TSR is more likely to increase sustained stockholder value. Our Compensation Committee decided in 2015 against granting stock options under the KBR Stock and Incentive Plan because it wanted to add more emphasis on our performance cash awards tied to our relative TSR and JIS and our restricted stock units, which are aligned directly with our stockholders. In addition, stock options were no longer as prevalent among our Core Peer Group.

KBR Long-Term Performance Cash Awards

The KBR Long-Term Performance Cash Awards are long-term incentive awards designed to provide selected executives with specified incentive opportunities contingent on the level of achievement of pre-established corporate performance objectives. When establishing target levels of corporate performance, our Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecast general business and industry conditions. At the time the target levels were established, the outcome was intended to be substantially uncertain, but achievable. The KBR Long-Term Performance Cash Awards may only be paid in cash, which minimizes stockholder dilution.

The 2018 KBR Long-Term Performance Cash Awards were granted to our Named Executive Officers in February 2018. Each KBR Long-Term Performance Cash Award has a target value of $1.00. For the 2018 KBR Long-Term Performance Cash Awards, the Compensation Committee maintained the weightings of the two performance measures, TSR and JIS, at 50% each. JIS was moved from the short-term annual Performance Pay Plan in 2014 because the Compensation Committee believed it was more appropriate to measure JIS over a longer, three-year period given the long-term nature of our projects and to focus more weight on it due to the operational challenges we experienced before our CEO’s tenure. The long-term tracking of JIS ensures that contract amendments and scope adjustments (both increases and decreases) are captured. Given that winning the right work is one of our key strategic priorities through which we can create long-term growth and through which we can position KBR for a strong and stable future amidst economic volatility, we believe that JIS measured over three years is an appropriate metric. Because we measure JIS over a three-year period, we capture contract adjustments that may impact future earnings.

TSR and JIS are measured over a three-year performance period beginning January 1, 2018, and ending December 31, 2020, as indicated below:

Total Stockholder Return (TSR)	Job Income Sold (JIS)

DEFINITION	DEFINITION
KBR’s average quarterly TSR over the three-year performance period is compared to the average quarterly TSR of each Company of our TSR Peer Group over the same period.	JIS is defined as the Company’s and its consolidated subsidiaries’ job income from (i) new projects awarded and (ii) earnings growth from contract amendments or scope adjustments to existing projects.
OBJECTIVE	OBJECTIVE
The objective of this metric is to directly link the payout to KBR’s average TSR performance relative to its peers, promoting stockholders’ interest.	The objective of this metric is to measure and reward sales performance and promote growth, which is one of our key strategic priorities.

The Compensation Committee determined the number of KBR Long-Term Performance Cash Awards for each Named Executive Officer by multiplying the total long-term incentive target value by 66 ⅔% and dividing the product by $1.00 (the target value of each KBR Long-Term Performance Cash Award). The Compensation Committee established the amount of the total long-term incentive value as described above in the section titled “KBR Stock and Incentive Plan.” Our Compensation Committee decided to use $1.00 as the target value for each KBR Long-Term Performance Cash Award for the purpose of administering and communicating the award to participants. In addition, the use of $1.00 as a target value for each KBR Long-Term Performance Cash Award is a means of expressing the value of each award since the number of KBR Long-Term Performance Cash Awards was granted based on the total target value of long-term incentive awards. The actual value of a KBR Long-Term Performance Cash Award may increase to a maximum of 200% of $1.00, or $2.00, or decrease to below threshold to 0% of $1.00, or $0.00. The value of KBR Long-Term Performance Cash Awards for performance between threshold and target or target and maximum will be calculated using linear interpolation. A three-year performance award cycle was adopted because of the ability to provide for retention and align with long-term stockholder returns.

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TSR is measured based on a sustained approach rather than a cumulative (point-to-point) approach. The Compensation Committee believes that the cumulative approach to measure TSR did not discern sustained performance over the three-year performance period. To measure sustained performance, each peer group company’s TSR (measured with a 20-trading-day average price) is calculated every quarter during the three-year performance period, and KBR’s average quarterly indexed TSR is ranked relative to the average quarterly indexed TSR of KBR’s peers. The average TSR for a company for the three-year performance period is the sum of the TSRs of the company measured at the end of each calendar quarter during the three-year performance period, divided by 12. The Compensation Committee believes that the sustained approach is better because it does not overemphasize a single ending point, but rather considers how investors may fare at different points over the entire three-year performance period.

Our 2018 TSR Peer Group includes: AECOM Technology Corporation, Chiyoda Corporation, EMCOR Group, Inc., Fluor Corporation, Jacobs Engineering Group Inc., McDermott International, Inc., Quanta Services, Inc., and TechnipFMC plc. Our 2018 TSR Peer Group previously included Chicago Bridge & Iron Company N.V.; however this company was removed as a result of its acquisition by McDermott International, Inc.

The TSR percentage is calculated by subtracting KBR’s TSR ranking as compared to the peer group from the total number of companies in the peer group, including KBR, dividing the difference by the number of companies in the peer group excluding KBR, and multiplying the quotient by 100%. Assuming a peer group of nine companies (including KBR but excluding Chicago Bridge & Iron Company N.V. as a result of its acquisition by McDermott International, Inc.), the TSR rankings and corresponding payout percentages are shown in the table below.

2018 Long-Term Performance Cash Award

TSR Payout

Performance Level	TSR Ranking	Percentile	Payout
Maximum	1	100.0%	200.0%
	2	87.5%	193.8%
	3	75.0%	162.5%
	4	62.5%	131.3%
Target	5	50.0%	100.0%
	6	37.5%	68.8%
Threshold	7	25.0%	37.5%
	8	12.5%	0.0%
	9	0.0%	0.0%

After the end of each performance award cycle, our Compensation Committee will determine the extent to which the performance goals have been achieved, and the amount of the performance award attributable to the TSR performance measure will be computed for each selected executive in accordance with the table above. For a result between threshold and target or target and maximum, the Performance Percentage earned is determined by linear interpolation between threshold and maximum based on the result achieved for the TSR performance measure.

The remaining 50% of the KBR Long-Term Performance Cash Awards will be determined based on JIS over the same three-year performance period. JIS is the Company’s and its consolidated subsidiaries’ job income from (i) new projects awarded and (ii) earnings changes from contract amendments (increases or decreases), or scope adjustments (increases or decreases) to existing projects. JIS is calculated as the average of the achievement levels of the JIS performance metric for each year during the three-year performance period. For 2018, Target JIS was $585MM, Maximum JIS was approximately 125% of Target, and Threshold JIS was approximately 75% of Target. Like the TSR portion of the 2018 KBR Long-Term Performance Cash Awards, achievement of Threshold pays out at 25%, Target at 100%, and Maximum at 200%, all weighted 50%. For the second and third years in the JIS performance period, the Compensation Committee will set the JIS target to ensure that it remains rigorous. The Compensation Committee decided to establish the JIS Target one year at a time due to the inability to forecast JIS beyond one year in the challenging hydrocarbons market. No award will be paid for JIS under the KBR Long-Term Performance Cash Awards until after the end of the three-year performance period when the average JIS earned will be calculated using the average JIS percentage achieved during each year in the three-year performance period.

In addition to the TSR and JIS performance measures, 20% of the KBR Long-Term Performance Cash Awards payout was subject to forfeiture on December 31, 2018, in the discretion of our Compensation Committee if it determined that 2018 was not a successful year for us. The 20% metric applied to the total KBR Long-Term Performance Cash Award granted in 2018. The 20% was a one-time threshold to be applied in 2018 only with permanent forfeiture if the Compensation Committee decided that 2018 was not a successful year on or before March 31, 2019. The 20% could not be earned back during the second and third years of the three-year performance period. In addition, there was no upside with the 20% metric. In 2018, this metric goal was met as the Compensation Committee determined that 2018 was a successful year for us and, accordingly, it did not exercise its discretion to cause a forfeiture of 20% of the award. Our Compensation Committee added this measure to allow the Compensation Committee to forfeit 20% of the KBR Long-Term Performance Cash Awards if the year did not perform as well as expected. In addition, the KBR Long-Term Performance Cash Awards that were granted to our NEOs in 2018 provide our Compensation Committee with the discretion to reduce, but not increase, by any amount (including a reduction resulting in no payout) the potential payments that would otherwise be made with respect to such awards based on the actual level of performance achieved during the performance period. This negative discretion may be exercised by the Compensation Committee at any time prior to the date of payment with respect to the award, except that it may not be exercised following the occurrence of a corporate change (as defined in the KBR Stock and Incentive Plan).

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In February 2019, our Compensation Committee certified the results for the KBR Long-Term Performance Cash Awards that were granted on March 1, 2016, which were based on TSR and JIS performance measures. The following table is a summary of the 2016 KBR Long-Term Performance Cash Awards for the January 1, 2016, to December 31, 2018, performance period and amounts actually paid for each of our Named Executive Officers. Mr. Sopp did not participate because he was not an employee of the Company when the 2016 KBR Long-Term Performance Cash Award was granted.

Payout Table for 2016-2018 KBR Long-Term Performance Cash Award Period

2016 Long-Term Incentive Payout				Total Stockholder Return					Job Income Sold
Named Executive Officer	Target ($)	Max ($)	Actual Payout ($)	Target (%)	Max (%)	Actual (% rank)	Actual Payout (%)	Actual TSR Payout ($)	Target (Avg $ 2016- 2018)	Max (Avg $ 2016- 2018)	Actual (Avg $ 2016- 2018)	Actual Payout (%)	Actual JIS Payout ($)
Mr. Bradie	3,666,667	7,333,334	3,289,000	50	100	14.3	0	0	438.8MM	561.7MM	548.1MM	89.7	3,289,000
Mr. Mujib	933,333	1,866,666	837,200	50	100	14.3	0	0	438.8MM	561.7MM	548.1MM	89.7	837,200
Mr. Ibrahim	500,000	1,000,000	448,500	50	100	14.3	0	0	438.8MM	561.7MM	548.1MM	89.7	448,500
Mr. Mackey	600,000	1,200,000	538,200	50	100	14.3	0	0	438.8MM	561.7MM	548.1MM	89.7	538,200

For the 2016 KBR Long-Term Performance Cash Awards, a TSR ranking below the 20th percentile results in zero payout, a ranking in the target 50th percentile results in target payout of 100%, and a ranking in the maximum 100th percentile results in a maximum payout. Therefore, the ranking of 14.3 percentile resulted in a 0% payout of 100% as the ranking was below the threshold for TSR.

For JIS the 2016 JIS payout ratio was above target at 184%, the 2017 JIS payout ratio exceeded the maximum, resulting in a 200% payout, and the 2018 JIS payout ratio was above target at 154%. The average JIS for the three-year performance period starting January 1, 2016, and ending on December 31, 2018, resulted in a JIS payout of 179.3%.

Based on the weighting of 50% for TSR and JIS, the total payout ratio for the 2016 KBR Long-Term Performance Cash Awards is 89.7% of target.

KBR Restricted Stock Units

During 2018, our Compensation Committee granted our Named Executive Officers restricted stock units that are subject to a three-year graded vesting schedule, based on service with the Company. In addition, dividend equivalents are paid on restricted stock units at the same time dividends are paid to common stockholders. The Compensation Committee determined the number of restricted stock units for each Named Executive Officer by multiplying the total long-term incentive target value by 33 ⅓% and dividing the product by the closing price of our common stock on the date of grant. The Compensation Committee established the amount of the total long-term incentive value as described above in the section titled “KBR Stock and Incentive Plan.” The Compensation Committee selected a three-year vesting schedule to facilitate retention and provide incentives to enhance long-term value. The three-year schedule meets the minimum vesting period generally mandated in the KBR Stock and Incentive Plan (other than with respect to a small, limited number of awards) for grants of restricted stock units.

In addition to the service requirement for vesting of the restricted stock units, 20% of the restricted stock units were subject to forfeiture on December 31, 2018, in the discretion of our Compensation Committee if it determined on or before the first anniversary of the date of grant that 2018 was not a successful year for us. Our Compensation Committee added this measure to allow the Compensation Committee to forfeit 20% of the restricted stock units if the year did not perform as well as expected. The metric was a one-time metric that if not satisfied at the end of 2018 would result in the permanent forfeiture of 20% of the restricted stock units. In 2018, this metric was met as the Compensation Committee determined that 2018 was a successful year for us and, accordingly, it did not exercise its discretion to cause a forfeiture of the restricted stock units.

In addition to the above, our CEO continued to hold his performance restricted stock units granted in 2014. In June 2018, our CEO earned 100% of his July 2014 performance restricted stock units that were scheduled to vest in June 2018. This was the first earned vesting following three years of forfeitures, as shown below:

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Other Compensation Elements

Nonqualified Deferred Compensation

We maintain the following active nonqualified deferred compensation plans in which one or more of our Named Executive Officers participate: (1) KBR Elective Deferral Plan and (2) KBR Benefit Restoration Plan. Our Compensation Committee approved these plans in April 2007 in order to provide a continuation of benefits to our employees who were entitled to such benefits under our prior parent’s nonqualified plans. Both of these plans are available to all KBR employees who meet the limits imposed by the Internal Revenue Code or the Employee Retirement Income Security Act. Our Compensation Committee continues to maintain these plans because they are offered by many of the companies in our Core Peer Group.

KBR Elective Deferral Plan

Our Named Executive Officers may participate in the KBR Elective Deferral Plan, a nonqualified deferred compensation plan, to meet their retirement and other future income needs. No Company contributions are made to fund deferrals to the KBR Elective Deferral Plan. Deferrals are entirely employee funded. Benefits under this plan are payable upon a termination of employment (or a specified future date).

KBR Benefit Restoration Plan

Our Named Executive Officers may participate in the KBR Benefit Restoration Plan, a nonqualified plan that provides a vehicle to restore qualified plan benefits that are reduced because of limitations imposed under the Internal Revenue Code or due to participation in other Company sponsored plans. Benefits under this plan are payable upon a termination of employment.

Defined Benefit Pension Plan

Our Named Executive Officers do not participate in any KBR sponsored defined benefit pension plans.

Severance and Change-in-Control Protection

Since 2008, our Compensation Committee has offered certain members of our Senior Executive Management a severance and change-in-control agreement (the “Agreement”) with the Company for several reasons. Providing termination benefits under a severance and change-in-control agreement allows the Company to be competitive with the practices of its Core Peer Group as well as the general market. Also, the specific terms for receiving termination benefits under the Agreement provide a means to motivate and retain key employees of the Company. Non-competition and clawback provisions provide protection for the Company by ensuring that the Company’s trade secrets and confidential information are safeguarded and that the Company retains rights to recover any termination benefits paid in the event of material evidence of an executive’s malfeasance. In addition, the Compensation Committee elected for the Agreement to require a double-trigger change-in-control termination (i.e., the occurrence of both a change-in-control and a termination of employment within two years following the change-in-control event) in order for an executive to receive change-in-control benefits. In March 2009, our Compensation Committee publicly committed to rejecting any proposals that request new excise tax gross-ups. Our Compensation Committee reconfirms that commitment, which is evidenced by each new Agreement we have entered into since March 2009, none of which have provided an excise tax gross-up. None of our NEOs’ Agreements contain an excise tax gross-up.

The Compensation Committee offered the Agreement to Mr. Mujib in February 2013, Mr. Bradie in June 2014, Mr. Mackey in January 2015, Mr. Ibrahim in May 2015, and Mr. Sopp in February 2017 because each of our other members of Senior Executive Management at those times had an Agreement or to incentivize them to leave their former employer and join the Company. The Agreement will terminate automatically on the earlier of (i) the executive’s termination of employment with the Company or (ii) in the event of a change-in-control during the term of the Agreement, two years following the change-in-control. The Agreement provides for (i) severance termination benefits (prior to a change-in-control), which for some members of Senior Executive Management, including Messrs. Mackey and Sopp, are graded based on service time with the Company, (ii) double-trigger change-in-control termination benefits (on or after a change-in-control), and (iii) death, disability, and retirement benefits. As a condition of receipt of these benefits (other than the death and disability benefits), the executives must first execute a release and full settlement agreement. The Agreement contains customary confidentiality, non-competition, and non-solicitation covenants, as well as a mandatory arbitration provision. In addition, the Agreement contains a clawback provision that allows the Company to recover any benefits paid under the Agreement if the Company determines within two years after the executive’s termination of employment that his employment could have been terminated for cause as defined within the Agreement. The Agreement provides that all unvested stock options, stock appreciation rights, restricted stock, restricted stock units, and performance cash awards granted to the executive by the Company will be forfeited upon severance. Such awards, however, will fully vest upon a double-trigger change-in-control termination. The terms of the Agreements for each NEO are further described and quantified below in the section titled “2018 Potential Payments Upon Termination or Change-in-Control” and “Severance and Change-in-Control Agreements.”

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Other Benefits

Generally, our Named Executive Officers participate in the same retirement and health and welfare programs as our other employees. In 2018, our Named Executive Officers participated in the Company’s 401(k) plan. Pursuant to this plan, we made employer matching contributions equal to 5.5% of eligible compensation. Their health care and insurance coverage is the same as that provided to other active employees, except that the Named Executive Officers are eligible to receive an executive physical. Executives are provided physicals as part of our Zero Harm initiative.

Our Compensation Committee generally does not offer perquisites to our Named Executive Officers, unless generally available to other Company employees. Our executives do not have company cars or car allowances, housing, or travel allowances, except in the case of relocation-related travel, housing, and car allowances.

To allow for maximum efficiency and productive use of time, one Company-leased car and a driver is provided in Houston for use by our Named Executive Officers and others for business purposes, except that our Named Executive Officers may use the Company-leased car and a driver for limited personal use only if the car is not being used by another Named Executive Officer for business purposes at that time. In addition, Named Executive Officers are eligible to receive limited financial planning advice.

In connection with his international assignment, Mr. Ibrahim received the standard allowances for a car, housing, school, and relocation costs. In addition, Mr. Ibrahim was included in our standard tax equalization program.

Impact of Executive Conduct or a Restatement of Earnings on Compensation (Clawback Policy)

If we determine at any time within two years after the termination of employment of a Named Executive Officer that such senior executive’s employment could have been terminated for Cause, as defined in the senior executive’s Agreement, we retain the right to recover any severance benefits (both cash and equity) provided under the Agreement to such senior executive. In such case, the senior executive agrees to promptly repay such amounts to us.

In addition, our Company’s cash and equity incentive programs allow the Compensation Committee to seek recovery of any incentives that are determined to be an overpayment due to any restatement of our financial results that impact the performance metrics on which the incentive awards were calculated. The Compensation Committee will adopt all clawback provisions required by the Dodd-Frank Act.

Impact of Accounting, Regulatory, and Tax Requirements on Compensation

We apply the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718-10 for share-based payments to account for and report equity-based compensation. FASB ASC 718-10 requires equity-based compensation expense to be measured based on the grant-date fair value of the award. For performance-based awards, compensation expense is measured based on the grant-date fair value of the award and the fair value of that award is re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period or the vesting period are recognized as compensation cost on a straight line basis over that period. Compensation expense was recognized for restricted stock unit awards.

In the years when we grant stock option awards, the grant-date fair value of employee share options is estimated using option-pricing models. If an award is modified after the grant date, incremental compensation cost is recognized immediately before the modification. The benefits of tax deductions in excess of the compensation cost recognized for the options (excess tax benefits) are classified as addition to paid-in-capital, and cash retained as a result of these excess tax benefits is presented in the statement of cash flows as financing cash inflows.

We carefully review and take into account current tax regulations as they relate to the design of our compensation programs and related decisions. Prior to the enactment of tax reform legislation signed into law on December 22, 2017, which was originally known as the Tax Cuts and Jobs Act (the “TCJA”), Section 162(m) of the Internal Revenue Code limited a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain named executive officers, unless the compensation was performance-based as defined under federal tax laws. Subject to certain transitional rules, the TCJA has repealed the exemption for performance-based compensation from the deduction limitation of Section 162(m) of the Internal Revenue Code for taxable years beginning after 2017. Our Compensation Committee historically reviewed and considered the deductibility of our executive compensation programs and provided compensation that was not fully deductible when necessary to retain and motivate certain

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executive officers and when it was in the best interest of the Company and our stockholders. To the extent compensatory awards are not covered by the transitional rules, the performance-based exception to the deduction limitation under Section 162(m) of the Internal Revenue Code will no longer be available to the Company and annual compensation paid to our covered executives in excess of $1 million will not be deductible.

Section 304 of the Sarbanes-Oxley Act of 2002 applies to any cash or equity-based incentive compensation paid to specified executives where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement.

We are administering all nonqualified, deferred compensation plans and payouts applicable to our Named Executive Officers with the intent to be exempt from, or in compliance with, the provisions of Section 409A of the Internal Revenue Code added under the American Jobs Creation Act of 2004.

Stock Ownership Guidelines for Officers

The Nominating and Corporate Governance Committee of our Board of Directors determined that we should establish stock ownership guidelines for certain of our officers and officers of our subsidiaries in an effort to link more closely the financial interests of these officers with those of our stockholders.

Our Board of Directors adopted the following ownership guidelines for our common stock, $0.001 par value (“Common Stock”), for the officers at the levels indicated below:

Group	Ownership Level
CEO	5x base salary
Level 1 Executives (Direct reports to CEO)	3x base salary
Level 2 Executives (Direct reports to Level 1 Executives and at least a vice president)	1x base salary

Our Board of Directors approved that: (a) each such officer will have five years after the adoption of these guidelines or his or her appointment to an applicable office, whichever is later, to achieve the indicated ownership level; (b) all beneficially owned shares of Common Stock and vested and unvested restricted stock and restricted stock units are counted towards achievement of the ownership guideline; (c) once an officer has achieved the applicable level of Common Stock ownership he or she is not required to retain or purchase additional shares if a decline in the price for the Common Stock causes his or her holdings to be less than the applicable ownership level; (d) the value of shares of Common Stock is determined as the closing price of the Common Stock for the particular date; and (e) on and after each officer’s 60th birthday, the officer’s required ownership level is reduced to fifty percent (50%) of the ownership level provided for above; provided, however, no such adjustment will be made for the ownership levels of the CEO, Chief Operating Officer (if any), CFO, and General Counsel. All of our Named Executive Officers meet our Stock Ownership Guidelines or are on track to meet the guidelines within the five-year period described above.

No Pledging

Our Board of Directors approved as part of the stock ownership guidelines above that no officer of the Company may pledge, hypothecate, create any lien or security interest on, or enter into a margin contract secured by, any shares, options to purchase shares, or any other interest in shares of Common Stock.

Minimum Holding Period for Restricted Stock Units and Stock Options

Our Compensation Committee has reviewed whether to adopt a holding period for our restricted stock units and stock options. The Compensation Committee has elected not to adopt a minimum holding period because we have (i) strong stock ownership guidelines and (ii) adopted a long vesting schedule for our restricted stock units.

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Anti-Hedging Policy

Our anti-hedging policy prohibits all members of our Board of Directors, employees, and agents from (i) speculative trading in our securities; (ii) engaging in hedging transactions using our securities; (iii) ”short selling” our securities; and (iv) trading derivative securities, such as put options, call options, swaps, or collars related to our securities.

Conclusion

In a highly competitive market for executive talent, we believe our customers’ and employees’ interests, as well as those of our stockholders and other stakeholders, are well served by our compensation programs. These programs are reasonably positioned among our Core Peer Group, encourage and promote our compensation objectives with a strong emphasis on pay for performance, and permit the exercise of our Compensation Committee’s discretion in the design and implementation of compensation packages. Going forward, we will continue to review our compensation plans periodically to determine what revisions, if any, should be made.

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Compensation Committee Report

The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, as provided above, with KBR’s management. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. Respectfully submitted,

The Compensation Committee of Directors

Jack B. Moore, Chairman
James R. Blackwell
Lester L. Lyles
Umberto della Sala

March 20, 2019

Compensation Committee Interlocks and Insider Participation

As of the date of this proxy statement, our Compensation Committee consists of Messrs. Moore, Blackwell, Lyles, and della Sala, all of whom are independent, non-executive directors. None of our Compensation Committee members has served as an officer or employee of KBR. Further, none of KBR’s executive officers has served as a member of a board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of KBR.

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Part Three Executive Compensation Executive Compensation 62 Summary Compensation 62 Grants of Plan-Based Awards 64 Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table 65 Severance and Change-in-Control Agreements 72 No Employment Agreements 74 CEO Pay Ratio 74 Director Compensation 76 Certain Relationships and Related Transactions 78 Related Person Policies 78 Section 16(a) Beneficial Ownership Reporting Compliance 78 Proposal No. 2 - Advisory Vote to Approve Named Executive Officer Compensation 79 Executive Compensation 79 KBR is the Program Management Consultant for Qatar’s Expressway Program that provides critical road network links to key areas around the country, including industrial areas, airports, ports, and residential, business and tourism districts.

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Executive Compensation

Summary Compensation

The following table sets forth information regarding the compensation of our Named Executive Officers for the fiscal year ended December 31, 2018, and, if the individual was a NEO for the applicable fiscal year, for the fiscal years ended December 31, 2017, and 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Stuart J. B. Bradie President & CEO	2018	1,049,064	—	3,038,000	—	5,431,657	4,245	72,490		9,595,456
	2017	1,000,022	—	3,458,010	—	4,793,500	2,717	63,814		9,318,063
	2016	1,000,022	—	2,276,270	—	625,000	2,307	66,042	(7)	3,969,641	(7)
Mark W. Sopp(8) EVP & CFO	2018	652,562	—	506,347	—	707,113	449	37,599		1,904,070
	2017	534,167	—	876,349	—	844,800	—	119,573		2,374,889
Farhan Mujib President — Delivery Solutions	2018	562,921	—	708,879	—	1,443,080	622	44,903		2,760,405
	2017	547,899	—	806,870	—	1,498,950	152	118,283		2,972,154
	2016	499,502	—	579,424	—	297,000	171	65,785		1,441,882
J. Jay Ibrahim President — Energy Services	2018	518,421	—	430,397	—	1,026,943	802	331,252		2,307,815
	2017	506,935	—	489,896	—	1,060,155	311	312,509		2,369,806
	2016	447,706	—	310,404	—	163,688	118	260,770		1,182,686
Ian. J. Mackey EVP & Chief Corporate Officer	2018	499,050	—	506,347	—	1,158,200	787	35,000		2,199,384

(1)

Salary equals base pay paid to each Named Executive Officer during the applicable year, including any elective deferrals into the Kellogg Brown & Root, Inc. Retirement and Savings Plan or the KBR Elective Deferral Plan. The actual salary paid may fluctuate due to the timing of payroll processing at each calendar-year end. With respect to Mr. Mujib, a portion of his 2017 salary, which should have been paid in 2017, was paid in 2018, due to a timesheet error, which is why his 2018 salary in column (c) exceeds his approved 2018 base pay of $561,000.

(2)

The amounts in columns (e) and (f) represent the aggregate grant date fair value of awards granted in 2016, 2017, and 2018, pursuant to the KBR Stock and Incentive Plan. The fair values were determined in accordance with FASB ASC 718, “Stock Compensation.” Assumptions used in the calculation of these amounts are described in note 1 under “Description of Company and Significant Accounting Policies” and note 21 under “Share-based Compensation and Incentive Plans” of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2018, and the comparable disclosures in 2016 and 2017.

(3)

With respect to the performance cash awards granted in 2016, 2017 and 2018, which are based 50% on TSR, and to that extent are included in the value of stock awards in column (e), the assumptions assume the probable outcome of the TSR performance condition, which is computed in accordance with FASB ASC 718 (excluding the effect of estimated forfeitures). At maximum performance, each performance award unit reported in column (e) would be equal to $2.00. This would give (i) Mr. Bradie a stock awards value under column (e) of $6,000,000 in 2018, $6,000,010 in 2017, and $5,500,005 in 2016; (ii) Mr. Sopp a stock awards value under column (e) of $1,000,013 in 2018 and $1,300,016 in 2017, which comprises $1,000,000 for his annual award and $300,016 for his sign-on award; (iii) Mr. Mujib a stock awards value under column (e) of $1,400,012 in 2018, $1,400,003 in 2017, and $1,400,014 in 2016; (iv) Mr. Ibrahim a stock awards value under column (e) of $850,014 in 2018, $850,013 in 2017, and $750,004 in 2016; and (v) Mr. Mackey a stock awards value under column (e) of $1,000,013 in 2018.

(4)

Amounts reportable in column (g) relate to (i) payments under our KBR Senior Executive Performance Pay Plan for 2018, 2017, and 2016; and (ii) payments related to the 50% portion of the 2016 performance cash awards that is based on the JIS performance measure and which were granted under our KBR 2006 Stock Incentive Plan. Benefits under our KBR Senior Executive Performance Pay Plan and the KBR 2006 Stock Incentive Plan are payable by their terms during the first quarter of the following year.

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(5) The amounts shown in column (h) include the following:

Name	Year	Benefit Restoration	Total(A)
Bradie	2018	4,245	4,245
	2017	2,717	2,717
	2016	2,307	2,307
Sopp	2018	449	449
	2017	—	—
Mujib	2018	622	622
	2017	152	152
	2016	171	171
Ibrahim	2018	802	802
	2017	311	311
	2016	118	118
Mackey	2018	787	787
(A)

Any amounts reportable here and in column (h) of the Summary Compensation Table are payable in connection with KBR’s nonqualified deferred compensation plans, including the KBR Benefit Restoration Plan (“Benefit Restoration”). These amounts reflect above-market or preferential earnings on nonqualified deferred compensation.

(6)

The amounts shown in column (i) above include the following:

Name	Year	Company Retirement Plan Match	Benefit Restoration Award(A)	Goods & Services Differ- ential(B)	Housing Allowance(C)	Company Car(D)	Relocation Costs(E)	School Fees(F)	Standard Tax Equalization(G)	Travel(H)	Executive Physicals(I)	Financial Planning/Tax Preparation Fees(J)	Total
Bradie	2018	15,125	42,574	—	—	490	—	—	—	862	—	13,439	72,490
	2017	14,850	40,151	—	—	317	—	—	—	1,807	2,150	4,539	63,814
	2016	14,575	45,290	—	—	651	—	—	—	1,186	2,150	2,190	66,042(K)
Sopp	2018	15,125	20,766	—	—	—	—	—	—	1,708	—	—	37,599
	2017	14,850	—		—	—	100,000	—	—	2,573	2,150	—	119,573
Mujib	2018	15,125	15,836	—	—	—	—	—	9,049	1,914	—	2,979	44,903
	2017	14,850	15,284	—	33,232	—	36,666	—	—	11,804	2,150	4,297	118,283
	2016	30,510	—		13,556	15,515	—	—	1,647	—	996	3,561	65,785
Ibrahim(L)	2018	15,125	13,388	55,478	99,646	15,845	—	14,933	93,524	21,508	—	1,805	331,252
	2017	14,850	13,031	48,342	102,605	15,846	—	—	90,762	22,794	2,150	2,129	312,509
	2016	14,575	11,353	38,946	91,982	14,627	—	40,485	27,611	17,416	2,150	1,625	260,770
Mackey	2018	15,125	12,323	—	—	—	—	—	—	811	2,150	4,591	35,000

(A)

The amounts for Messrs. Bradie and Ibrahim in this column for 2016 and 2017 were adjusted after further review to reflect their actual amounts received.

(B)

The amount for Mr. Ibrahim in this column represents a goods and services differential, to compensate him for the higher cost of goods and services in his expatriate assignment location versus the cost for the same goods and services in his home country, and is consistent with the Company’s standard expatriate policies. As per the Company’s policy, differentials are determined by Mercer, a third-party consultant. The amounts in this column for 2016 and 2017 were previously reported under column (e) and adjusted after further review to reflect the actual benefit he received.

(C)

The amounts in this column represent housing allowances provided to Mr. Mujib, until June 30, 2017, in connection with his relocation to the United States in October 2016 to assume his new role and Mr. Ibrahim in connection with his international assignment, which is consistent with the Company’s standard KBR Relocation Policy offered to all employees who receive a relocation package.

(D)

The amounts in this column represent: (i) costs for Mr. Bradie’s personal use of the Company-leased car and driver; (ii) Mr. Mujib’s car allowance received during his international assignment in the United Kingdom from January 1, 2016, through September 30, 2016, and his six-month car lease to assist with his relocation to the United States in October 2016 to assume his new role; and (iii) Mr. Ibrahim’s car allowance in connection with his international assignment. The amount in this column of Mr. Mujib’s car allowance received during his employment in the United Kingdom, which was provided under the UK car allowance policy offered to all similarly situated employees, was converted from British Pounds to U.S. Dollars using the exchange rate applicable for the month paid.

(E)

The amounts in this column represent closing and/or other relocation costs in connection with Messrs. Sopp’s and Mujib’s business-related relocations, which are consistent with the Company’s standard KBR Relocation Policy offered to all employees who receive a relocation package Messrs. Sopp and Mujib did not receive any home-loss buyout protection in connection with their relocations. The relocation payments are one-time and limited in duration.

(F)

The amounts in this column represent school fees paid by the Company for Mr. Ibrahim’s dependents in connection with his international assignment. The amount in this column for 2016 for Mr. Ibrahim’s dependents’ school fees was converted from United Arab Emirates Dollars to U.S. Dollars using the exchange rate applicable for the month paid, which was 0.27226. In 2017, Mr. Ibrahim elected not to be reimbursed for the school fees paid for his dependents, because his business was not doing as well as expected.

(G)

The tax equalization relates to the payment of the taxes associated with Messrs. Mujib’s and Ibrahim’s international assignment, which is consistent with the Company’s standard KBR Relocation Policy that is offered to all employees who receive a relocation package. The amount in this column for Mr. Mujib’s tax equalization for 2018 relates to the final tax equalization calculation for his assignment in the U.K. until September 2016, which was finalized in 2018.

(H)

The travel payments for Messrs. Bradie, Sopp and Mackey relate to spousal travel for a business trip. The travel expenses for Mr. Mujib relate to payments in 2017 for his dependents to travel between the United Kingdom and Houston, Texas to assist with his international relocation, and spousal travel for a business trip in 2018. The travel expenses for Mr. Ibrahim relates to travel by him and/or his dependents to assist with his international assignment, which is consistent with the Company’s standard KBR Relocation Policy offered to all employees who receive a relocation package.

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(I)

The amounts in this column represent costs for executive physicals offered by the Company. The Company believes the health of its leadership impacts how it delivers for the organization. Taking a proactive approach to health and wellness with a focus on prevention is in alignment with the Company’s Zero Harm and Wellness Program initiatives and ensures business stability.

(J)

The amounts in this column represent cost for assistance with Messrs. Bradie’s, Mujib’s, Ibrahim’s and Mackey’s tax returns. The tax preparation fees for Mr. Bradie relate to service rendered in 2018 for his 2016 tax return of $4,595.85 and for his 2017 tax return of $8,843.60. In 2017, no services were rendered for Mr. Bradie’s 2016 tax return.

(K)

The amount in this column for 2016 was adjusted to reflect the mathematically correct amount.

(L)

The amounts for Mr. Ibrahim in columns B, C, D, F, G and H relate to his expatriate assignment consistent with the Company’s standard expatriate policies.

(7) The amounts in these columns were adjusted to reflect the mathematically correct amount. (8) Mr. Sopp became Chief Financial Officer of KBR effective February 28, 2017.

Grants of Plan-Based Awards

The following table provides information regarding awards in 2018 under the KBR Senior Executive Performance Pay Plan and the KBR Stock and Incentive Plan.

Name	Grant Type(1)	Grant Date	Approval Date	Number Of Non-Equity Incentive Plan Units Granted	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(3)	All Other Option Awards: Number Of Securities Underlying Options (#)	Exercise Or Base Price Of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards ($)(4)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)
Stuart J. B. Bradie	STI	—	—	—	328,125	1,312,500	2,625,000	—	—	—	—	—	—	—
	PAs-TSR	2/27/2018	2/5/2018	—	—	—	—	500,000	2,000,000	4,000,000	—	—	—	1,038,000
	PAs-JIS	2/27/2018	2/5/2018	2,000,000	500,000	2,000,000	4,000,000	—	—	—	—	—	—	—
	RSUs	2/27/2018	2/5/2018	—	—	—	—	—	—	—	128,041	—	—	2,000,000
Mark W. Sopp	STI	—	—	—	130,560	522,240	1,044,480	—	—	—	—	—	—	—
	PAs-TSR	2/27/2018	2/5/2018	—	—	—	—	83,333	333,333	666,667	—	—	—	173,000
	PAs-JIS	2/27/2018	2/5/2018	333,333	83,333	333,333	666,667	—	—	—	—	—	—	—
	RSUs	2/27/2018	2/5/2018	—	—	—	—	—	—	—	21,341	—	—	333,346
Farhan Mujib	STI	—	—	—	126,225	504,900	1,009,800	—	—	—	—	—	—	—
	PAs-TSR	2/27/2018	2/5/2018	—	—	—	—	116,667	466,667	933,333	—	—	—	242,200
	PAs-JIS	2/27/2018	2/5/2018	466,667	116,667	466,667	933,333	—	—	—	—	—	—	—
	RSUs	2/27/2018	2/5/2018	—	—	—	—	—	—	—	29,877	—	—	466,679
J. Jay Ibrahim	STI	—	—	—	103,887	415,548	831,096	—	—	—	—	—	—	—
	PAs-TSR	2/27/2018	2/5/2018	—	—	—	—	70,833	283,333	566,667	—	—	—	147,050
	PAs-JIS	2/27/2018	2/5/2018	283,333	70,833	283,333	566,667	—	—	—	—	—	—	—
	RSUs	2/27/2018	2/5/2018	—	—	—	—	—	—	—	18,140	—	—	283,347
Ian J. Mackey	STI	—	—	—	100,000	400,000	800,000	—	—	—	—	—	—	—
	PAs-TSR	2/27/2018	2/5/2018	—	—	—	—	83,333	333,333	666,667	—	—	—	173,000
	PAs-JIS	2/27/2018	2/5/2018	333,333	83,333	333,333	666,667	—	—	—	—	—	—	—
	RSUs	2/27/2018	2/5/2018	—	—	—	—	—	—	—	21,341	—	—	333,346
(1)

During fiscal year 2018, the Named Executive Officers received the following types of plan-based awards: Short-Term Incentive (Annual) (“STI”); KBR Long-Term Performance Cash Awards (“PAs”), which are based 50% on total stockholder return (“TSR”) and 50% on job income sold (“JIS”); and KBR Restricted Stock Units (“RSUs”). All awards were granted under the KBR 2006 Stock and Incentive Plan, except that the STI was granted under the KBR Senior Executive Performance Pay Plan (the “Performance Pay Plan”), which is a performance program under the KBR 2006 Stock and Incentive Plan.

(2)

The PAs in the Equity Incentive Plan Awards columns have a target value of $1.00 per unit (not the value of the Company’s common stock), and the PA amounts above represent the total dollar value of the incentive opportunity. Actual STI and PA payments may equal amounts between performance level percentages based on the achievement levels of performance metrics. 2018 STI payments are calculated using the Participant’s annual base salary as determined on January 1, 2018 (or the first day the Participant becomes eligible to participate in the Performance Pay Plan if such day occurs after the first day of January). Estimated payments of the portions of the PAs based 50% on TSR and 50% on JIS are each calculated using half of the Participant’s total KBR Long-Term Performance Cash Award granted in 2018.

(3)

The restricted stock units in column (l) vest equally over three years.

(4)

The amounts in column (o) are calculated for RSUs based on the product of the number of RSUs granted and the closing price of the Company’s common stock on the Grant Date and are calculated for PAs based on each PA unit having a grant date fair value of $0.519. These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC 718.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

No Employment Agreements

Our Named Executive Officers do not have employment agreements. Each of our Named Executive Officers entered into severance and change-in-control agreements that only provide for severance-type benefits (including severance following a change in control) (see the section titled “Severance and Change-in-Control Agreements” for more detail).

Long-Term Incentives

During fiscal year 2018, our Named Executive Officers received the following types of plan-based awards under the KBR Stock and Incentive Plan (under which the Performance Pay Plan was adopted): (1) an annual short-term incentive (“STI”) award, which is based on achieving pre-established metrics and is paid in cash (see the section titled “Short-Term Incentives (Annual)” for more detail), (2) long-term performance cash awards (“PAs”), which are based 50% on total stockholder return (“TSR”) and 50% on job income sold (“JIS”) and (3) restricted stock units (“RSUs”).

The PAs were granted on February 27, 2018. Each PA has a target value of $1.00. The actual payout, if earned, of a PA at the end of the performance period will be determined based 50% on the level of achievement during the performance period of the comparison of the average TSR (measured with a 20-trading-day average price) of the Company’s common stock at the end of the performance period to the average TSR of each of the common stocks of the members of the peer group for the performance period and 50% on JIS. Specifically, each peer group company’s TSR is measured every quarter, indexed back to the start of the year, and KBR’s similarly calculated average quarterly indexed TSR is ranked relative to its peers. The average quarterly indexed Company’s TSR rank is measured over the three-year performance period, which runs from January 1, 2018, to December 31, 2020.

The remaining 50% of the PAs will be determined based on JIS over the same three-year performance period. JIS is the Company’s and its consolidated subsidiaries job income from (i) new projects awarded and (ii) earnings changes from contract amendments (increases or decreases), or scope adjustments (increases or decreases) to existing projects. JIS is calculated as the average of the achievement levels of the JIS performance metric for each year during the three-year performance period. Like the TSR portion of the 2018 PAs, achievement of Threshold pays out at 25%, Target at 100%, and Maximum at 200%, all weighted 50%. No award will be paid for JIS under the PAs until after the end of the three-year performance period when the average JIS earned will be calculated using the average JIS percentage achieved during each year in the three-year performance period.

In addition to the TSR and JIS performance measures, 20% of the PAs granted on February 27, 2018, were subject to forfeiture if the Compensation Committee in its sole discretion determined that 2018 was not a successful year for us. The metric was a one-time metric that if not satisfied at the end of 2018 would result in the forfeiture of 20% of the PAs granted in 2018. In 2018, this performance metric was satisfied.

The 50% TSR portion of the 2016, 2017 and 2018 grants of KBR Long-Term Performance Cash Awards are reported in the “Stock Awards” column of the Summary Compensation Table for 2016, 2017, and 2018, the years in which the awards were granted (rather than in the “Non-Equity Incentive Plan Compensation” column in the year they were earned (2018, 2019, and 2020)), because the TSR portion of KBR Long-Term Performance Cash Awards fell within the scope of FASB ASC 718.

The payout for the 50% JIS portion of the 2016, 2017 and 2018 KBR Long-Term Performance Cash Awards will be reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in the year earned because the JIS portion does not fall within the scope of FASB ASC 718. Due to the JIS performance requirement being met in 2018 for the 2016 KBR Long-Term Performance Cash Awards, the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table includes the JIS portion of the 2016 KBR Long-Term Performance Cash Awards in 2018 while zero payout was included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in 2016 for the 2014 KBR Long-Term Performance Cash Awards due to downward discretion of our Compensation Committee.

In February 2018, our Compensation Committee approved long-term incentive target values of $6,000,000 for Mr. Bradie, $850,000 for Mr. Ibrahim, $1,000,000 for Mr. Mackey, $1,400,000 for Mr. Mujib and $1,000,000 for Mr. Sopp. The Compensation Committee established these long-term incentive target values as described in the “Compensation Discussion and Analysis” section of this proxy statement under the section titled “KBR Stock and Incentive Plan.” Long-term incentive awards were delivered through a combination of cash-based PAs and equity-based RSUs.

The Compensation Committee determined the number of PAs for each Named Executive Officer by multiplying the total long-term incentive target value by 66 ⅔% and dividing the product by $1.00 (the target value of each PA). Our Compensation Committee decided to use $1.00 as the target value for each PA for the purpose of administering and communicating the award. In addition, the use of $1.00 as a target value for each PA is a means of expressing the value of each award since the number of PAs were granted based on the total target value of long-term incentive awards. The actual value of a PA may increase to a maximum of 200% of $1.00, or $2.00, or decrease to below threshold to 0% of $1.00, or $0.00. The value of PAs for performance between threshold and target or target and maximum will be calculated using linear interpolation.

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A three-year performance award cycle was adopted because of the ability to provide for retention and to align the long-term interest of the Named Executive Officers with our stockholders.

The RSUs granted on February 27, 2018, under the KBR 2006 Stock and Incentive Plan vest in increments of 33 ⅓% annually over three years. The Compensation Committee determined the number of RSUs for each Named Executive Officer by multiplying the total long-term incentive target value by 33 ⅓% and dividing the product by the closing price of our common stock on the date of grant.

In addition to the service requirement for vesting, 20% of the restricted stock units that were granted on February 27, 2018, were subject to forfeiture if our Compensation Committee in its sole discretion determined that 2018 was not a successful year for KBR. The metric was a one-time metric that if not satisfied at the end of 2018 would result in the forfeiture of the performance stock units granted in 2018. In 2018, this performance metric was satisfied.

Short-Term Incentives (Annual)

Our Named Executive Officers were eligible to participate in the KBR Senior Executive Performance Pay Plan (the “Performance Pay Plan”) for the 2018 calendar year. Payouts under the Performance Pay Plan are based on our Named Executive Officer’s individual performance and on the levels of achievement of the Performance Pay Plan’s performance metrics.

The pre-established performance metrics for the 2018 calendar year are described in the Compensation Discussion and Analysis above.

During 2018, the short-term incentive award opportunities were based on a percentage of base salary assuming attainment of specified threshold, target, and maximum performance levels, which were, respectively: (i) for Mr. Bradie, 31.25%, 125%, and 250% and (ii) for Messrs. Ibrahim, Mackey and Sopp 20%, 80%, and 160% and (iii) for Mr. Mujib 22.5%, 90% and 180%.

Salary and Short-Term Incentive in Proportion to Total Compensation

Assuming target performance with respect to the long-term incentive awards under our KBR 2006 Stock and Incentive Plan, our CEO, Mr. Bradie, received approximately 33.26% of his total compensation in the form of base salary and annual cash-based STI awards, and our Named Executive Officers (other than our CEO) generally received on average approximately 53.04% of their total compensation in the form of base salary and annual cash-based STI awards. Please see the “Compensation Discussion and Analysis” section of this proxy statement for a description of the philosophy and objectives of our compensation program.

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Outstanding Equity Awards at Fiscal Year End

The following table provides information on the exercise and holdings of previously awarded equity grants outstanding as of December 31, 2018.

Name	Grant Date(1)	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stuart J. B. Bradie	2/27/2018	—	—	—	—	—	128,041	1,943,662	2,000,000	500,000
	2/28/2017	—	—	—	—	—	88,595	1,344,872	2,000,000	500,000
	3/01/2016	—	—	—	—	—	43,934	666,918	—	—
	2/25/2015	123,176	—	—	18.16	2/25/2025	—	—	—	—
	7/2/2014	—	—	—	—	—	8,237	125,038	6,177	93,767
TOTAL		123,176	—	—	—	—	268,807	4,080,490	4,006,177	1,093,767
Mark W. Sopp(6)	2/27/2018	—	—	—	—	—	21,341	323,956	333,334	83,333
	2/28/2017	—	—	—	—	—	28,057	425,905	333,334	83,333
TOTAL		—	—	—	—	—	49,398	749,861	666,668	166,666
Farhan Mujib	2/27/2018	—	—	—	—	—	29,877	453,533	466,667	116,667
	2/28/2017	—	—	—	—	—	20,672	313,801	466,667	116,667
	3/01/2016	—	—	—	—	—	11,184	169,773	—	—
	2/25/2015	38,322	—	—	18.16	2/25/2025	—	—	—	—
	3/05/2014	17,188	—	—	27.85	3/05/2024	—	—	—	—
	3/06/2013	14,194	—	—	30.24	3/06/2023	—	—	—	—
	2/01/2013	9,011	—	—	31.42	2/01/2023	—	—	—	—
	4/04/2012	4,151	—	—	35.14	4/04/2022	—	—	—	—
	8/22/2011	532	—	—	25.99	8/22/2021	—	—	—	—
	4/01/2011	1,779	—	—	38.33	4/01/2021	—	—	—	—
	3/10/2010	2,343	—	—	21.19	3/10/2020	—	—	—	—
	6/26/2009	678	—	—	18.66	6/26/2019	—	—	—	—
	3/06/2009	2,496	—	—	11.71	3/06/2019	—	—	—	—
TOTAL		90,694	—	—	—	—	61,733	937,107	933,334	233,334
J. Jay Ibrahim	2/27/2018	—	—	—	—	—	18,140	275,365	283,334	70,833
	2/28/2017	—	—	—	—	—	12,552	190,539	283,334	70,833
	3/01/2016	—	—	—	—	—	5,991	90,943	—	—
	5/14/2015	22,190	—	—	18.30	5/14/2025	—	—	—	—
TOTAL		22,190	—	—	—	—	36,683	556,847	566,668	141,666
Ian J. Mackey	2/27/2018	—	—	—	—	—	21,341	323,956	333,334	83,333
	2/28/2017	—	—	—	—	—	14,767	224,163	333,334	83,333
	3/01/2016	—	—	—	—	—	7,190	109,144	—	—
	2/25/2015	24,636	—	—	18.16	2/25/2025	—	—	—	—
TOTAL		24,636	—	—	—	—	43,298	657,263	666,668	166,666
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(1)

The awards granted consist of KBR restricted stock units (“RSUs”), certain RSUs that we granted in 2014 and 2016 that we refer to as performance stock units (“PSUs”), performance cash awards based on total stockholder return (“TSR”), or options under the KBR Stock and Incentive Plan.

(2)

Generally, our RSUs vest at a rate of 33 ⅓% per year over a three-year vesting period; however, with respect to the 41,169 RSUs and 30,877 PSUs granted to Mr. Bradie on July 2, 2014, the units vest at a rate of 20% per year over a five-year vesting period. With respect to the RSUs granted to Mr. Sopp on February 28, 2017, 14,767 unvested units relate to his annual grant and 13,290 unvested units relate to his sign-on grant that he received upon commencement of his employment in February 2017. With respect to the RSUs granted on February 28, 2017, and February 27, 2018, the units vest at a rate of 33 ⅓% per year over a three-year vesting period; however, vesting of 20% of the total RSUs granted is also subject to the Compensation Committee’s determination, in its sole discretion, that 2017 and 2018, respectively, were successful years for us, which the Compensation Committee determined they were.

(3)

Market value in this table is based upon a fair market value of $15.18 per share for KBR common stock, the closing price on December 31, 2018 (the last trading day of the year).

(4)

The number of unearned shares includes 20% of Mr. Bradie’s 30,877 PSUs that were granted on July 2, 2014, and vest at a rate of 20% per year over a five-year vesting period subject to KBR having TSR of at least 6% in the immediately preceding year. In addition, this column includes 50% of the performance cash awards granted in 2017 and 2018 that are based on TSR. These performance cash awards are payable only in cash and cliff-vest, if earned, at the end of the three-year vesting periods (December 31, 2019, and December 31, 2020, respectively).

(5)

This column includes the value of performance cash awards based on TSR and PSUs. With respect to the performance cash awards granted in 2017 and 2018, this column represents the threshold cash payout of $0.25 for the number of performance cash awards based on TSR. Under the SEC rules, the payout value reported in this column must be disclosed based on achieving threshold performance goals, except that if performance during the last completed fiscal year (or, if the payout is based on performance to occur over more than one year, the last completed fiscal years over which performance is measured) has exceeded threshold, we must disclose the next higher performance measure (target or maximum) that exceeds the last completed fiscal year’s performance (or, if the payout is based on performance to occur over more than one year, the last completed fiscal years over which performance is measured). The payout of these performance cash awards is not calculated based on the Company’s stock price and accordingly was calculated by using the applicable threshold cash payout amount of $0.25 for each performance award unit. With respect to PSUs granted in previous years, this column represents the target value of such awards, which is the fair market value of $15.18 per share for KBR common stock on December 31, 2018. Under SEC rules, if an award provides only for a single estimated payout, that amount should be reported.

(6)

Mr. Sopp was not granted any options due to commencement of his employment in 2017 as the Company did not grant options to employees from 2016 onward.

Option Exercises and Stock Vested

The following table shows information for 2018 regarding the exercise of stock options and the vesting of restricted stock and restricted stock units.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Stuart J. B. Bradie	—	—	123,288	1,917,593
Mark W. Sopp	—	—	14,026	212,354
Farhan Mujib	—	—	29,088	443,733
J. Jay Ibrahim	—	—	19,325	305,561
Ian J. Mackey	—	—	18,702	283,618
(1)

Represents the number of restricted stock units (“RSUs”) and performance stock units (“PSUs”) that vested during the fiscal year 2018. The cash performance awards (“PAs”) granted in 2016 vested on December 31, 2018, due to the JIS performance requirement being met for the three-year performance period, but no vesting occurred with respect to the TSR portion of such PAs because threshold performance was not achieved for the TSR performance goal. Accordingly, no amount is included under columns (d) and (e) above with respect to the TSR-based portion of such PAs. For Mr. Bradie, 99,467 RSUs and 23,821 PSUs vested. For Mr. Sopp, 12,550 RSUs and 1,476 PSUs vested. For Mr. Mujib, 24,784 RSUs and 4,304 PSUs. For Mr. Ibrahim, 16,872 RSUs and 2,453 PSUs vested. For Mr. Mackey, 15,788 RSUs and 2,914 PSUs vested. The JIS-based portion of the PAs that vested in fiscal year 2018 are not included under columns (d) and (e) above but are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2018.

(2)

Represents the pretax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired on vesting by the closing price of common stock on the vesting date.

Pension Benefits

Our Named Executive Officers did not participate in a KBR sponsored pension plan required to be reported under the Pension Benefits table. Accordingly, the Pension Benefits Table has not been included here.

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Nonqualified Deferred Compensation

The following table provides information regarding each Named Executive Officer’s contributions to covered deferred compensation plans, earnings accrued during the year, withdrawals and distributions during the year, and plan balances at fiscal year-end.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
(a)		(b)	(c)	(d)	(e)	(f)
Stuart J. B. Bradie	Elective Deferral	—	—	—	—	—
	Restoration	—	42,574	9,605	—	206,114(5)
Mark W. Sopp	Elective Deferral	—	—	—	—	—
	Restoration	—	20,766	899	—	36,194
Farhan Mujib	Elective Deferral	—	—	—	—
	Restoration	—	15,836	1,301	—	38,099
J. Jay Ibrahim	Elective Deferral	—	—	—	—	—
	Restoration	—	13,388	1,754	—	43,311(5)
Ian J. Mackey	Elective Deferral	—	—	—	—	—
	Restoration	—	12,323	1,752	—	42,186
(1)

The amounts in column (b) are reported as compensation for 2018 in columns (c) and/or (g) of the Summary Compensation Table.

(2)

The amounts in column (c) are reported as compensation for 2018 in column (i) of the Summary Compensation Table.

(3)

Only the above-market earnings in column (d) are reported as compensation for 2018 in column (h) of the Summary Compensation Table.

(4)

Only the amount of the aggregate balance in column (f) that relates to registrant contributions that are reported in column (c) are reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for 2018 as well as amounts previously reported in prior Summary Compensation Tables. The amounts disclosed in the Summary Compensation Table, both as currently and previously reported, for each NEO are as follows: Mr. Bradie, $128,015; Mr. Sopp, $20,766; Mr. Mujib, $31,120; Mr. Ibrahim, $37,772; and Mr. Mackey, $12,323.

(5)

Messrs. Bradie and Ibrahim’s aggregate balances under the Benefit Restoration Plan were adjusted upward by $4,865 and $1,304, respectively, after further review to reflect their actual 2017 award amounts received.

Narrative Disclosure to Nonqualified Deferred Compensation Table

Under the Elective Deferral Plan, pretax deferrals of up to 75% of base salary and/or incentive compensation are allowed each year. Participation, however, is completely voluntary. The other plans do not allow employee elective deferrals. Earnings for the Elective Deferral Plan are based upon the executive’s election from among diversified investment options that include both stock and bond funds. Investment elections may be changed by the executive on a monthly basis. Any preferential interest credited above 120% of the applicable Federal long-term rate is recorded in the Summary Compensation Table.

Earnings for the Restoration Plan are credited based on a bond fund in the KBR Elective Deferral Plan, which was above 120% of the applicable Federal long-term rate. Accordingly, the preferential interest credited above 120% of the applicable Federal long-term rate is recorded in the Summary Compensation Table. In 2018, our Named Executive Officers received awards under the plan in the amounts shown in the footnotes to the Summary Compensation Table.

Payouts under the Restoration Plan are paid in a lump sum upon termination. Payouts under the Elective Deferral Plan are paid on termination of employment or a specified future date, either as a lump sum or in installments. Withdrawals under the Elective Deferral Plan are allowed in the case of an unforeseeable emergency.

Elements of Post-Termination Compensation and Benefits

In 2013 with respect to Mr. Mujib, in 2014 with respect to Mr. Bradie, in 2015 with respect to Messrs. Ibrahim and Mackey and in 2017 with respect to Mr. Sopp, our Company entered into severance and change-in-control agreements with our Named Executive Officers.

Termination events that trigger payments and benefits include change-in-control, normal or early retirement, termination without cause or for good reason, voluntary termination, disability, and death. Post-termination payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short and long-term incentive plans, nonqualified account balances, and health benefits among others.

See the section below titled “2018 Potential Payments Upon Termination or Change-in-Control” for more detail on estimated potential payments and benefits under Messrs. Bradie, Ibrahim, Mackey, Mujib and Sopp’s severance and change-in-control agreements.

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Further, see the section titled “Severance and Change-in-Control Agreements” after the “2018 Potential Payments Upon Termination or Change-in-Control” table for a description of: (a) the specific circumstances that would trigger payments and benefits, (b) the appropriate payment and benefit levels as determined under the various circumstances that trigger payments and benefits, (c) any material conditions or obligations applicable to the receipt of payments or benefits, and (d) any other material factors regarding the severance and change-in-control agreements.

2018 Potential Payments Upon Termination or Change-In-Control

Executive	Benefits(1)(2)		Change in Control without Termination 12/31/2018 ($)	Change in Control with Involuntary Termination 12/31/2018 ($)	Retirement, Disability, or Death on 12/31/2018(6) ($)	Involuntary Not For Cause or Voluntary for Good Reason Termination on 12/31/2018 ($)	Voluntary without Good Reason on 12/31/2018 ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)
Stuart J. B. Bradie	Stock Awards		—	4,174,257	4,174,257	—	—
	Stock Options	(3)	—	—	—	—	—
	Performance Awards	(4)	—	11,666,667	7,289,000	—	—
	Cash Severance	(5)	—	9,337,496	2,142,656	4,725,000	—
	TOTAL		—	25,178,420	13,605,913	4,725,000	—
Mark W. Sopp	Stock Awards		—	749,862	749,862	—	—
	Stock Options	(3)	—	—	—	—	—
	Performance Awards	(4)	—	1,334,334	667,000	—	—
	Cash Severance	(5)	—	3,117,809	707,113	652,800	—
	TOTAL		—	5,202,005	2,123,975	652,800	—
Farhan Mujib	Stock Awards		—	937,107	937,107	—	—
	Stock Options	(3)	—	—	—	—	—
	Performance Awards	(4)	—	2,799,999	1,770,533	—	—
	Cash Severance	(5)	—	2,820,616	605,880	1,065,900	—
	TOTAL		—	6,557,722	3,313,520	1,065,900	—
J. Jay Ibrahim	Stock Awards		—	556,847	556,847	—	—
	Stock Options	(3)	—	—	—	—	—
	Performance Awards	(4)	—	1,066,667	1,015,167	—	—
	Cash Severance	(5)	—	2,503,232	578,443	934,983	—
	TOTAL		—	4,126,746	2,150,457	934,983	—
Ian J. Mackey	Stock Awards		—	657,264	657,264	—	—
	Stock Options	(3)	—	—	—	—	—
	Performance Awards	(4)	—	1,334,334	1,204,867	—	—
	Cash Severance	(5)	—	2,476,852	620,000	900,000	—
	TOTAL		—	4,468,450	2,482,131	900,000	—
(1)

The aggregate nonqualified deferred compensation payable to all Named Executive Officers upon termination is set forth in column (f) of the Nonqualified Deferred Compensation Table and is not reflected in this Table.

(2)

The Table includes amounts payable to the Named Executive Officers if they remained employed through December 31, 2018, pursuant to the KBR Senior Executive Performance Pay Plan (STI), as reported in column (g) of the Summary Compensation Table. If a Named Executive Officer is terminated for “cause” (as defined under the applicable plan/program), all such executive’s rights to payment would be automatically forfeited. Also, the Table does not include those benefits that are generally available to all employees.

(3)

This table does not include the exercisable stock options reflected in column (b) of the Outstanding Equity Awards at Fiscal Year End table because such options were fully vested on December 31, 2018. No amounts are shown in this table for stock options as there were no unvested stock options as of December 31, 2018.

(4)

Assumes for purposes of change-in-control with termination, retirement, death, and disability that payout for the Performance Awards will be at Target. Performance Awards are fully vested on a change-in-control termination but are prorated on retirement, death, and disability. While the value of the 2016 Performance Awards are included in the Change in Control with Involuntary Termination column based on target as required pursuant to applicable reporting rules, those awards actually paid out at 89.7% of target.

(5)

Cash severance includes welfare costs in the case of a change in control with involuntary termination. Cash severance does not include amounts that may be paid to the Named Executive Officers under the severance plan generally available to all employees of the Company. With respect to Mr. Sopp's cash severance amount in column (f), the value reflects his graded severance benefit for a termination of employment on or prior to the second anniversary of his commencement of employment in February 2017 but after the first anniversary of his commencement of employment.

(6)

Retirement is discretionary and subject to the approval of the CEO, or in the case of our Senior Executive Management, it is subject to the approval of our Compensation Committee.

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Severance and Change-in-Control Agreements

Our Compensation Committee approved severance and change-in-control agreements (collectively, the “Agreement”) for Messrs. Bradie, Ibrahim, Mackey, Mujib and Sopp, along with certain other senior executive officers of the Company.

Circumstances That would Trigger Payments and Benefits

The Agreement will terminate automatically on the earlier of (i) the executive’s termination of employment with the Company or (ii) in the event of a change-in-control during the term of the Agreement, two years following the change-in-control. The Agreement provides for (i) severance termination benefits (prior to a change-in-control), (ii) double-trigger change-in-control termination benefits (on or after a change-in-control), and (iii) death, disability, and retirement benefits.

Under the Agreement, “cause,” “good reason,” and “change-in-control” are defined as follows:

“Cause” means any of the following: (i) the executive’s gross negligence or willful misconduct in the performance of the duties and services required of him by the Company; (ii) the executive’s conviction of, or plea other than not guilty to, a felony or a misdemeanor involving moral turpitude; or (iii) a material violation of the Company’s Code of Business Conduct. However, prior to a change-in-control, “cause” also means the executive’s failure to perform, in a reasonably satisfactory manner, the duties and services required of him by the Company, provided that the Company gives the executive at least 10 days’ written notice to cure the failure.

“Good Reason” means any of the following: (i) a material diminution in the executive’s base salary, (ii) a material diminution in the executive’s authority, duties, or responsibilities, including, with respect to Mr. Bradie, the failure to maintain him in the position of CEO of the Company or nominate him to stand for re-election to the Board of Directors, or (iii) unless agreed to by the executive, the relocation of the offices at which the executive is principally employed to a location more than 50 miles away. However, prior to a change-in-control, “good reason” means a 25% or more diminution in the executive’s base salary, unless a similar reduction is made to the base salaries of all senior executive officers of the Company, and with respect to Mr. Bradie, it also means (ii) and (iii) of the definition of “good reason” above.

“Change-in-Control” is generally triggered upon any of the following: (i) a person acquires 20% or more of the voting power of the Company, (ii) the majority of our Board of Directors changes, (iii) a merger or consolidation of the Company (unless it still controls a majority of the voting stock), (iv) a complete liquidation or dissolution of the Company, or (v) a sale, disposition, lease, or exchange of all or substantially all the Company’s assets.

If, prior to, on, or after a change-in-control, the Named Executive Officer dies or becomes disabled, then the Company will provide him with the following benefits: (a) the executive’s unearned bonus under the Company’s annual cash incentive plan payable for the fiscal year in which the executive’s date of termination occurs, with such bonus amount determined at the end of the performance period in accordance with the plan, and then such earned amount (if any) (x) prorated to the executive’s date of termination and (y) paid to the executive in a lump sum on the normal payment date for such annual bonuses under the plan, but not later than the March 15th following the end of the performance period, (b) the executive’s unpaid bonus (if any) accrued under the Company’s annual cash incentive plan for the fiscal year that ended on or immediately before the executive’s date of termination, which accrued bonus shall be paid to the executive in a lump sum on the normal payment date for such bonuses under the plan, but not later than the March 15th following the end of such prior performance period, (c) the restrictions on all restricted stock and restricted stock units of the executive shall lapse in full on his date of termination, (d) all stock options and stock appreciation rights (“SARs”) of the executive shall become fully vested and exercisable on his date of termination and may be exercised until the earlier of (i) the second anniversary of his date of termination, unless otherwise provided by the Compensation Committee, in its discretion, or (ii) the remaining term of such option or SAR, (e) all outstanding performance awards of the executive shall be prorated to his date of termination and to the extent such awards become “earned” based on actual performance results at the end of the performance period, shall be paid to the executive in a lump sum on the normal payment date for such awards under the plan, but not later than the March 15th following the end of the performance period, and (f) all account balances of the executive in all supplemental and/or non-qualified retirement plans of the Company and its affiliates shall become fully vested on his date of termination.

If, prior to, on, or after a change-in-control, the Named Executive Officer retires, then the Company will provide him with the above death and disability benefits, except that the executive may only exercise his stock options and SARs until the earlier of (a) the first anniversary of his date of termination, unless otherwise provided by the Compensation Committee, in its discretion, or (b) the remaining term of such option or SARs.

If, prior to, on, or after a change-in-control, the Named Executive Officer voluntarily terminates his employment for any reason other than a “good reason” or retirement, the executive will not be entitled to any payments or benefits and his vested stock options and SARs must be exercised within 30 days of the date of his termination, but not later than the option or SAR expiration date.

If, prior to, on, or after a change-in-control, the Named Executive Officer’s employment is terminated by the Company for “cause,” the executive will not be entitled to any severance payments or benefits.

If, prior to a change-in-control, the Named Executive Officer’s employment is terminated by us (except for “cause”), or if the Named Executive Officer terminates his employment for “good reason,” the Company will provide the executive with the following benefits: (a) a lump-sum cash payment equal to the sum of: (i) one (two with respect to Mr. Bradie) year’s base

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salary in effect at termination plus (ii) (two times with respect to Mr. Bradie) the executive’s annual target bonus opportunity, (b) all vested stock options and SARs may be exercised within the one-year period following his date of termination, but not later than the remaining term of the option or SARs, and (c) all unvested stock options, SARs, restricted stock, restricted stock units, and performance awards shall be forfeited, unless and to the extent provided otherwise by the Compensation Committee, in its discretion, with respect to non-performance awards. Notwithstanding the above, with respect to Messrs. Mackey and Sopp, who have Agreements that provide graded severance termination benefits based on service time with the Company, the Company will provide the same benefits as described above except that the lump-sum cash payment will be graded as follows: (i) one half of one year's base salary in effect at termination if the termination date occurs on or prior to the first anniversary of the executive’s employment commencement date with the Company; (ii) one year's base salary in effect at termination if the termination date occurs on or prior to the second anniversary of the executive’s employment commencement date with the Company but after the first anniversary of executive’s employment commencement date with the Company; or (iii) one year’s base salary in effect at termination plus the executive’s annual target bonus opportunity if the termination date occurs after the second anniversary of the executive’s employment commencement date with the Company.

If both (1) a change-in-control occurs and (2) on, or within two years after the change-in-control, the Company involuntarily terminates the Named Executive Officer’s employment without cause or the Named Executive Officer terminates his employment for “good reason” then, the Company will provide them with the following change-in-control termination benefits: (a) a lump sum cash payment equal to the sum of: (i) two times (three times with respect to Mr. Bradie) the executive’s base salary in effect at termination (or, if higher, the executive’s base salary in effect immediately prior to the change-in-control) plus (ii) two times (three times with respect to Mr. Bradie) the executive’s annual target bonus opportunity, (b) the executive’s unearned bonus under the Company’s annual cash incentive plan payable for the fiscal year in which the executive’s date of termination occurs, with such bonus amount determined at the end of the performance period in accordance with the plan, and then such earned amount (if any) (x) prorated to the executive’s date of termination and (y) paid to the executive in a lump sum on the normal payment date for such annual bonuses under the plan, but not later than the March 15th following the end of the performance period, (c) the executive’s unpaid bonus (if any) accrued under the Company’s annual cash incentive plan for the fiscal year that ended on or immediately before the executive’s date of termination, which accrued bonus shall be paid to the executive in a lump sum on the normal payment date for such bonuses under the plan, but not later than 74 days following the executive’s termination of employment with the Company, (d) all the outstanding stock options, SARs, restricted stock and restricted stock unit awards, and other equity based awards granted by the Company to the executive that are not performance awards shall become fully vested and immediately exercisable or payable in full on the effective date of the release required under the Agreement, provided such release is timely executed by the executive following his termination of employment with the Company, (e) all performance award units other than those that are covered under the Company’s annual cash incentive plan, shall become fully vested and paid at target performance as soon as administratively feasible following his termination of employment with the Company, but not later than March 15th following the year in which he terminated employment with the Company, (f) all account balances in any supplemental and/or nonqualified retirement plans shall become fully vested, and (g) welfare plan costs equal to two times (three times with respect to Mr. Bradie) the total annual cost to the executive and the Company of the medical, dental, life, and disability benefits provided to the executive and the executive’s eligible dependents by the Company for the year of the executive’s termination.

Determination of Appropriate Payment and Benefit Levels Under the Various Circumstances that Trigger Payments and Benefits

Our Compensation Committee engaged AonHewitt, its previous compensation consultant, to assist in the development of the Agreement. In February 2008, AonHewitt presented a comprehensive overview of market practices of severance and change-in-control benefits among our then Core Peer Group, as well as, AonHewitt’s knowledge of general market practices and emerging trends. In addition, AonHewitt provided the Compensation Committee with a proposed severance and change-in-control program that was consistent with the median of such Core Peer Group. Our Compensation Committee elected to move forward with the proposed program, except that the Compensation Committee wanted to make severance payments (without a change-in-control) more difficult to trigger as compared to the terms of the companies in such Core Peer Group. Further, our Compensation Committee elected to add a broad two-year clawback provision. Our Compensation Committee asked its Chairman to work with AonHewitt, in-house legal counsel, and outside legal counsel to prepare the Agreement consistent with these suggestions. In May 2008, AonHewitt presented the revised program, with all the potential costs associated with the suggested Agreement. After further review, and advice from outside legal counsel that the Agreement was more favorable to KBR than our peer companies with respect to severance (without a change-in-control) payment triggers and that it was consistent with our peer companies with respect to severance following a change-in-control, our Compensation Committee approved the Agreement in May 2008. Since May 2008, our Compensation Committee has regularly reviewed the Agreement to ensure it remains consistent with the median of our most current Core Peer Group, which is reviewed annually.

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Material Conditions or Obligations Applicable to the Receipt of Payments or Benefits

As a condition to receive the severance benefits upon a termination by the Company (except for “cause”) or a resignation by the executive for “good reason” or retirement, the executives must first execute a release and full settlement agreement. The Agreement also contains customary confidentiality, non-competition, and non-solicitation covenants, as well as a mandatory arbitration provision. In addition, the Agreement contains a clawback provision that allows the Company to recover any benefits paid under the Agreement if the Company determines within two years after the executive’s termination of employment that his employment could have been terminated for cause. The Agreement provides that all unvested stock options, SARs, restricted stock, restricted stock units, and performance awards granted to the executives by the Company will be forfeited upon severance (without a change-in-control). Such awards, however, will fully vest upon a double-trigger change-in-control termination.

No Employment Agreements

The Company has no employment agreements with its Named Executive Officers. Each of our Named Executive Officers has entered into severance and change-in-control agreements that only provide for severance-type benefits, as described in the above section.

CEO Pay Ratio

In 2015, the Securities and Exchange Commission adopted a rule to implement the pay ratio disclosure requirement mandated by Section 953(b) of the Dodd-Frank Act. In doing so, the Commission stated its belief that, in order for data points provided by the rule to be of use to investors, the pay ratio rule “should be designed to allow stockholders’ to better understand and assess a particular registrant’s compensation practices and pay ratio disclosures rather than to facilitate a comparison of this information from one registrant to another.”

Key Provisions of the rule are:

●

Companies must provide pay ratio disclosures for their first fiscal year that starts on or after January 1, 2017.

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Under the rule, companies must disclose: 1) the median of the annual total compensation of all employees (other than the CEO); 2) the annual total compensation of the CEO; and 3) the ratio between those two numbers.

●

The SEC did not exclude part-time, seasonal, or temporary employees from the pay ratio calculation. Independent contractors and leased workers may be excluded.

●

Companies are required to include non-U.S. employees in their calculation, but they may exclude employees who reside in foreign jurisdictions where it would not be feasible to obtain salary information without violating local data privacy laws. In addition, there is a de minimis provision that allows companies to omit up to 5% of their foreign employees based on data privacy or any other reason.

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In determining the median employee, companies may select any date within the last three months of their fiscal year.

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Companies are permitted to identify the median employee once every three years, unless there is a change in its employee population or compensation arrangements that would result in a significant change in its ratio.

●

Companies may use statistical sampling in identifying the median employee, but they must disclose their methodology used in calculating that number.

Pay Ratio Methodology and Calculation

Determination of Employee Population

The median employee that we used for purposes of calculating the CEO pay ratio in the 2018 Proxy Statement has been updated for purposes of our 2018 disclosure in this Proxy Statement to include employees from SGT and Aspire Defence that were added to our employee population following the acquisitions. We determined that, as of December 31, 2018 (which is the date we chose to identify our median employee), our employee population consisted of approximately 24,785 individuals working for the company and its consolidated subsidiaries, with approximately 12,763 of these individuals located in the United States and approximately 12,022 located in other countries. This population consisted of our full-time, part-time, external and temporary employees, as we do not have seasonal workers, and excludes approximately 11,000 employees working in joint ventures that are not consolidated subsidiaries of KBR and who are not otherwise our employees. We excluded 5% of our total employees in the following non-US jurisdictions: approximately 595 employees from Poland and 548 employees from Russia. We also excluded approximately 135 external employees whose take home pay is not controlled by KBR. As a result, the total number of employees used to identify the median of the annual total compensation of all our employees was approximately 23,507, of which approximately 12,628 were located in the United States and approximately 10,879 were located in other countries.

Consistently Applied Compensation Measure

We used total cash compensation for 2018 (without making any cost-of-living adjustment) as a consistently applied compensation measure to identify our median employee. Short- and long-term

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equity-based incentives were excluded from our compensation measure since such incentives are not broad-based and including them would not substantially impact the determination of our median employee. Total cash compensation is a relatively broad measure of pay and may not include equity-based compensation. The Company chose not to use earnings reported to the Internal Revenue Service on Form W-2 for employees in the United States because it would include equity-based compensation and is not a measure that can be easily applied consistently to employees outside of the United States. Compensation of employees who were on unpaid leave of absence was annualized.

Data Gathering

While the rule allows for statistical sampling and/or “other reasonable methods”, data collection was performed for all employees as it would have been costly to analyze how to create a subgroup that was representative for the entire employee population given that the non-U.S. employees included in the calculation are based in approximately 50 different countries.

Pay Ratio Calculation

After we identified our median employee, we combined all the elements of such employee’s compensation for the 2018 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $61,592. With respect to the annual total compensation of our CEO, we used $9,595,456, which is the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 156:1.

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Director Compensation

In 2018, all non-executive Directors received an annual retainer of $100,000. An additional annual retainer of $125,000 was paid to Mr. Carroll for his role as non-executive Chairman of the Board. The Chairman of each committee also received an additional annual retainer as follows: Audit—$20,000; Compensation—$15,000; Health, Safety, Security, Environment and Social Responsibility—$10,000; and Nominating and Corporate Governance—$10,000. As recommended by our Compensation Committee, in 2018 each of our non-executive Directors received an annual award of $150,000 worth of restricted stock units (“RSUs”) under the KBR Stock and Incentive Plan. The vesting period is six-month cliff vesting. Our Board of Directors established share ownership guidelines for the non-executive Directors in an effort to link more closely the financial interests of the non-executive Directors with those of KBR’s stockholders. Non-executive Directors are required to own KBR stock in an amount equal to five times the non-executive Director annual cash retainer within five years of joining the Board of Directors.

In December 2013, based on the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors adopted a nonqualified elective deferral plan for non-executive Directors. The plan, which became effective January 1, 2014, permits non-executive Directors to make an annual election to defer payment of some or all of their cash retainers and equity compensation for the following year. The non-executive Directors also have the option to elect to have their cash compensation converted to RSUs. For the 2018 plan year, General Lyles elected to defer 50% of his cash compensation and 100% of his equity compensation into the plan.

Our Compensation Committee reviews the competitiveness of the compensation of our non-executive Directors at least annually. The results of the most recent review were presented to our Board in May 2018, and based on these results, one change was made to the compensation of our non-executive Directors. In August 2018, our Board approved increasing the value of the annual award of RSUs from $110,000 to $150,000 beginning in the 2018 calendar year and for each subsequent calendar year to bring the Company’s average non-executive director compensation closer to the median of its peers. Since the Board had already granted an award of $110,000 worth of RSUs to each of our non-executive Directors in February 2018, the Board granted an additional award of $40,000 worth of RSUs to each of our non-executive Directors in August 2018. Prior to the increase in value of the annual award of RSUs, the last change approved by our Board was to increase the additional annual retainer for the Chairman of the Audit Committee from $15,000 to $20,000 beginning in the fourth quarter of 2016. There have been no increases to the additional annual retainers for the chairmen of the other committees since 2012. In addition, there has been no increase to the annual retainer since 2010, and prior to the increase in August 2018, the last increase to the annual award of RSUs was in 2012.

The following table sets forth certain information with respect to KBR’s director compensation for non-executive Directors during the fiscal year ended December 31, 2018.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Mark E. Baldwin	120,000	150,023	—	6,648	276,671
James R. Blackwell	100,000	150,023	—	4,335	254,358
Loren K. Carroll	225,000	150,023	—	920	375,943
Jeffrey E. Curtiss	55,000	110,012	—	—	165,012
Lester L. Lyles(6)	110,000	150,023	6,755	—	266,778
Wendy M. Masiello	100,000	150,023	—	—	250,023
Jack B. Moore	115,000	150,023	—	2,778	267,801
Ann D. Pickard	107,500	150,023	—	—	257,523
Umberto della Sala	100,000	150,023	—	8,737	258,760

(1)

Directors who were also full-time officers or employees of KBR received no additional compensation for serving as directors.

(2)

Director fees reflect fees earned in 2018, including fees that may have been deferred into the KBR Non-Employee Directors Elective Deferral Plan. Mr. Curtiss retired from the Board in May 2018 and therefore did not earn his cash retainer for the full year of 2018 nor did he receive the additional annual award of RSUs that was granted to all Directors in August 2018.

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(3)

The amounts in column (c) represent the grant date fair value of awards granted in 2018 pursuant to the KBR 2006 Stock and Incentive Plan. The fair values were determined in accordance with FASB ASC 718, “Stock Compensation.” Assumptions used in the calculation of these amounts are described in note 1 under “Description of Company and Significant Accounting Policies” and note 21 under “Share-based Compensation and Incentive Plans” of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2018. Dividends paid on the stock awards are not reported separately in this table because they are already factored into the grant date fair value. With respect to the awards granted in 2018, this column represents the vested and unvested award amounts. The unvested awards disclosed in this column, for each Director, except for Mr. Curtiss, due to his retirement from the Board in May 2018, pertain to an additional annual RSU grant of 1,971 RSUs, worth $40,011, that was granted in August 2018, and that award will vest in full six months after the grant date.

(4)

The amount in column (d) reflects the above-market or preferential earnings on nonqualified deferred compensation in General Lyles's cash retainer account under the KBR Non-Employee Directors Elective Deferral Plan.

(5)

The amounts in column (e) reflect travel expenses for spouses to accompany the Directors to one board meeting in 2018 and the reimbursement of the taxes associated with the payments of these expenses. The tax reimbursements for the spousal travel expenses equal $2,659 for Mr. Baldwin, $1,734 for Mr. Blackwell, $368 for Mr. Carroll, $1,111 for Mr. Moore, and $3,495 for Mr. della Sala.

(6)

General Lyles elected to defer 50% of his annual cash retainer payable for 2018 into the KBR Non-Employee Directors Elective Deferral Plan. Accordingly, he actually received only half of the amount in column (b) in cash in 2018.

KBR
wyle
KBRwyle

KBR operates and maintains the Brooks centrifuge in San Antonio, Texas – a human-rated centrifuge where fast-jet pilots and astronauts are trained. The centrifuge simulates gravitational forces (G-forces) that these individuals experience in their flying environment. While the centrifuge is capable of generating up to 30 Gs, typically the fast-jet community will experience 7 to 9 Gs, while astronauts will usually experience around 3 Gs and up to 8 Gs when simulating an emergency reentry.

(Photo courtesy of NASA)

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Certain Relationships and Related Transactions

We perform many of our projects through incorporated and unincorporated joint ventures. In addition to participating as a joint venture partner, we often provide engineering, procurement, construction, operations or maintenance services to the joint venture as a subcontractor. Where we provide services to a joint venture that we control and therefore consolidate for financial reporting purposes, we eliminate intercompany revenues and expenses on such transactions. In situations where we account for our interest in the joint venture under the equity method of accounting, we do not eliminate any portion of our revenues or expenses. We recognize the profit on our services provided to joint ventures that we consolidate and joint ventures that we record under the equity method of accounting primarily using the percentage-of-completion method.

Related Person Policies

Our Board of Directors has adopted a policy requiring its approval of any transactions involving our directors, executive officers or any nominees for director and any greater than 5% stockholders and their immediate family members. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) we (including any of our subsidiaries) were, or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director or holding less than a 10 percent beneficial ownership interest in another entity), and which is required by the rules and regulations of the SEC to be disclosed in our public filings. The Board of Directors will only approve transactions with related persons when the Board of Directors determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board of Directors will apply the following standards and such other standards it deems appropriate:

●

whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

●

whether the transaction is material to us or the related person;

●

the role the related person has played in arranging the related person transaction;

●

the structure of the related person transaction;

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the extent of the related person’s interest in the transaction; and

●

whether there are alternative sources for the subject matter of the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires KBR’s directors and executive officers, and persons who own more than ten percent of a registered class of KBR’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock of KBR.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that such reports accurately reflect all reportable transactions and holdings, with respect to the fiscal year ended December 31, 2018, and during 2019 through the date of this proxy statement, all officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

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Proposal No. 2 - Advisory Vote to Approve Named Executive Officer Compensation

The Board of Directors recommends that you vote FOR the advisory vote to approve our NEOs’ compensation as disclosed in this proxy statement. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless stockholders specify otherwise.

As required by Section 14A(a)(1) of the Exchange Act, the Board of Directors is providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our Named Executive Officers (“NEOs”) as disclosed in this proxy statement.

The eighth stockholder advisory vote to approve named executive officer compensation since the initial public offering of KBR’s common stock was held last year at KBR’s 2018 Annual Meeting of Stockholders. Under KBR’s Bylaws, the 2018 advisory vote was in favor of approval of our named executive officer compensation, that choice having been selected by the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote. The Compensation Committee considered the results to be an affirmation of the stockholders’ support of our compensation policies and decisions. The second advisory vote on the frequency of advisory votes to approve named executive officer compensation was held at KBR’s 2017 Annual Meeting of Stockholders. Under KBR’s Bylaws, the advisory vote on the frequency of the advisory vote to approve named executive officer compensation was in favor of one year, with that period having been selected by the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote. In light of these voting results, KBR’s Board of Directors determined that KBR will hold an advisory vote to approve named executive officer compensation each year until the results of the next advisory vote on the frequency of advisory votes to approve named executive officer compensation are reviewed at the 2023 annual meeting.

Executive Compensation

The Compensation Committee establishes, recommends and governs all the compensation and benefits policies and actions for KBR’s NEOs, as defined above under “Compensation Discussion and Analysis — Executive Summary.” Consistent with our compensation philosophy, our executive compensation program has been designed to achieve the following primary objectives:

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provide a clear and direct relationship between executive pay and Company (and Business, as applicable) performance, both on a short and long-term basis;

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emphasize operating performance measures;

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link executive pay to measures of stockholder value;

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support our business strategies and management processes in order to motivate our executives; and

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generally target base salary, short-term incentives, long-term incentives, and total compensation levels near the 50th percentile of the competitive market for good performance, and above the 50th percentile of the competitive market for consistent, outstanding performance over time, but we also consider other factors, including differences in our position responsibilities compared to our peers, experience, retention risk, and internal equity.

In consideration of these objectives, KBR provides pay that is highly dependent on performance (both short and long-term) in order to align total compensation with stockholder interests. Performance pay represents the majority of our CEO’s compensation as a percentage of total compensation. We continually review best practices in governance and executive compensation. In observance of such best practices, KBR:

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does not maintain employment agreements with the NEOs;

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does not provide excise tax gross-ups;

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has incentive plans that discourage undue risk and align executive rewards with short and long-term company performance; and

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requires executives to satisfy stock ownership requirements.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

While the resolution is non-binding, the Board of Directors values the opinions that stockholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions.

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KBR played an integral part in the development of Yas Island in Abu Dhabi as the Project Management Consultant delivering a unique international tourist destination in addition to a sustainable resident community including a Formula 1 Grand Prix Circuit, Ferrari World theme park, hotels, marinas, golf courses, and a 20,000-person camp for the site's construction workers.

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Part Four Audit Matters Audit Committee Report 82 Approved Principal Accountant Fees and Services 84 Pre-Approval Policy 84 Proposal No. 3 - Ratify the Appointment of Independent Registered Public Accounting Firm 85

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Audit Committee Report

KBR’s Audit Committee operates under a written charter adopted by the Board that outlines the responsibilities of, and practices followed by, the Committee. A copy of the Charter is available on KBR’s website, www.kbr.com, by choosing “Our Company” under the “About” menu, then selecting “Corporate Governance” and “Board Committees.” We review and reassess the charter annually and recommend any changes to the Board of Directors for approval. We met 10 times in 2018 and this report summarizes the activities of the Committee during those meetings.

KBR’s management is responsible for preparing KBR’s financial statements and the principal independent accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain and oversee the work of the principal independent accountants.

Primary Responsibilities and 2018 Actions

The Audit Committee assists the Board in overseeing the accounting and financial reporting process and integrity of the financial statements of the Company; the compliance by the Company with legal and regulatory requirements; and the performance of the internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting. In 2018, in fulfilling these responsibilities, among other things, we:

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Met with senior members of the Company’s financial management team at each meeting;

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Held separate private sessions, during regularly scheduled meetings, with each of the Company’s Chief Financial Officer, Chief Accounting Officer, General Counsel, and Head of Internal Audit, providing an opportunity for candid discussions regarding financial management, legal, accounting, auditing, and internal controls matters;

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Reviewed and discussed with management the Company’s earnings releases and the financial results for each quarterly period and for the fiscal year as set out in the Company’s Forms 10-Q and Form 10-K prior to filing with the SEC;

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Received periodic reports on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

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Met with the Chief Information Officer to review and discuss cybersecurity initiatives, a review of data privacy and security controls, and measures implemented to improve systems and processes;

●

Reviewed and discussed with senior management significant risks and exposures identified by management and the Company’s processes related to risk assessment and management, including the Company’s enterprise risk management process;

●

Reviewed and discussed with senior management, including the Head of Internal Audit, prior period adjustments and significant changes in estimates of costs to complete certain engineering, procurement and constructions projects and the evaluation of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting;

●

Met with the General Counsel and Chief Compliance Officer to receive status reports on compliance matters and to discuss the effectiveness of the Company’s compliance program;

●

Discussed with the Company’s financial management the plans and procedures for implementation of FASB Accounting Standards Update No, 2016-02 Leases, and the anticipated impact of the new standard on the controls and financial statements of the Company;

●

Reviewed and discussed with senior management major financial risk exposures, including a review of the funding valuation and investment processes of the Company’s pension plan in the UK, a review of tax planning, tax valuation allowances and certain tax positions, and periodic reviews of the financial covenants under the Company’s revolving credit agreement and liquidity positions and analysis; and

●

Reviewed the Company’s internal audit plan, received individual audit reports, discussed with management measures implemented in response to internal audits, and reviewed the performance of the Company’s internal audit function.

Oversight of Independent Auditors

In addition to the responsibilities described above, the Audit Committee oversees the audits of the Company’s financial statements and the independence, qualifications, and performance of the independent auditors. In fulfilling our oversight role for the year ended December 31, 2018, under the Audit Committee’s charter, among other things, we reviewed and discussed with KPMG LLP, the Company’s independent auditors and principal independent accountants, as well as with senior members of the Company’s financial management team, the overall audit scope and plan, the results of the external audit, and evaluations by KPMG LLP of the Company’s internal controls over financial reporting, the quality of the Company’s financial reporting, and the effectiveness of the Company’s disclosure controls and procedures. KPMG LLP also reported to us on significant accounting judgments and estimates made by management in preparing the financial statements as well as their analysis and assessment of significant risks. We also discussed with KPMG LLP the matters required to be communicated pursuant to the standards promulgated by the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

We discussed with KPMG LLP their assessment of their independence, including with respect to the tax services provided by them, and received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with us concerning independence.

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2018 Audited Financial Statements

Based on our review of the audited financial statements, discussions with management and with KPMG LLP, and our review of KPMG LLP’s written disclosures and letter, we recommended to the Board of Directors that the audited financial statements be included in KBR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC. Our recommendation considers our review of that firm’s qualifications as independent accountants for the Company. Our review also included matters required to be considered under SEC rules on auditor independence, including the nature and extent of non-audit services. In our judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm’s independence.

After discussions with management, considering KPMG LLP’s historical and recent performance of KBR’s audit, the capabilities and performance of the audit team, and KPMG LLP’s independence, the Committee concluded that it would be in the best interests of KBR and its stockholders to retain KPMG LLP to serve as the independent registered public accounting firm to audit the consolidated financial statements for KBR for 2019 and recommend that such appointment be ratified by stockholders at the 2019 annual meeting of the Company.

Respectfully submitted,

The Audit Committee of Directors

Mark E. Baldwin, Chairman
Loren K. Carroll
Wendy M. Masiello
Ann D. Pickard

March 20, 2019

KBR and its joint venture partners delivered the onshore front-end engineering and design for a third liquefaction train at the Tangguh LNG Project in West Papua province, Indonesia following the successful completion of the two train Tangguh LNG plant and associated facilities.

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Approved Principal Accountant Fees and Services

The following table presents the pre-approved fees for audit services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2018, and December 31, 2017, and fees billed or expected to be billed for audit-related, tax and all other services rendered by KPMG during those periods.

Thousands of dollars	2018	2017
Audit fees(1)	$6,009	$5,654
Audit-related fees(2)	11	10
Tax fees(3)	1,362	260
All other fees	—	—
TOTAL	$7,382	$5,924
(1)

Audit fees represent the pre-approved aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2018, and December 31, 2017. With respect to the audit fees in 2017 this amount reflects an additional $400,000. This variance was noted as being still in discussion with KPMG and had not been approved and billed as of the date of last year's Proxy Statement. Audit fees also include the audits of many of our subsidiaries in regard to compliance with statutory requirements in foreign countries, and review of registration statements.

(2)

Audit-related fees primarily include professional services rendered by KPMG for special purpose audits of separate KBR entities primarily related to jurisdictional licensing requirements.

(3)

2018 tax fees consist of the aggregate fees for professional services rendered by KPMG for federal, state and international tax compliance for $1,226,000 and advice for $136,000.

Pre-Approval Policy

The Audit Committee is directly responsible for appointing, setting compensation for and overseeing the work of KPMG, our principal independent registered public accounting firm. The Audit Committee has established written pre-approval policies requiring approval by the Audit Committee of all services to be provided by KPMG and all audit services provided by other independent accountants. The policy provides that all audit, audit-related and tax services to be provided by KPMG will be described in a written plan submitted to the Audit Committee annually for pre-approval. The Audit Committee, its Chairman or another Audit Committee member designee must pre-approve any audit, audit-related or tax services to be provided by KPMG that were not submitted for annual pre-approval if the fees to be paid for such services will exceed $150,000. All other services for fees in excess of $50,000 must be specifically approved in the same manner as audit, audit-related and tax services greater than $150,000. Any services provided by KPMG must be pre-approved by the Audit Committee if the fees are $250,000 or greater.

The policy also provides that all audit services to be provided by independent public accountants other than KPMG will be described in writing and presented to the Audit Committee by our Chief Accounting Officer annually for pre-approval. Any audit services not included in the annual pre-approved plan must be approved in the same manner as unplanned audit, audit-related and tax services to be provided by KPMG.

As permitted by the SEC, to ensure prompt handling of unexpected matters, our policy allows for the delegation of the Audit Committee’s pre-approval authority under the policy to the Chairman or another member of the Audit Committee designated by the Audit Committee or the Chairman. Any pre-approval decisions by the Audit Committee Chairman or other Audit Committee designee will be reported to the Audit Committee at the next regularly-scheduled meeting following any such decisions.

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Proposal No. 3 - Ratify the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements for KBR as of and for the year ending December 31, 2019. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless stockholders specify otherwise.

KPMG LLP has audited the financial statements of KBR and its predecessor beginning with the year ended December 31, 2004. A resolution will be presented at the Annual Meeting of Stockholders to ratify the appointment by the Audit Committee of the Board of Directors of that firm as independent registered public accounting firm to audit the consolidated financial statements of KBR as of and for the year ending December 31, 2019. The engagement of KPMG LLP was made by the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in KBR. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with KBR in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

As a matter of good corporate governance, the Audit Committee of the Board of Directors submits the selection of the independent registered public accounting firm, KPMG LLP, to our stockholders for ratification. The proposal to ratify the appointment of KPMG LLP will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting of Stockholders. If our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019, but the Audit Committee may also elect to retain KPMG LLP. Even if the selection of KPMG LLP is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such change would be appropriate.

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This photo was captured from outside the enormous mouth of NASA's giant thermal vacuum chamber, called Chamber A, at Johnson Space Center in Houston. Previously used for manned spaceflight missions, this historic chamber is now filled with engineers and technicians preparing a lift system that will be used to hold the James Webb Space Telescope during testing. The James Webb Space Telescope is the scientific successor to NASA's Hubble Space Telescope and will be the most powerful space telescope ever built. KBR supports Webb's Optical Telescope Instrument and Integrated Science Instrument Module to ensure that all components and subsystems are designed, manufactured, tested, processed and transported appropriately.

(Photo courtesy of NASA)

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Part Five Additional Information Questions and Answers About Voting 88 Additional Information 90 Stockholder Proposals for 2019 Annual Meeting and Director Nominations 90 Proxy Solicitation Costs 90 Other Matters 90 Additional Information Available 90 The “Carrier Strike Group 5” led by the nuclear-powered aircraft carrier USS RONALD REAGAN (CVN 76) with an Air Force B-52 Stratofortress bomber and Navy F/A-18 Hornet strike fighters in the Western Pacific. KBR provides acquisition services, sustainment engineering, and systems engineering and integration support across a number of U.S. Navy and Air Force aircraft platforms. Additionally, KBR manages depot maintenance activities in government depots for a wide range of Navy and Air Force aircraft systems.

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Questions and Answers About Voting

The following are answers to common questions about voting KBR shares at the meeting. If your question is not addressed below or elsewhere in this proxy statement, please contact KBR’s Investor Relations Department at (713) 753-5082 or (866) 380-7721.

IF YOU PLAN TO ATTEND:

Attendance at the meeting is limited to stockholders as of close of business on the record date or their duly appointed proxy holders. No guests will be admitted. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin promptly at 9:00 a.m. Each stockholder and proxy holder holding KBR shares in brokerage accounts is required to bring a copy of a brokerage statement, voting instruction form or legal proxy reflecting stock ownership as of the record date. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

Who is Entitled to Vote?

Holders of record at the close of business on March 22, 2019, which is the record date for the meeting, will be entitled to one vote per share. Fractional shares will not be voted. On the record date, KBR had 141,448,558 shares of common stock, par value $0.001 per share, outstanding.

Who is Soliciting My Proxy to Vote My Shares?

KBR’s Board of Directors is soliciting your proxy, or your authorization for our representatives to vote your shares. Your proxy will be effective for the May 15, 2019, meeting and at any adjournment or postponement of that meeting.

What Constitutes a Quorum?

For business to be conducted at the meeting, a quorum constituting a majority of the shares of KBR common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy. Abstentions and broker non-votes (described below) will be counted for purposes of determining whether a quorum is present at the meeting. If a quorum is not present, the Chairman of the Board or a majority of stockholders present in person or represented by proxy and entitled to vote, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present.

How Do I Give Voting Instructions?

As described on the enclosed proxy card, proxies may be submitted:

●

over the Internet,

●

by telephone, or

●

by mail.

Votes submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on Tuesday, May 14, 2019.

Can I Change My Vote?

A proxy may be revoked by a stockholder at any time before it is voted by:

●

giving notice of the revocation in writing to KBR’s Corporate Secretary at 601 Jefferson Street, Houston, Texas 77002;

●

submitting another valid proxy by mail, telephone, or over the Internet that is later dated and, if mailed, is properly signed; or

●

voting in person at the meeting.

What are Voting Requirements to Elect the Directors and Approve Each of the Proposals?

To be elected to the Board of Directors in an uncontested election, a candidate must receive a majority of votes cast (the number of votes cast “for” a candidate must exceed the number of votes cast “against” the candidate). An instruction to “abstain” with respect

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to any director means your shares will not be voted or counted in the total votes cast with respect to that director, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum. To be elected to the Board of Directors in a contested election, the directors shall be elected by the vote of a plurality of the votes cast.

With respect to each matter other than the election of directors, adoption of proposals will require the affirmative vote of a majority of the shares of KBR’s common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

If My Shares are Held in “Street Name” By My Broker, How Will My Shares Be Voted?

Shares held in street name which are not voted by a broker on a matter in the absence of instructions from the beneficial owner, known as broker non-vote shares, will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not be counted for or against the matter unless you provide instructions to your broker. Your vote is important, and we request that you vote your shares as promptly as possible by returning your instructions to your broker.

What Happens if I Abstain or Withhold My Vote on any Proposal?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. Abstentions from voting will not be taken into account in determining the outcome of the election of directors. With respect to each matter other than the election of directors, abstentions will be included in the voting tally and will have the same effect as a vote against all other proposals.

How Does KBR Distribute Proxy Materials?

To expedite delivery, reduce our costs and decrease the environmental impact of our proxy materials, we used “Notice and Access” in accordance with an SEC rule that permits us to provide proxy materials to our stockholders over the Internet. By April 1, 2019, we sent a Notice of Internet Availability of Proxy Materials to certain of our stockholders containing instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form. Stockholders who do not receive the Notice will continue to receive either a paper or electronic copy of our proxy statement and Annual Report, which will be sent on or about April 1, 2019.

Does KBR Offer Electronic Delivery of Proxy Materials?

Yes. KBR encourages you to reduce printing and mailing costs by signing up for electronic delivery of KBR stockholder communications. With electronic delivery, you will receive documents such as the Annual Report and the proxy statement as soon as they are available, without waiting for them to arrive in the mail. Electronic delivery also can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings.

To sign up for electronic delivery, please follow the instructions on your proxy card to vote by Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

What is “Householding?”

In accordance with notices that KBR sent to certain stockholders, KBR is sending only one copy of its meeting materials to stockholders who share the same address, unless they have notified KBR that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or proxy statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to 1-866-540-7095. You will begin to receive individual copies within 30 days after your request.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing KBR stock at two different brokerage firms, your household will receive two copies of the notice or meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of the notice or meeting materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program. See “Does KBR offer electronic delivery of proxy materials?”

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Additional Information

Stockholder Proposals for 2019 Annual Meeting and Director Nominations

In order for stockholder proposals to have been properly submitted for presentation at our Annual Meeting of Stockholders, we must have received notice of the proposal not earlier than January 14, 2019, nor later than February 13, 2019 (the 120th and 90th days, respectively, prior to May 15, 2019, the intended date of the 2019 Annual Meeting of Stockholders). Your proposal must comply with Article I, Section 9 of our Bylaws.

A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require KBR to include the proposed nominee or business in KBR’s proxy solicitation materials.

If you wish to present a proposal to be considered for inclusion in our proxy material for our Annual Meeting of Stockholders to be held in 2020, you must submit the proposal in writing to our Corporate Secretary at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, and we must receive your proposal not later than December 1, 2019 (the 120th day prior to April 1, 2020, the one-year anniversary of the date on which we estimated that we would send our materials for our 2019 Annual Meeting of Stockholders). Proposals submitted for inclusion in our proxy materials must comply with Rule 14a-8 under the Exchange Act.

Proxy Solicitation Costs

The proxies accompanying this proxy statement are being solicited by KBR. The cost of soliciting proxies will be paid by KBR. We have retained D.F. King & Co. to aid in the solicitation of proxies. For these services, we will pay D.F. King & Co. $8,500 and reimburse it for out-of-pocket expenses. Some executive officers and other employees of KBR also may solicit proxies personally, by telephone, mail, facsimile or other means of communication, if deemed appropriate. KBR will, upon request, reimburse banks, brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of KBR common stock.

Other Matters

As of the date of this proxy statement, we know of no business that will be presented at the 2019 Annual Meeting of Stockholders other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting of Stockholders for action by stockholders, it is intended that proxies in the accompanying form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

Additional Information Available

KBR files an Annual Report on Form 10-K with the U.S. Securities and Exchange Commission. Stockholders may obtain a copy of this report (without exhibits), without charge, by writing to KBR’s Investor Relations Department at 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

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Forward Looking Statement

This proxy statement contains forward-looking statements regarding our plans, objectives, goals, strategies, future events, future financial performance and other information that is not historical. When used in this proxy statement, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. Such statements are based upon our current expectations and various assumptions, which are made in good faith, and we believe there is a reasonable basis for them. However, because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from the forward-looking statements contained in this proxy statement. Additional information about potential risk factors that could affect our business and financial results is included in our most recently filed Form 10-K, any subsequent Form 10-Qs and 8-Ks, and any other Securities and Exchange Commission Filings.

We caution you not to place undue reliance on the forward-looking statements included in this proxy statement, which speak only as of the date hereof. We disclaim any intent or obligation, except as required by law, to revise or update this information to reflect new information or future events or circumstances.

Non-GAAP Reconciliation: EBITDA and Adjusted EPS

EBITDA is defined as earnings before interest income / expense, income taxes, other non-operating income / expense, depreciation and amortization.

($ in millions)	Fiscal Year 2017	Fiscal Year 2018
Net income attributable to KBR	$434	$281

Add Back:
Interest expense	21	66
Provision (benefit) for income taxes	(193)	88
Other non-operating expense	(4)	6
Halliburton tax sharing agreement	14	0
Depreciation & amortization	48	63
EBITDA	$320	$504

	Fiscal Year 2017	Fiscal Year 2018
EPS (Diluted)	$3.06	$1.99

Add Back:
Legacy legal fees	0.10	0.06
Non-cash tax benefit for 2017 Tax Reform	(0.13)	0.00
Non-cash tax valuation allowance reduction	(1.58)	0.00
Impairment of shareholder loan receivable	0.04	0.00
Acquisition & Integration related expenses	0.00	0.04
Amortization related to Aspire Defence acquisition	0.00	0.06
Non-cash imputed interest on conversion option	0.00	0.01
Aspire Defence gain on consolidation	0.00	(0.63)
ADJUSTED EPS	$1.49	$1.53
PEMEX settlement gain	(0.18)
	$1.31
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www.kbr.com

Listed on the NYSE: KBR

© 2019 KBR, Inc. All Rights Reserved

ZERO HARM 24/7
courage to care

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KBR

KBR, INC.
ATTN: ADAM KRAMER
601 JEFFERSON STREET
HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	Mark E. Baldwin	☐	☐	☐
1B	James R. Blackwell	☐	☐	☐
1C	Stuart J. B. Bradie	☐	☐	☐
1D	Lester L. Lyles	☐	☐	☐
1E	Wendy M. Masiello	☐	☐	☐
1F	Jack B. Moore	☐	☐	☐
1G	Ann D. Pickard	☐	☐	☐
1H	Umberto della Sala	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Advisory vote to approve KBR's named executive officers' compensation.	☐	☐	☐
3. Ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements for KBR, Inc. as of and for the year ending December 31, 2019.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000410945_1 R1.0.1.18

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Combined Document are available at www.proxyvote.com

KBR, INC.
Annual Meeting of Stockholders
May 15, 2019
This proxy is solicited by the Board of Directors

The undersigned stockholder of KBR, Inc., a Delaware corporation, hereby acknowledges the receipt of the Notice of 2019 Annual Stockholders' Meeting and Proxy Statement, each dated April 1, 2019, and hereby appoints General Lester L. Lyles, USAF (Ret.) and Eileen G. Akerson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2019 Annual Meeting of Stockholders of KBR, Inc., to be held on May 15, 2019 at 09:00 a.m. CDT, in The Texas Room, 601 Jefferson St., Houston, TX 77002, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN THIS PROXY STATEMENT; FOR THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION; FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS FOR KBR AS OF AND FOR THE YEAR ENDING DECEMBER 31, 2019; AND AS SAID PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

0000410945_2 R1.0.1.18

Continued and to be signed on reverse side